UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

First Amendment

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MAMAMANCINI’S HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-270087	27-0607116
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Branca Road, East Rutherford, NJ (Address of Principal Executive Offices)	07073 (Zip Code)

Registrant’s telephone number, including area code: (201) 531-1212

n/a

(Former name or former address, if changed since last report)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities Exchange Commission nor any state securities commissions have approved or disapproved of these securities or passed upon the adequacy of the Prospectus. Any representation to the contrary is a criminal offense.

EXPLANATORY NOTE

The purpose of this Amendment No. 1 is to respond to comments by the Commission in its letter dated March 9, 2023.

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-270087

Dated March 15, 2023

MAMAMANCINI’S HOLDINGS, INC.

835,939 Shares of Common Stock

Par Value $0.00001 Per Share

This prospectus relates to the offering by the selling stockholders of MAMAMANCINI’S HOLDINGS, INC. of up to 835,939 shares of our common stock comprising 822,229 shares underlying the conversion right for the Company’s Series B Preferred Stock and 13,650 shares underlying Placement Agent Warrants issued by the Company in connection with its offering of Series B Preferred Stock. We will not receive any proceeds from the sale of common stock.

The selling stockholders have advised us that they will sell the shares of common stock from time to time in broker’s transactions, in the open market, on the NASDAQ, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We will pay the expenses incurred to register the shares for resale, but the selling stockholders will pay any underwriting discounts, commissions or agent’s commissions related to the sale of their shares of common stock.

Our common stock is traded on the NASDAQ under the symbol “MMMB”. On February 16, 2023, the closing sale price of our common stock was $1.875 per share.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized anyone to provide you with different information.

Investing in these securities involves significant risks. See “Risk Factors” beginning on page 11.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 15, 2023.

The information contained in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by MAMAMANCINI’S HOLDINGS, INC. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

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SUMMARY INFORMATION AND RISK FACTORS

The items in the following summary are described in more detail later in this prospectus. This summary provides an overview of selected information and does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

For purposes of this prospectus, unless otherwise indicated or the context otherwise requires, all references herein to “MamaMancini’s”, “the Company”, “we,” “us,” and “our,” refer to MAMAMANCINI’S HOLDINGS, INC., a Nevada corporation.

SUMMARY OF THE COMPANY

Our History

MamaMancini’s Holdings, Inc. (formerly Mascot Properties, Inc.) was incorporated in the State of Nevada on July 22, 2009. Mascot Properties, Inc.’s (“Mascot”) activities since its inception consisted of trying to locate real estate properties to manage, primarily related to student housing, and services which included general property management, maintenance and activities coordination for residents. Mascot did not have any significant development of such business and did not derive any revenue. Due to the lack of results in its attempt to implement its original business plan, management determined it was in the best interests of the shareholders to look for other potential business opportunities.

On February 22, 2010, MamaMancini’s LLC was formed as a limited liability company under the laws of the state of New Jersey in order to commercialize our initial products. On March 5, 2012, the members of MamaMancini’s, LLC, holders of 4,700 units (the “Units”) of MamaMancini’s LLC, exchanged the Units for 15,000,000 shares of common stock and those certain options to purchase an additional 223,404 shares of MamaMancini’s Inc. (the “Exchange”). Upon consummation of the Exchange, MamaMancini’s LLC ceased to exist and all further business has been and continues to be conducted by MamaMancini’s Inc.

On January 24, 2013, Mascot, Mascot Properties Acquisition Corp, a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), MamaMancini’s Inc., a privately-held Delaware Corporation headquartered in New Jersey (“Mama’s”) and David Dreslin, an individual (the “Majority Shareholder”), entered into an Acquisition Agreement and Plan of Merger (the “Agreement”) pursuant to which the Merger Sub was merged with and into Mama’s, with Mama’s surviving as a wholly-owned subsidiary of the Company (the “Merger”). The transaction (the “Closing”) took place on January 24, 2013 (the “Closing Date”). Mascot acquired, through a reverse triangular merger, all of the outstanding capital stock of Mama’s in exchange for issuing Mama’s shareholders (the “Mama’s Shareholders”), pro-rata, a total of 20,054,000 shares of the Company’s common stock. As a result of the Merger, the Mama’s Shareholders became the majority shareholders of Mascot. Immediately following the Closing of the Agreement, Mascot changed its business plan to that of Mama’s. On March 8, 2013, Mascot received notice from the Financial Industry Regulatory Authority (“FINRA”) that its application to change its name and symbol had been approved and effective Monday, March 11, 2013, Mascot began trading under its new name, “MamaMancini’s Holdings, Inc.” (“MamaMancini’s” or the “Company”) and under its new symbol, “MMMB”.

On November 1, 2017, MamaMancini’s, Joseph Epstein Food Enterprises, Inc., a New Jersey corporation (“JEFE”), and MMMB Acquisition, Inc., a Nevada corporation and wholly owned subsidiary of MamaMancini’s (“Merger Sub”), completed a merger transaction whereby JEFE merged with and into Merger Sub, with Merger Sub continuing as the surviving entity and a wholly owned subsidiary of MamaMancini’s. Under the terms of the Merger Agreement and in connection with the merger, the Company acquired all assets of JEFE. The consideration for the transaction was (a) the extinguishment of the Inter-Company Loan between the parties, (b) the assumption by the Company of all JEFE accounts payable and accrued expenses (c) assumption by the Company of certain third-party loans to JEFE totaling approximately $782,000 and (d) indemnification of Carl Wolf with respect to his collateralization of a bank loan to JEFE in the amount of approximately $250,000. As a result of the transaction, (i) the Company became the sole shareholder of JEFE, which became a wholly-owned subsidiary of the Company. No cash or stock was exchanged in connection with the transaction.

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On December 23, 2021, the Company announced the signing of definitive agreements for two acquisitions – T&L Creative Salads, Inc. (“T&L”) and Olive Branch, LLC (“OB”), which are related gourmet food manufacturers based in New York. The Closing of these transactions occurred and the transactions were completed on December 29, 2021. The Company acquired T&L and OB for a combined purchase price of $14.0 million, including $11 million in cash at closing and $3 million in a promissory note. The promissory note requires annual principal payments of $750,000 payable on each anniversary of the closing, together with accrued interest at a rate of three and one-half (3.5%) per annum. The maker of the Note is T&L Acquisition Corp, a wholly-owned subsidiary of the Company, and it is guaranteed by the Company. The maker has a right of set-off against the balance due for any matters which are the subject of an indemnification under the transaction agreements. The cash payment was funded through cash on hand and a $7.5 million acquisition loan from M&T Bank (see below). Anthony Morello, Jr. will remain as CEO of T&L Acquisition Corp.

On December 29, 2021, the Company entered into a Multiple Disbursement Term Loan (“Loan”) with M&T Bank for the original principal amount of $7,500,000 payable in monthly installments over a 60-month amortization period. The Maturity Date of the Loan is January 17, 2027. Interest is payable on the unpaid principal amount of the Loan at a variable rate per annum based on the Company’s Senior Funded Debt/EBITDA Ratio (as defined in the Credit Agreement between Borrower and Bank) established with respect to the Borrower as of the date of any advance under the Loan as follows: if the Senior Funded Debt/EBITDA ratio is: (i) greater than 2.25 but less than or equal to 2.50, 4.12 percentage point(s) above one-day (i.e., overnight) SOFR (as defined); (ii) greater than 1.50 but less than or equal to 2.25, 3.62 percentage points above one-day SOFR; or (iii) 1.50 or less, 3.12 percentage points above one-day SOFR. In all events set forth at subsections (i) through (iii) in the preceding sentence, if SOFR shall at any time be less than 0.25%, one-day SOFR shall be deemed to be 0.25% and the foregoing margins shall be applied to the SOFR Index Floor.

All of the proceeds of the Loan were utilized to fund the acquisition of T&L and OB.

Our Company

MamaMancini’s roots go back to our founder Dan Dougherty, whose grandmother Anna “Mama” Mancini emigrated from Bari, Italy to Bay Ridge, Brooklyn in 1921. Our products were developed using her old-world Italian recipes that were handed down to her grandson, Dan Dougherty. Today we market a line of all-natural specialty prepared, refrigerated foods for sale in retailers around the country. Our primary products include beef and turkey meatballs, meat loaf, chicken, sausage-related products and pasta entrees.

Our products are all natural, contain a minimum number of ingredients and are generally derived from the original recipes of Anna “Mama” Mancini. Our products appeal to health-conscious consumers who seek to avoid artificial flavors, synthetic colors and preservatives that are used in many conventional packaged foods.

The United States Department of Agriculture (the “USDA”) defines all natural as a product that contains no artificial ingredients, coloring ingredients or chemical preservatives and is minimally processed. The Company’s products were submitted to the USDA and approved as all natural. The Food and Safety and Inspection Service (“FSIS”) Food Standards and Labeling Policy Book (2003) requires meat and poultry labels to include a brief statement directly beneath or beside the “natural” Label claim that “explains what is meant by the term natural i.e., that the product is a natural food because it contains no artificial ingredients and is only minimally processed”. The term “natural” may be used on a meat label or poultry label if the product does not contain any artificial flavor or flavoring, coloring ingredient, chemical preservative, or any other artificial or synthetic ingredient. Additionally, the term “all natural” can be used if the FSIS approves your product and label claims. The Company’s product and label claims have been approved by the FSIS to contain the all-natural label.

Our products are principally sold to supermarkets, club chains and mass-market retailers. We currently have more than 50 primary product offerings across our beef, chicken, salad & olive portfolios which are packaged in different sized retail and bulk packages. Our products are principally sold in the Deli section of the supermarket, including hot bars, salad bars, prepared foods (meals), sandwich, as well as cold deli and foods-to-go sections. Our products are also sold in the fresh meat section. We sell directly to both food retailers and food distributors.

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Finally, we also sell our products on QVC through live on-air offerings, auto ship programs and for everyday purchases on their web site. QVC is the world’s largest direct to consumer marketer.

On December 29, 2021 MamaMancini’s made two acquisitions which expand the company’s core product lines, and access to specific markets. T &L Creative Salads, Inc. (“T&L”) and Olive Branch, LLC, are related premier gourmet food manufacturers based in New York. T&L offers a full line of protein, salad and sandwich products for retail food chains and club stores, delis, bagel stores, caterers and provision distributors. T&L uses high-quality meats, seafood and vegetables, prepared to meet the standards set forth by the USDA and the FDA.

T&L sales are spearheaded by a line of chicken products, including grilled and breaded chicken breasts, chicken strips as well as a kosher salad line. T&L’s SQF level 2 state-of-the-art USDA facility in Farmingdale, New York has positioned it to expand its operations nationally into MamaMancini’s network of retailers and club stores. T&L actively sells its salads and prepared products to over 250 delis, bagel shops, smaller retail accounts and food distributors in the New York metropolitan area, representing over 35% of T&L’s current sales volume.

Olive Branch started operations six years ago as a separate company to concentrate on selling olives, olive mixes, and savory products to a limited number of large retail customers, primarily in pre-packaged containers. Olive Branch products are manufactured at the same facility as T&L in Farmingdale, NY.

Industry Overview

Our products are considered specialty prepared foods, in that they are all natural, taste great, are authentic and are made with high quality ingredients. The market for specialty and prepared foods spans several sections of the supermarket, including, deli, prepared foods, and the specialty meat segment of the fresh meat department.

Our Strengths

We believe that the following strengths differentiate our products and our brand:

●	Authentic recipes and great taste. Our MamaMancini’s products are founded upon Anna “Mama” Mancini’s old-world Italian recipes. We believe the authenticity of our products has enabled us to build and maintain loyalty and trust among our current customers and will help us attract new customers. Additionally, we continuously receive positive customer testimonials regarding the great taste and quality of our products.

●	Healthy and convenient. Our products are made only from high quality natural ingredients, including domestic inspected beef, whole Italian tomatoes, genuine imported Pecorino Romano, real eggs, natural breadcrumbs, olive oil and other herbs and spices. Our products are also simple to prepare. Virtually every product we offer is ready-to-serve within 12 minutes, thereby providing quick and easy meal solutions for our customers. By including the sauce and utilizing a tray with our packaging, our meatballs can be prepared quickly and easily.

●	Great value. We strive to provide our customers with a great tasting product using all-natural ingredients at an affordable price. Typical retail prices range from $5.99 to $9.99 for products sold in fresh meat sections, delis or hot bars. We believe the sizes of our product offerings represent a great value for the price.

●	New products and innovation. Since our inception, we have continued to introduce new and innovative products. While we pride on ourselves on our traditional beef and turkey meatballs and meat loaf, we have continuously made efforts to grow and diversify our line of products while maintaining our high standards for all natural, healthy ingredients and great taste. FY22 introductions of Meal-For-One ready to eat home meals and our Meatballs-in-a-Cup snack are examples of continued product innovation. Our new lines of chicken cutlets, breaded chicken products and gourmet pasta salads and savory olive products will be a natural extension to our national customers and club stores.

●	Key Market Concentration. Through the acquisition of T&L Creative Salads, MamaMancini’s is deeply established in the New York-New Jersey-Connecticut tristate metro market with strong new distribution to deli’s, independent end retailers, bagel shops and provision distributors. MamaMancini’s products will fit well into the needs of this market extending our brand. In addition, our legacy MamaMancini’s national distribution footprint allows our new T&L and Olive Branch products to gain broader national distribution.

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Customers/Management

●	Strong consumer loyalty. Many of our consumers are loyal and enthusiastic brand advocates. Our consumers trust us to deliver great-tasting products made with all-natural ingredients. Consumers have actively communicated with us through our website and/or social media channels. We believe that this consumer interaction has generated interest in our products and has inspired enthusiasm for our brand. We also believe that enthusiasm for our products has led and will continue to lead to repeat purchases and new consumers trying our products.

●	Experienced leadership. We have a proven and experienced senior management team. In September of 2022, Adam L. Michaels was named Chief Executive Officer of MamaMancini’s and was subsequently named Chairman of the Board in January of 2023. Adam is an experienced food industry executive and former management consultant with broad experience transforming consumer-focused companies. Previously, Adam served with Mondelez International, a multinational food and beverage company with operations in over 150 countries. In addition, Anthony Gruber was named Chief Finance Officer in September of 2022. Anthony Gruber is a financial executive with significant experience leading and optimizing finance organizations in the consumer products arena. Previously, Anthony served as Chief Financial Officer of De’Longhi America, Inc., the North American subsidiary of the Italian appliance manufacturer DeLonghi S.P.A. known for its espresso machines. Anthony also served as Vice President Finance and Chief Financial Officer of Richemont North America, Inc., the North American subsidiary of the Swiss-based luxury goods company, where he managed all finance activities for North America and was integral in integrating brands into its shared service platform.

Our Growth Strategy

We are actively executing a strategy to build our brand’s reputation, grow sales and improve our product and operating margins by pursuing the following growth initiatives:

1)	Build Breadth & Depth of Distribution: MamaMancini’s, T&L Creative Salads & Olive Branch are still underpenetrated in existing sales channels, under-SKU’d in existing stores and have the potential to enter new channels. We will leverage our strong brand, superior quality and high-touch service to list more of our items in existing customers as well as enter new customers. In addition, we will be leveraging our existing customer relationships to cross-sell our newly acquired brands, thereby driving larger consumer baskets, expanding promotional opportunities, and driving down freight charges, as we are shipping more Mama’s items to the same locations.

2)	Launch Consumer-Driven Innovation: As we become even more consumer-focused, we seek to understand consumers’ unmet Deli needs. We will passionately understand our consumers and develop incremental sales opportunities. We will seek to develop products that capture incremental occasions, incremental consumer cohorts and incremental sales channels. For example, our new Meatballs in a Cup offering captures three white spaces for us: incremental occasions with the ‘new for us’ snacking occasion, incremental cohorts, with a younger consumer audience and incremental sales channels, with our new entry into the Convenience channel.

3)	Purse Accretive, Near-In Acquisitions: We will regularly identify and integrate major acquisitions in new deli categories, capitalizing on the highly fragmented nature of the fresh prepared foods space. Ideal acquisition opportunities might bring incremental/ accretive manufacturing capabilities, incremental capabilities within a new deli sub-category and/or enhance our management capabilities. Before any additional acquisitions are contemplated, a full integration plan and synergy modeling will be performed and presented to the Board for feedback and approval.

4)	Become the One Stop Shop Deli Solution: The Company has the potential to achieve $1B in sales through a combination of accretive acquisitions of near-in companies and organic growth, spurred by cross-selling and new product innovation. As the company builds national scale, expands breadth of deli offerings and maintains exceptional quality & service, the Company will realize our vision.

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Pricing

Our pricing strategy focuses on being competitively priced with other premium brands. Since our products are positioned in the authentic premium prepared food category, we maintain prices competitive with those of similar products and prices slightly higher than those in the commodity prepared foods section. This pricing strategy also provides greater long-term flexibility as we grow our product line through the growth curve of our products. Current typical retail prices range from $5.99 to $9.99 for prepared food products sold to fresh meat, delis or hot bars. Increases in raw material costs, among other factors, may lead us to consider price increases in the future.

Suppliers/Manufacturers

As of January 31st, 2022, all products are produced or further processed in our East Rutherford or Farmingdale facilities. None of our raw materials or ingredients are directly grown or produced by us. From time-to-time we negotiate with other manufacturers to supplement the Company’s manufacturing capability. We currently purchase modest quantities from other manufacturers. All of the raw materials and ingredients in our products are readily available and are readily ascertainable by our suppliers. We have not experienced any material shortages of ingredients or other products necessary to our operations and do not anticipate such shortages in the foreseeable future.

Sales/Brokers

Our products are sold primarily through a commission broker network. We sell to large retail chains who direct our products to their own warehouses or to large food distributors.

The Company increased its sales management efforts with the result that the Company is now actively soliciting business with almost every major retail supermarket chain in the country. MamaMancini’s products are currently sold nationwide, with its greatest concentration in the Northeast and Southeast.

Marketing

The majority of our marketing activity has been generated through promotional discounts, consumer trial, consumer product tastings and demonstrations, in-store merchandising and signage, couponing, word of mouth, consumer public relations, social media, special merchandising events with retailers and consumer advertising.

Based on the Company’s metrics for determining brand awareness, which includes market studies and analysis of consumer recognition of the MamaMancini’s brand, the Company believes that brand awareness for MamaMancini’s has grown in the past 12 months.

Competition

The gourmet and specialty pre-packaged and frozen food industry has many large competitors specializing in various types of cuisine from all over the world. Our product lines are currently concentrated on Italian specialty foods. While it is our contention that our competition is much more limited than the entire frozen and pre-packaged food industry based on our products’ niche market, there can be no assurances that we do not compete with the entire frozen and pre-packaged food industry. We believe our principal competitors include Quaker Maid, Hormel, Rosina Company, Inc., Casa Di Bertacchi, Inc., Farm Rich, Inc., Mama Lucia, Buona Vita, Inc., Taylor Farms, Kings Command, DeLallo Foods, and Gourmet Boutique.

Intellectual Property

Our current intellectual property consists of trade secret recipes and cooking processes for our products and four trademarks for “MamaMancini’s”, “The Original Meatball in a Cup”, “The Meatball Lovers Meatball”, “T&L Creative Salads” and “Olive Branch Savory Products”. The recipes and use of the trademarks have been assigned in perpetuity to the Company.

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We rely on a combination of trademark, copyright and trade secret laws to establish and protect our proprietary rights. We will also use technical measures to protect our proprietary rights.

Royalty Agreement

In accordance with a Development and License Agreement (the “Development and License Agreement”) entered into on January 1, 2009 with Dan Dougherty relating to the use of his grandmother’s recipes for the products to be created by MamaMancini’s, Mr. Dougherty granted us a 50-year exclusive license (subject to certain minimum payments being made), with a 25-year extension option, to use and commercialize the licensed items. Under the terms of the Development and License Agreement, Mr. Dougherty shall develop a line of beef meatballs with sauce, turkey meatballs with sauce and other similar meats and sauces for commercial manufacture, distribution and sale (each a “Licensor Product” and collectively the “Licensor Products”). Mr. Dougherty shall work with us to develop Licensor Products that are acceptable to us. Upon acceptance of a Licensor Product by us, Mr. Dougherty’s trade secret recipes, formulas methods and ingredients for the preparation and production of such Licensor Products shall be subject to the Development and License Agreement. In connection with the Development and License Agreement, we pay Mr. Dougherty a royalty fee on net sales.

USDA approval / Regulations

Our food products, which are manufactured both in our own manufacturing facilities and in third-party facilities, are subject to various federal, state and local regulations and inspection, and to extensive regulations and inspections, regarding sanitation, quality, packaging and labeling. In order to distribute and sell our products outside the State of New Jersey, the third-party food processing facilities must meet the standards promulgated by the U.S. Department of Agriculture (the “USDA”). Our manufacturing processing facilities and products are subject to periodic inspection by federal, state, and local authorities. In January 2011, the FDA’s Food Safety Modernization Act was signed into law. The law will increase the number of inspections at food facilities in the U.S. in an effort to enhance the detection of food borne illness outbreaks and order recalls of tainted food products. The facilities in which our products are manufactured are inspected regularly and comply with all the requirements of the FDA and USDA.

We are subject to the Food, Drug and Cosmetic Act and regulations promulgated thereunder by the FDA. This comprehensive regulatory program governs, among other things, the manufacturing, composition and ingredients, packaging, and safety of food. Under this program, the FDA regulates manufacturing practices for foods through, among other things, its current “good manufacturing practices” regulations, or GMP’s, and specifies the recipes for certain foods. Specifically, the USDA defines “all natural” as a product that contains no artificial ingredients, coloring ingredients or chemical preservatives and is minimally processed. The Company’s products were submitted to the USDA and approved as “all natural”. However, should the USDA change their definition of “all natural” at some point in the future, or should MamaMancini’s change their existing recipes to include ingredients that do not meet the USDA’s definition of “all natural”, our results of operations could be adversely affected.

The FTC and other authorities regulate how we market and advertise our products, and we are currently in compliance with all regulations related thereto, although we could be the target of claims relating to alleged false or deceptive advertising under federal and state laws and regulations. Changes in these laws or regulations or the introduction of new laws or regulations could increase the costs of doing business for us or our customers or suppliers or restrict our actions, causing our results of operations to be adversely affected.

Quality Assurance

We take precautions designed to ensure the quality and safety of our products. In addition to routine third-party inspections of our manufacturing facilities, we have instituted regular audits to address topics such as allergen control, ingredient, packaging and product specifications and sanitation. Under the FDA Food Modernization Act, both our own manufacturing facilities and each of our contract manufacturers are required to have a hazard analysis critical control points plan that identifies critical pathways for contaminants and mandates control measures that must be used to prevent, eliminate or reduce relevant food-borne hazards.

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Our manufacturing facility is certified in the Safe Quality Food Program. These standards are integrated food safety and quality management protocols designed specifically for the food sector and offer a comprehensive methodology to manage food safety and quality simultaneously. Certification provides an independent and external validation that a product, process or service complies with applicable regulations and standards.

We work with suppliers who assure the quality and safety of their ingredients. These assurances are supported by our purchasing contracts or quality assurance specification packets, including affidavits, certificates of analysis and analytical testing, where required. The quality assurance staff within our manufacturing facility and within our contract manufacturers conduct periodic on-site routine audits of critical ingredient suppliers.

Where You Can Find More Information

The public may read and copy any materials the Company files with the U.S. Securities and Exchange Commission (the “SEC”) at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0030. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. This prospectus includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions “may,” “could,” “should,” etc. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and business opportunities also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

CORPORATE ADDRESS AND TELEPHONE NUMBER

The Company maintains its designated office at 25 Branca Road, East Rutherford, NJ 07073. The Company’s telephone number is 201-531-1212.

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THE OFFERING

This prospectus will be utilized in connection with the resale by the selling stockholders of MamaMancini’s Holdings, Inc. of up to 822,229 shares underlying the conversion right for the Company’s Series B Preferred Stock and 13,650 shares underlying Placement Agent Warrants issued by the Company in connection with its offering of Series B Preferred Stock. The Company will not receive any proceeds from any sales of these shares.

Common stock currently outstanding	36,317,857 shares(1)
Common stock offered by the selling stockholders	835,939 shares
Use of proceeds	We will not receive any proceeds from the sale of common stock offered by this prospectus.

(1) Shares of common stock issued and outstanding as of March 13, 2023.

FINANCIAL INFORMATION

SELECTED CONSOLIDATED FINANCIAL DATA

The following selected consolidated statement of operations data contains consolidated statement of operations data and consolidated balance sheet for the fiscal years period ended January 31, 2022, January 31, 2021 and January 31, 2020. The consolidated statement of operations data and balance sheet data were derived from the audited consolidated financial statements. Such financial data should be read in conjunction with the consolidated financial statements and the notes to the consolidated financial statements and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	1/31/22	1/31/21	1/31/20
Revenues	$47,083,740	$40,758,605	$33,750,465
Net income (loss)	$(251,926)	$4,067,206	$1,532,694
Net income (loss) per share (basic)	$(0.01)	$0.12	$0.05
Weighted average no. shares (basic)	35,702,197	34,016,581	31,949,803
Stockholders’ equity	$8,109,818	$8,309,746	$402,063
Total assets	$30,032,229	$14,048,325	$9,937,069
Total liabilities	$21,922,411	$5,738,579	$9,535,006

The following selected data contains statement of operations data and balance sheet for the three months ended October 31, 2022 and October 31, 2021. The statement of operations data and balance sheet data were derived from the financial statements for the periods. Such financial data should be read in conjunction with the unaudited financial statements and the notes to the financial statements for said periods and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of October 31, 2022	As of October 31, 2021
Balance Sheet Data:
Assets	$33,163,542	$30,032,229
Liabilities	$22,722,737	$21,922,411
Total Stockholders’ Equity (Deficit)	$10,440,805	$8,109,818
Statement of Operations Data
Revenue	$25,693,913	$10,852,682
Operating Expenses	$5,065,645	$2,644,542
Net Income (Loss)	$1,085,527	$(5,455)
Basic Net Income (Loss) per Share	$0.03	$(0.00)
Weighted Average Number of Shares Outstanding (basic)	36,317,857	35,728,821

RISK FACTORS

Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

11

RISKS RELATED TO OUR BUSINESS

We have a limited history of profitability.

Since inception on February 22, 2010 and through October 31, 2022, MamaMancini’s has raised approximately $22,500,000 in capital. During this same period, we have recorded net accumulated losses totaling $(11,882,852). As of October 31, 2022, we had working capital of $3,164,855. MamaMancini’s net income (loss) for the two most recent fiscal years ended January 31, 2022 and January 31, 2021 have been $(251,926) and $4,067,206. MamaMancini’s ability to achieve continued profitability depends upon many factors, including its ability to develop and commercialize products. There can be no assurance that MamaMancini’s will be able to achieve growth and profitability consistent with historical performance.

We will need additional capital, which may be difficult to raise for a variety of reasons.

While the Company believes that it has adequate financing to execute its current growth plan, in the case that the Company exceeds its expected growth, we would need to raise additional capital and/or significantly cut expenses and overhead in order to operate the business through such date. Currently, we have no plan to raise additional capital, and our access to funding is always uncertain. There is no assurance that additional equity or debt financing will be available to us when needed, on acceptable terms or even at all. In the event that we are not able to secure financing, we may have to scale back our development plans or operations.

The majority of our business depends on a limited number of principal customers.

Because we depend on a limited number of customers for a significant portion of our sales, a loss of a small number of these customers could materially adversely affect our business and financial condition. During the nine months ended October 31, 2022, the Company earned revenues from three customers representing approximately 26%, 13% and 10% of gross sales. As of October 31, 2022, five customers represented approximately 18%, 13%, 13%, 4% and 6%of total gross outstanding receivables, respectively. During the nine months ended October 31, 2021, the Company earned revenues from three customers representing approximately 63% of gross sales. As of October 31, 2021, three customers represented approximately 57% of total gross outstanding receivables. If these principal customers cease ordering products from us, our business could be materially adversely affected.

Competitive product and pricing pressures in the food industry and the financial condition of customers and suppliers could adversely affect our ability to gain or maintain market share and/or profitability.

We currently operate in the highly competitive food industry, competing with other companies that have varying abilities to withstand changing market conditions. Any significant change in our relationship with a major customer, including changes in product prices, sales volume, or contractual terms may impact financial results. Such changes may result because our competitors may have substantial financial, marketing, and other resources that may change the competitive environment. If we are unable to establish economies of scale, marketing expertise, product innovation, and category leadership positions to respond to changing market trends, or if we are unable to increase prices while maintaining a customer base, our profitability and volume growth could be impacted in a materially adverse way. The success of our business depends, in part, upon the financial strength and viability of our suppliers and customers. The financial condition of those suppliers and customers is affected in large part by conditions and events that are beyond our control. A significant deterioration of their financial condition would adversely affect our financial results.

We face competition from companies who produce similar frozen products and other prepared foods, many of whom have longer operating histories or who have substantially more financial resources.

Many of our competitors have been in business for a significantly longer period of time than we have and have learned manufacturing techniques which can aid in efficiently producing their products. Additionally, many of these companies have successfully acquired a loyal customer base that would be difficult for us to compete with. Such customers may be unwilling to purchase our products due to brand loyalty or uncertainty in the highly competitive market in which we compete. In addition, if we gain traction in our particular niche of creating gourmet prepared foods, major food companies with substantial marketing and financial resources may attempt to compete more directly with us. In the event that such large companies do directly compete with us, our business may be adversely affected.

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Our operations are subject to regulation by the U.S. Food and Drug Administration (“FDA”), U.S. Department of Agriculture (“USDA”), Federal Trade Commission (“FTC”) and other governmental entities and such regulations are subject to change from time to time which could impact how we manage our production and sale of products. Federal budget cuts could result in furloughs for government employees, including inspectors and reviewers for our supplier’s plants and products which could materially impact our ability to manufacture regulated products.

Our food products which are manufactured in third-party facilities are subject to extensive regulation by the FDA, the USDA and other national, state, and local authorities. For example, we are subject to the Food, Drug and Cosmetic Act and regulations promulgated thereunder by the FDA. This comprehensive regulatory program governs, among other things, the manufacturing, composition and ingredients, packaging, and safety of food. Under this program, the FDA regulates manufacturing practices for foods through, among other things, its current “good manufacturing practices” regulations, or GMP’s, and specifies the recipes for certain foods. Specifically, the USDA defines “all natural” as a product that contains no artificial ingredients, coloring ingredients or chemical preservatives and is minimally processed. The Company’s products were submitted to the USDA and approved as “all natural”. However, should the USDA change their definition of “all natural” at some point in the future, or should MamaMancini’s change their existing recipes to include ingredients that do not meet the USDA’s definition/ of “all natural”, our results of operations could be adversely affected.

The FTC and other authorities regulate how we market and advertise our products, and we could be the target of claims relating to alleged false or deceptive advertising under federal and state laws and regulations. Changes in these laws or regulations or the introduction of new laws or regulations could increase the costs of doing business for us or our customers or suppliers or restrict our actions, causing our results of operations to be adversely affected.

The need for and effect of product recalls could have a material adverse impact on our business.

If any of our products become misbranded or adulterated, we may need to conduct a product recall. The scope of such a recall could result in significant costs incurred as a result of the recall, potential destruction of inventory, and lost sales. Should consumption of any product cause injury and/or illness, we also may be liable for monetary damages as a result of one or more product liability judgments against us. A significant product recall or product liability case could cause a loss of consumer confidence in our food products and could have a material adverse effect on the value of our brand, results of operations and prospects.

We may be subject to significant liability if the consumption of any of our products causes illness or physical harm.

The sale of food products for human consumption involves the risk of injury or illness to consumers. Such injuries or illness may result from inadvertent mislabeling, tampering or product contamination or spoilage. Under certain circumstances, we may be required to recall or withdraw products, which may have a material adverse effect on our business. Even if a situation does not necessitate a recall or market withdrawal, product liability claims may be asserted against us. If the consumption of any of our products causes, or is alleged to have caused, a health-related illness, we may become subject to claims or lawsuits relating to such matters. Even if a product liability claim is unsuccessful, the negative publicity surrounding any assertion that our products caused illness or physical harm could adversely affect our reputation with existing and potential distributors, retailers and consumers and our corporate image and brand equity. Moreover, claims or liabilities of this sort might not be covered by insurance or by any rights of indemnity or contribution that we may have against others. A product liability judgment against us or a product recall or market withdrawal could have a material adverse effect on our business, reputation and operating results.

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The impact of various food safety issues, environmental, legal, tax, and other regulations and related developments could adversely affect our sales and profitability.

Our products are subject to numerous food safety and other laws and regulations regarding the manufacturing, marketing, and distribution of food products, particularly the USDA, and state and local agencies. These regulations govern matters such as ingredients, advertising, taxation, relations with distributors and retailers, health and safety matters, and environmental concerns. The ineffectiveness of our or our manufacturer’s planning and policies with respect to these matters, and the need to comply with new or revised laws or regulations with regard to licensing requirements, trade and pricing practices, environmental permitting, or other food or safety matters, or new interpretations or enforcement of existing laws and regulations, as well as any related litigation, may have a material adverse effect on our sales and profitability.

Increases in the cost and restrictions on the availability of raw materials could adversely affect our financial results.

Our products include agricultural commodities such as tomatoes, onions, and meats and other items such as spices and flour, as well as packaging materials such as plastic, metal, paper, fiberboard, and other materials and inputs such as water, in order to manufacture products. The availability or cost of such commodities may fluctuate widely due to government policy and regulation, crop failures or shortages due to plant disease or insect and other pest infestation, weather conditions, potential impact of climate change, increased demand for biofuels, or other unforeseen circumstances. To the extent that any of the foregoing or other unknown factors increase the prices of such commodities or materials and we are unable to increase our prices or adequately hedge against such changes in a manner that offsets such changes, the results of its operations could be materially and adversely affected. Similarly, if supplier arrangements and relationships result in increased and unforeseen expenses, our financial results could be materially and adversely impacted.

Disruption of our supply chain could adversely affect our business.

Damage or disruption to our manufacturing or distribution capabilities due to weather, natural disaster, fire, terrorism, pandemic, strikes, the financial and/or operational instability of key suppliers, distributors, warehousing and transportation providers, or brokers, or other reasons could impair our ability to manufacture or sell our products. To the extent that we are unable to, or cannot financially mitigate the likelihood or potential impact of such events, or to effectively manage such events if they occur, particularly when a product is sourced from a single location, our business and results of operations may be materially adversely affected, and additional resources could be required to restore our supply chain.

Higher energy costs and other factors affecting the cost of producing, transporting, and distributing our products could adversely affect our financial results.

Rising fuel and energy costs may have a significant impact on our cost of operations, including the manufacture, transportation, and distribution of products. Fuel costs may fluctuate due to a number of factors outside of our control, including government policy and regulation and weather conditions. Additionally, we may be unable to maintain favorable arrangements with respect to the manufacturing costs of our products as a result of the rise in costs of procuring raw materials and transportation by our manufacturers. This may result in increased expenses and negatively affect operations.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed.

Because of our limited resources, there are limited controls over our information processing. There is inadequate segregation of duties consistent with control objectives. Our management is composed of a small number of individuals resulting in a situation where limitations on segregation of duties exist. In order to remedy this situation, we would need to hire additional staff. Currently, we are unable to afford to hire additional staff to facilitate greater segregation of duties but will reassess our capabilities in the following year.

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Management believes that the material weaknesses set forth above are the result of the lack of scale of our operations and are intrinsic to our small size. Nonetheless, our small size and our current internal control deficiencies may have a material adverse effect on our ability to accurately and timely report our financial information which, in turn, may have a material adverse effect on our financial condition.

As a result of our small size and our current internal control deficiencies, our financial condition, results of operation and access to capital may be materially adversely affected.

Global economic uncertainties continue to affect consumers’ purchasing habits and customer financial stability, which may affect sales volume and profitability on some of our products and have other impacts that we cannot fully predict.

As a result of continuing global economic uncertainties, price-conscious consumers may replace their purchases of our premium and value-added products with lower-cost alternatives, which could affect the price and volume of some of these products. The volume or profitability of our products may be adversely affected if consumers are reluctant to pay a premium for higher quality frozen foods or if they replace purchases of our products with cheaper alternatives. Additionally, distributors and retailers may become more conservative in response to these conditions and seek to reduce their inventories. Our results of operations depend upon, among other things, our ability to maintain and increase sales volume with our existing distributors and retailers, to attract new consumers and to provide products that appeal to consumers at prices they are willing and able to pay. Prolonged unfavorable economic conditions may have an adverse effect on our sales and profitability.

We rely on key personnel and, if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

Our success depends in large part upon the abilities and continued service of our executive officers and other key employees, particularly Mr. Adam L. Michaels, our Chief Executive Officer and Chairman, Mr. Matthew Brown, our President and Anthony Gruber, our Chief Financial Officer. There can be no assurance that we will be able to retain the services of such officers and employees. Our failure to retain the services of our key personnel could have a materially adverse effect on our business. In order to support our projected growth, we will be required to effectively recruit, hire, train and retain additional qualified management personnel. Our inability to attract and retain necessary personnel could have a materially adverse effect on our business.

The failure of new product or packaging introductions to gain trade and consumer acceptance and address changes in consumer preferences could adversely affect our sales.

Our success is dependent upon anticipating and reacting to changes in consumer preferences, including health and wellness. There are inherent marketplace risks associated with new product or packaging introductions, including uncertainties about trade and consumer acceptance. Moreover, success is dependent upon our ability to identify and respond to consumer trends through innovation. We may be required to increase expenditures for new product development and there is no guarantee that we will be successful in developing new products or improving upon products already in existence. Additionally, our new products may not achieve consumer acceptance and could materially negatively impact sales.

Changes in our promotional activities may impact, and may have a disproportionate effect on, our overall financial condition and results of operations.

We offer a variety of sales and promotion incentives to our customers and to consumers, such as price discounts, consumer coupons, volume rebates, cooperative marketing programs, slotting fees and in-store displays. Our net sales may periodically be influenced by the introduction and discontinuance of sales and promotion incentives. Reductions in overall sales and promotion incentives could impact our net sales and affect our results of operations in any particular fiscal quarter.

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We may not be able to successfully implement our growth strategy on a timely basis or at all.

Our future success depends, in large part, on our ability to implement our growth strategy of expanding distribution and improving placement of our products, attracting new consumers to our brand and introducing new product lines and product extensions. Our ability to implement this growth strategy depends, among other things, on our ability to:

●	enter into distribution and other strategic arrangements with third-party retailers and other potential distributors of our products;

●	continue to compete in conventional grocery and mass merchandiser retail channels in addition to the natural and organic channel;

●	secure shelf space in key supermarket locations;

●	increase our brand awareness;

●	expand and maintain brand loyalty; and

●	develop new product lines and extensions.

We may not be able to successfully implement our growth strategy. Our sales and operating results will be adversely affected if we fail to implement our growth strategy or if we invest resources in a growth strategy that ultimately proves unsuccessful.

We are currently selling products in supermarkets in the United States. If we are unable to expand into mass-market retailers or sell products in a greater number of supermarkets we will fall short of our projections and our business and financial condition would be adversely affected.

As a smaller supplier, we may not sell in enough bulk in certain stores and as such our products may not be placed in the most ideal locations to catch the attention of end consumers. If we are unable to gain significant sales growth, our products may never be displayed in the most attractive locations in stores and our sales may suffer.

We may be unable to successfully execute our identified growth strategies or other growth strategies that we determine to pursue.

We currently have a limited corporate infrastructure. In order to pursue growth strategies, we will need to continue to build our infrastructure and operational capabilities. Our ability to do any of these successfully could be affected by any one or more of the following factors:

●	our ability to raise substantial amounts of additional capital if needed to fund the implementation of our business plan;

●	our ability to execute our business strategy;

●	the ability of our products to achieve market acceptance;

●	our ability to manage the expansion of our operations and any acquisitions we may make, which could result in increased costs, high employee turnover or damage to customer relationships;

●	our ability to attract and retain qualified personnel;

●	our ability to manage our third-party relationships effectively; and

●	our ability to accurately predict and respond to the rapid market changes in our industry and the evolving demands of the markets we serve.

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Our failure to adequately address any one or more of the above factors could have a significant impact on our ability to implement our business plan and our ability to pursue other opportunities that arise.

We may be unable to maintain quality control.

Although we have entered into raw material supply agreements specifying certain minimum acceptable quality standards, there is no assurance that our current quality assurance procedures will be able to effectively monitor compliance. Additionally, in the event that we expand our operations and increase our output volume, including securing third-party manufacturers, there is no assurance that we will be able to adequately maintain quality controls or that our current manufacturing process is scalable.

There may be products liability and other legal claims.

We currently carry products liability insurance policy. Although we believe that the amount of insurance coverage is sufficient for our operations, there is no assurance that the coverage will be adequate.

Our brand and reputation may suffer from real or perceived issues involving the labeling and marketing of our products as “natural.”

Although the FDA and USDA have each issued statements regarding the appropriate use of the word “natural,” there is no single, U.S. government-regulated definition of the term “natural” for use in the food industry. The resulting uncertainty has led to consumer confusion, distrust and legal challenges. Plaintiffs have commenced legal actions against a number of food companies that market “natural” products, asserting false, misleading and deceptive advertising and labeling claims. Should we become subject to similar claims, consumers may avoid purchasing products from us or seek alternatives, even if the basis for the claim is unfounded. Adverse publicity about these matters may discourage consumers from buying our products. The cost of defending against any such claims could be significant. Any loss of confidence on the part of consumers in the truthfulness of our labeling or ingredient claims would be difficult and costly to overcome and may significantly reduce our brand value. Uncertainty as to the ingredients used in our products, regardless of the cause, may have a substantial and adverse effect on our brand and our business, results of operations and financial condition.

Our finished goods inventory is located in a small number of warehouse facilities. Any damage or disruption at a storage facility would have an adverse effect on our business, results of operations and financial condition.

Our finished goods inventory is located in a small number of warehouse facilities. A natural disaster, fire, power interruption, work stoppage or other unanticipated catastrophic event at this facility would significantly disrupt our ability to deliver our products and operate our business. If any material amount of our inventory were damaged, we would be unable to meet our contractual obligations and, as a result, our business, results of operations and financial condition would suffer.

We may be unable to defend our intellectual property.

Our business could be adversely affected if we are unable to adequately protect our intellectual property. Our current intellectual property consists of trade secret recipes and cooking processes for our products and trademarks. We rely on a combination of trademark, copyright and trade secret laws to establish and protect our proprietary rights. We will also use technical measures to protect our proprietary rights. We may, however, not be able to secure significant protection for service marks or trademarks that we obtain. Our inability to protect our intellectual property from others may impede our brand identity and could lead to consumer confusion.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our services and brand.

Our business is largely based upon our recipes which are trade secrets and are not patentable. We may be unable to keep other companies from copying our recipes, or we may be subject to legal actions alleging intellectual property infringement, unfair competition or similar claims against us. Companies may have intellectual property rights covering aspects of our technologies or businesses. Defending ourselves against intellectual property infringement or similar claims would be expensive and would divert management’s attention. Additionally, there is no assurance that we would be successful in defending ourselves against such claims.

17

RISKS RELATED TO OUR SECURITIES

We currently have a limited trading volume, which can result in higher price volatility for, and reduced liquidity of, our common stock.

Our shares of common stock traded on the OTCQB from 2013 to July 2021 and on the NASDAQ Capital Market from July 2021 to the present date. While we have upgraded our listing, historically there has been limited daily volume of trading in our common stock, which has limited the overall and perceived liquidity of our common stock on that market.

A more active trading market for our shares may never develop or be sustained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. The absence of an active trading market increases price volatility and reduces the liquidity of our common stock. As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered and, if an active market for our common stock does not develop, it may be difficult to sell shares without depressing the market price for the shares, or at all. In addition, in the event that an active trading market does not develop, the price of our common stock may not be a reliable indicator of the fair value of our common stock.

Furthermore, if our common stock ceases to be listed on the NASDAQ Capital Market, holders may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock, and the market value of our common stock would likely decline.

You may experience dilution of your ownership interest because of the future issuance of additional shares of our common stock and our preferred stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 270,000,000 shares of capital stock consisting of 20,000,000 shares of preferred stock, par value $0.00001 per share and 250,000,000 shares of common stock, par value $0.00001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock are trading.

The concentration of our capital stock ownership with insiders could limit your ability to influence the outcome of key transactions, including a change of control.

Our directors, executive officers and founding shareholders, in the aggregate, beneficially own approximately 47% of the outstanding shares of our common stock, based on the number of shares outstanding as of October 31, 2022. These stockholders are able to influence or control matters requiring approval by our stockholders, including the election of directors and the approval of mergers, acquisitions or other extraordinary transactions. They may have interests that differ from yours and may vote in a manner that is adverse to your interests. This concentration of ownership may have the effect of deterring, delaying or preventing a change of control of our company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company and might ultimately affect the market price of our common stock.

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If and when a larger trading market for our common stock develops, the market price of our common stock is still likely to be highly volatile and subject to wide fluctuations, and you may be unable to resell your shares at or above the price at which you acquired them.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

●	variations in our revenue and operating expenses;

●	market conditions in our industry and the economy as a whole;

●	actual or expected changes in our growth rates or our competitors’ growth rates;

●	announcements of innovations or new products or services by us or our competitors;

●	announcements by the government relating to regulations that govern our industry;

●	sales of our common stock or other securities by us or in the open market; and

●	changes in the market valuations of other comparable companies.

In addition, if the market for food industry stocks or the stock market in general experiences loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our shares might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of your investment in our common stock. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

We do not expect to pay dividends.

We have never declared or paid any cash dividends or distributions on our common stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend. If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

If securities or industry analysts do not publish research or reports about us, our business or our market, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, our stock price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

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USE OF PROCEEDS

This prospectus relates to the resale of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

DETERMINATION OF OFFERING PRICE

All shares of our common stock being offered will be sold by the selling stockholders without our involvement. It is our expectation that the selling shareholders will sell their shares at the market prices prevailing from time-to-time.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued or will be issued to our shareholders upon exercise of certain Warrants issued by the Company. Accordingly, there will be no dilution to our existing shareholders from these sales, other than from the exercise of the Warrants.

SELLING STOCKHOLDERS

The following table sets forth the number of shares of Company common stock owned and issuable on the exercise of warrants beneficially owned, as of the date of this prospectus, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares which are issuable on the exercise of warrants beneficially owned by each selling stockholder which is being offered by this prospectus and the number of shares which are issuable on the exercise of warrants beneficially owned which each selling stockholder would own beneficially if all such offered shares are sold. None of the selling stockholders is known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.

	Shares of Common Stock	Shares of Common Stock	Shares of Common Stock	Percentage of Common Stock Owned
	Owned Prior to	to be	Owned After	After
Name	the Offering	Sold (1)	the Offering	the Offering

Yiani, LLC (2)	45,181	45,181	0	0%

Felte JTWROS (2)	30,120	30,120	0	0%

ET Albany Living Trust (2)	45,181	45,181	0	0%

Fratus JTWROS (2)	27,108	27,108	0	0%

Richard J Freedman Trust (2)	135,542	135,542	0	0%

Richardson JTWROS (2)	30,120	30,120	0	0%

Watermelon Investments (2)	36,145	36,145	0	0%

John S. Metz (2)	60,241	60,241	0	0%

Michael Metz (2)	60,241	60,241	0	0%

Second Wind, LLC (2)	45,181	45,181	0	0%

Mark P Mokoff (2)	30,120	30,120	0	0%

Robert J Pease Roth IRA (2)	60,241	60,241	0	0%

William D Pease Roth IRA (2)	90,361	90,361	0	0%

Charles J Lesueur IRA (2)	15,060	15,060	0	0%

Randy & Kaydel Shelton JTWROS (2)	66,265	66,265	0	0%

Regina Keough (2)	45,181	45,181	0	0%

Kyle Kadish (3)	1,105	1,105	0	0%

Todd Felte (3)	10,498	10,498	0	0%

AGES Financial Services, Ltd. (3)	2,047	2,047	0	0%

Total	835,939	835,939	0	0%

(1)	Assumes the sale of all shares of common stock registered pursuant to this prospectus. The selling stockholders are under no obligation known to us to sell any shares of common stock at this time.

(2) (3)	Common Shares issuable on conversion of Series B Preferred Stock Common Shares issuable on exercise of Warrants

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PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, and in compliance with applicable laws and regulations, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.00001 per share, and 20,000,000 shares of preferred stock, par value $0.00001 per share, the rights and preferences of which may be established from time to time by our board. As of December 12, 2022, there were 36,317,857 shares of Common Stock and 54,600 shares of Preferred Stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters voted upon by our stockholders, including the election of directors, and do not have cumulative voting rights. Subject to the rights of holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to any dividends that may be declared by our board. Holders of our common stock are entitled to share ratably in our net assets upon our dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding. Holders of our common stock have no preemptive rights to purchase shares of our stock. The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. All outstanding shares of our common stock are, and the shares of common stock to be issued in the offering will be, upon payment therefor, fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Preferred Stock

Our board may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board is authorized to adopt resolutions to issue shares, establish the number of shares, change the number of shares constituting any series, and provide or change the voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions on shares of our preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our stockholders. One of the effects of undesignated preferred stock may be to enable our board to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

●	Restricting dividends on the common stock;
●	diluting the voting power of the common stock;
●	impairing the liquidation rights of the common stock; or
●	delaying or preventing a change in control without further action by the stockholders.

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Series A Convertible Preferred Stock

All of the shares of the Company’s previously issued Series A Convertible Preferred Stock were automatically converted as of July 27, 2018 and none remain outstanding.

Series B Convertible Preferred Stock

In November 2022, the Company sold 54,600 shares of Series B Preferred Stock. Gross proceeds to the Company from the initial closing and the final closing was $1,365,000. From this amount, the Company paid $54,600 in commissions to AGES.

The holders of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for such purpose, an accruing cumulative dividend, in preference to any dividend on the Common Stock, at an annual rate of eight percent (8%) of the Original Purchase Price, payable monthly.

Shares of Series B Preferred may be converted into Common Stock at the Conversion Rate at any time at the option of the holder. The Company can force conversion at $2.00 per share of Common Stock at any time after six (6) months after issue if the Common Stock has a closing price of $2.00 or higher in any 30 consecutive trading days. After 18 months, the Company can force clients to convert at a 20% discount to the most recent 20-day average closing price per share. The Company also has the right to cause a conversion following a Fundamental Change.

At any time on or after the date six (6) months after the Original Issue Date, the Company shall have the right, at its option, to give notice of its election to redeem all outstanding shares of Class B Preferred Stock at the Redemption Price in effect on the date selected by the Company. “Redemption Price” shall mean (i) for the period from and after six (6) months from the Original Issue Date until eighteen (18) months from the Original Issue Date, $2.50 plus accrued and unpaid dividends; (ii) for the period from and after the second anniversary of the Original Issue Date until the day immediately preceding the third anniversary of the Original Issue Date, $3.00 plus accrued and unpaid dividends; and (iii) from and after the third anniversary of the Original Issue Date, $3.50 plus accrued and unpaid dividends.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our shares of common stock are currently quoted on the NASDAQ under the symbol “MMMB” The following table sets forth (i) the intra-day high and low sales price per share for our common stock, as reported on the NASDAQ or OTCQB (as applicable), for the fiscal years ended January 31, 2023 and January 31, 2022. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Fiscal Year Ended January 31, 2023	High	Low
First Quarter	$2.06	$1.52
Second Quarter	$1.72	$1.15
Third Quarter	$1.58	$1.03
Fourth Quarter	$2.03	$1.00

Fiscal Year Ended January 31, 2022	High	Low
First Quarter	$3.15	$1.82
Second Quarter	$3.35	$2.20
Third Quarter	$2.80	$2.21
Fourth Quarter	$2.75	$1.73

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Holders

As of December 12, 2022, there were approximately 75 record holders of our common stock (not included shares held in CEDE) and there were 36,317,857 shares of our common stock issued and outstanding. Please see SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT for information related to the holdings of certain beneficial owners and management of the Company.

Transfer Agent and Registrar

Our transfer agent is Equity Stock Transfer, Inc., 237 W. 37th Street, Suite 602, New York, NY 10018, tel. (212) 575-5757.

Dividend Policy

We have never paid any cash dividends on our Common Stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements of our business. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

The Securities Enforcement and Penny Stock Reform Act of 1990

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

●	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

●	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

●	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

●	contains a toll-free telephone number for inquiries on disciplinary actions;

●	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

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●	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

●	the bid and offer quotations for the penny stock;

●	the compensation of the broker-dealer and its salesperson in the transaction;

●	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

●	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Equity Compensation Plan Information

Stock Option Plan

The Company adopted the MamaMancini’s Holdings, Inc 2013 Incentive Stock and Award Plan (the “Plan”) as of January 1, 2013. In 2021, the Company implemented its 2021 Incentive Stock and Award Plan (the “Plan”) superseded the 2013 Incentive Stock and Award Plan. The Plan provides for both incentive stock options and nonqualified stock options to be granted to employees, officers, consultants, independent contractors, directors and affiliates of the Company. The board of directors establishes the terms and conditions of all stock option grants, subject to the Plan and applicable provisions of the Internal Revenue Code. Incentive stock options must be granted at an exercise price not less than the fair market value of the common stock on the grant date. The options granted to participants owning more than 10% of the Company’s outstanding voting stock must be granted at an exercise price not less than 110% of the fair market value of the common stock on the grant date. The options expire on the date determined by the board of directors, but may not extend more than 10 years from the grant date, while incentive stock options granted to participants owning more than 10% of the Company’s outstanding voting stock expire five years from the grant date. The vesting period for employees is generally over three years. The vesting Period for non-employees is determined based on the services being provided. The maximum number of shares of stock which may be delivered under the plan shall automatically increase by a number sufficient to cause the number of shares covered by the plan to equal 10% of the total number of shares of stock then outstanding on a fully diluted basis.

Under ASC Topic 718, the Company estimates the fair value of option awards on the date of grant using an option pricing model. The grant date fair value is recognized over the option vesting period, the period during which an employee is required to provide service in exchange for the award. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. Under these standards, compensation cost for employee cost for employee stock-based awards is based on the estimated grant-date fair value and recognized over the vesting period of the applicable award on a straight-line basis. As of October 31, 2022, there were options to purchase 530,000 outstanding (all of which were vested options) at an average exercise price of $0.57 per share.

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Reports

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

INTEREST OF NAMED EXPERT AND COUNSEL

The Law Offices of Robert L. B. Diener, 41 Ulua Place, Haiku, HI 96708 was retained for the purpose of preparing this registration statement on Form S-1, rendering the legal opinion attached as an exhibit relative to the validity of the common stock to be issued pursuant to this Registration Statement and for an opinion letter to the auditor which was required to complete the audit enclosed herein. As payment for said service, the Law Office of Robert L. B. Diener estimates that the total fees payable to his firm will be $5,000. The Law Offices of Robert L. B. Diener is not receiving any contingent interest, fee or shares in the Company. The Law Office of Robert L. B. Diener is presently on a monthly retainer arrangement with the Company.

The financial statements of MamaMancini’s Holdings, Inc., as provided herein, have been audited by an independent registered public accounting firm. The audit firm that has provided the audited financials is Rosenberg Rich Baker Berman, P.A., Somerset, New Jersey. Rosenberg Rich Baker Berman, P.A. is not receiving any contingent interest, fee or shares in the Company.

INFORMATION WITH RESPECT TO THE REGISTRANT

See SUMMARY OF THE COMPANY, above.

Employees

We currently have approximately 150 employees (inclusive of full time and part time).

Websites

The Company operates websites at www.mamamancinis.com.

LEGAL PROCEEDINGS

We are subject from time to time to litigation, claims and suits arising in the ordinary course of business. As of March 13, 2023, we were not a party to any material litigation, claim or suit whose outcome could have a material effect on our financial statements.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 25 Branca Road East Rutherford, NJ 07073. We currently lease 24,213 square feet of space located in East Rutherford, NJ from Joseph Branca Partnership, Ltd for a current rental of $17,655 per month. The lease term runs through March 31, 2024 with renewal options through March 31, 2029. In addition, we lease an additional 3,970 square feet of space at 355 Murray Hill Parkway from CLN Associates, LLC for a current rental of $6,496 per month. We currently lease 20,188 square feet in a fully contained facility at 184 Allen Boulevard, Farmingdale, NY from 148 Allen Blvd LLC for production and distribution of T&L Creative Salads and Olive Branch products. This property is owned by Anthony Morello, Jr., CEO of T&L Acquisition Corp, a 100% owned subsidiary of the company. This lease term is through November 30, 2031 with the option to extend the lease for two additional ten-year terms with current rent of $20,200 per month.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operation for the years ended January 31, 2022 and 2021 and the nine month periods ended October 31, 2022 and 2021 should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the “Risk Factors,” “Cautionary Notice Regarding Forward-Looking Statements” and “Our Business” sections in this Form S-1. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Results of Operations for the Year ended January 31, 2022 and 2021

The following table sets forth the summary statements of operations for the year ended January 31, 2022 and 2021:

	For the Year Ended
	January 31, 2022	January 31, 2021

Sales - Net of Slotting Fees and Discounts	$47,083,740	$40,758,605
Gross Profit	$11,853,873	$12,739,309
Operating Expenses	$(11,771,106)	$(9,261,461)
Other Expenses	$(38,221)	$(155,615)
Income Tax (Provision) Benefit	$(296,472)	$744,973
Net (Loss) Income	$(251,926)	$4,067,206

For the year ended January 31, 2022 and 2021, the Company reported net (loss) income of $(251,926) and $4,067,206, respectively. The change in net income between the year ended January 31, 2022 and 2021 was mainly the result of a decrease in gross profit percentage (as discussed below), one-time expenses equal to $661,293 associated with acquisition closing costs and the income tax provision of $296,472 recorded during the year ended January 31, 2022 compared to a benefit of $744,973 during the year ended January 31, 2021.

Sales: Sales, net of slotting fees and discounts increased by approximately 16% to $47,083,740 during the year ended January 31, 2022, from $40,758,605 during the year ended January 31, 2021. During the year ended January 31, 2022, the Company established a greater balance of major customer volumes attributed to growth in sales across a strong portfolio of both national and large regional grocery chains and club stores. Of this increase, $3,370,825 is attributable to the acquisitions in December 2021.

Gross Profit: The gross profit margin was 25% for the year ended January 31, 2022 compared to 31% for the year ended January 31, 2021. The change in gross profit margin is due to increases in raw material costs, packaging costs and in-bound freight costs which outpaced sales price increases during the year ended January 31, 2022. Management believes price increases will catch up to the rise in materials and services by the end of the second quarter of fiscal year end January 31, 2023.

Operating Expenses: Operating expenses increased by 27% during the year ended January 31, 2022, as compared to the year ended January 31, 2021. Operating expenses increased as a percentage of sales to 25% in 2022 compared to 22% in 2021. The $2,509,645 increase in total operating expenses is primarily attributable to the following:

●	Postage and Freight of $1,059,855 due to increased Finished Goods transportation rate increases and fuel surcharges; and increased QVC handling charges.

●	Commission Expenses of $142,777 due to higher sales and greater QVC Sales which carries a higher commission

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●

Director Fees of $148,974, due to the increase in the number of Independent Directors for NASDAQ compliance, an increase in compensation to each Independent Director and an additional shareholder meeting of $12,500.

●	NASDAQ up-listing costs of $39,000.

●	Professional Fees and Investment Banking fees of $661,293 in one-time charges related to the acquisition on December 29, 2021 of T&L Creative Salads and Olive Branch LLC.

●	Insurance Expenses of $109,652 related to rising premiums and addition of coverage for the acquisitions of T&L Creative Salads, Inc. and Olive Branch LLC.

Other Income (Expenses): Other income (expenses) decreased by $117,394 to $38,221 for the year ended January 31, 2022 as compared to expenses of $155,615 during the year ended January 31, 2021. For the year ended January 31, 2022, other income (expenses) consisted of $73,487 in interest expense incurred on the Company’s financing arrangements and amortization of debt discount of $2,438 which was offset by the net insurance proceeds relating to the property damage claim of $37,704. For year ended January 31, 2021, other expenses consisted of $137,751 in interest expense incurred on the Company’s financing arrangements and the Company recorded $17,864 of amortization expense related to the debt discount.

Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital at January 31, 2022 compared to January 31, 2021:

	January 31, 2022	January 31, 2021	Change
Current Assets	$11,638,317	$8,879,451	$2,758,866
Current Liabilities	$8,985,127	$4,045,349	$4,939,778
Working Capital	$2,653,190	$4,834,102	$(2,180,912)

As of January 31, 2022, we had working capital of $2,653,190 as compared to a working capital of $4,834,102 as of January 31, 2021, a decrease of $2,180,912. The decrease in working capital is primarily attributable to a decrease in cash of $2,339,962 used for acquisitions, an increase in accounts payable and accrued expenses of $2,772,029, increase in current portion of lease obligations of $172,500, an increase in the related party promissory note of $759,917 and an increase in the term loan of $1,253,333. These amounts were offset by an increase in inventory of $1,695,582 and an increase in accounts receivable of $3,653,924.

Net cash provided by operating activities for the year ended January 31, 2022 was $909,841 compared to net cash provided by operating activities for the year ended January 31, 2021 of $3,698,540. The net income (loss) for the year ended January 31, 2022 and 2021 was $251,926 and $4,067,206, respectively.

Net cash used in investing activities for the year ended January 31, 2022 was $11,270,957 as compared to $(451,940) for the year ended January 31, 2021, respectively. For the year ended January 31, 2022, the cash used in investing activities was to acquire two new companies and purchase of additional fixed assets. For the year ended January 31, 2021, the cash used in investing activities was to purchase additional fixed assets and intangible assets.

Net cash provided by all financing activities for the year ended January 31, 2022 was $8,021,154 as compared to $449,723 used by financing activities for the year ended January 31, 2021. During the year ended January 31, 2022, the Company received proceeds of new loan borrowings of $7,500,000 from a term loan and $765,000 from the Company’s line of credit. These cash in-flows (among others of a lesser amount) were offset by payments of $199,176 paid for finance lease payments. During the year ended January 31, 2021, the Company received proceeds of $330,505 from the Paycheck Protection Program promissory note and proceeds of $3,787,582 from the exercise of options and warrants. These cash in-flows were offset by payments on its line of credit of $2,997,348, payments on its term loan of $441,663, payments of $641,844 on the related party loans and $156,450 paid for capital lease payments. The Company returned the $330,505 received from the Paycheck Protection Program in May 2020.

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Although the expected revenue growth and control of expenses lead management to believe that it is probable that the Company’s cash resources will be sufficient to meet its cash requirements through May 27, 2023 based on current and projected levels of operations, the Company may require additional funding to finance growth and achieve its strategic objectives. If such financing is required, there can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all. In the event funding is not available on reasonable terms, the Company might be required to change its growth strategy and/or seek funding on an alternative basis, but there is no guarantee it will be able to do so. Because of the rapidly changing environment in response to COVID-19, the current expectations of the Company may be altered as conditions change.

Recent Accounting Pronouncements

In December 2019, the FASB issued authoritative guidance intended to simplify the accounting for income taxes (ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”). This guidance eliminates certain exceptions to the general approach to the income tax accounting model and adds new guidance to reduce the complexity in accounting for income taxes. This guidance is effective for annual periods after December 15, 2020, including interim periods within those annual periods. The adoption of the new standard did not have a significant impact on the Company’s consolidated financial statements.

In May 2021, the FASB issued accounting standards update ASU 2021-04, “Earnings Per Share (Topic 260), Debt— Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options”, to clarify and reduce diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (for example, warrants) that remain equity classified after modification or exchange. The amendments in this ASU are effective for public and nonpublic entities for fiscal years beginning after December 15, 2021, and interim periods with fiscal years beginning after December 15, 2021. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating the effects of the adoption of ASU No. 2021-04 on its consolidated financial statements.

In August 2020, the FASB issued ASU No. 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies an issuer’s accounting for convertible instruments by reducing the number of accounting models that require separate accounting for embedded conversion features. ASU 2020-06 also simplifies the settlement assessment that entities are required to perform to determine whether a contract qualifies for equity classification and makes targeted improvements to the disclosures for convertible instruments and earnings-per-share (EPS) guidance. This update will be effective for the Company’s fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. Entities can elect to adopt the new guidance through either a modified retrospective method of transition or a fully retrospective method of transition. The Company is currently evaluating the impact of the pending adoption of the new standard on its financial statements and intends to adopt the standard as of January 1, 2024.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements.

Critical Accounting Policies

Our consolidated financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

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Our significant accounting policies are summarized in Note 3 of our consolidated financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause effect on our consolidated results of operations, financial position or liquidity for the periods presented in this report.

We believe the following critical accounting policies and procedures, among others, affect our more significant judgments and estimates used in the preparation of our consolidated financial statements:

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Such estimates and assumptions impact, among others, the following: allowance for doubtful accounts, inventory obsolescence and the fair value of share-based payments.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

Intangible Assets

Software

The Company accounts for acquired internal-use software licenses and certain costs within the scope of ASC 350-40, Intangibles - Goodwill and Other - Internal-Use Software as intangible assets. The Company capitalized $87,639 of costs incurred in the year ended January 31, 2022 to implement cloud computing arrangements. Acquired internal-use software licenses are amortized over the term of the arrangement on a straight-line basis to the line item within the consolidated statements of operations that reflects the nature of the license.

Additionally, the Company evaluates its accounting for fees paid in an agreement to determine whether it includes a license to internal-use software. If the agreement includes a software license, the Company accounts for the software license as an intangible asset. Acquired software licenses are recognized and measured at cost, which includes the present value of the license obligation if the license is to be paid for over time. If the agreement does not include a software license, the Company accounts for the arrangement as a service contract (hosting arrangement) and hosting costs are generally expensed as incurred.

Goodwill

The Company does not amortize goodwill or indefinite-lived intangible assets. The Company tests goodwill for impairment annually as of January 31 or if an event occurs or circumstances change that indicate that the fair value of the entity, or the reporting unit, may be below its carrying amount (a “triggering event”). Whenever events or circumstances change, entities have the option to first make a qualitative evaluation about the likelihood of goodwill impairment. If impairment is deemed more likely than not, management would perform the two-step goodwill impairment test. Otherwise, the two-step impairment test is not required. In assessing the qualitative factors, the Company assessed relevant events and circumstances that may impact the fair value and the carrying amount of the reporting unit. The identification of the relevant events and circumstances and how these may impact a reporting unit’s fair value or carrying amount involve significant judgements and assumptions. The judgement and assumptions include the identification of macroeconomic conditions, industry and market considerations, overall financial performance, Company specific events and share price trends, an assessment of whether each relevant factor will impact the impairment test positively or negatively, and the magnitude of an such impact.

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If a quantitative assessment is performed, a reporting unit’s fair value is compared to its carrying value. A reporting unit’s fair value is determined based upon consideration of various valuation methodologies, including the income approach, which utilizes projected future cash flows discounted at rates commensurate with the risks involved and multiples of current and future earnings. If the fair value of a reporting unit is less than its carrying amount, an impairment charge is recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized cannot exceed the total amount of goodwill allocated to that reporting unit.

Management evaluates the remaining useful life of an intangible asset that is not being amortized each reporting period to determine whether events and circumstances continue to support an indefinite useful life. If an intangible asset that is not being amortized is subsequently determined to have a finite useful life, it is amortized prospectively over its estimated remaining useful life.

Other Intangibles

Amortizable intangible assets, including tradenames and trademarks, are amortized on a straight-line basis over 3 years. Customer relationships are amortized on a straight-line basis over 4 to 5 years.

Leases

In February 2016, the FASB issued ASU 2016-02 “Leases” (Topic 842) which amended guidance for lease arrangements to increase transparency and comparability by providing additional information to users of financial statements regarding an entity’s leasing activities. Subsequent to the issuance of Topic 842, the FASB clarified the guidance through several ASUs; hereinafter the collection of lease guidance is referred to as ASC 842. The revised guidance seeks to achieve this objective by requiring reporting entities to recognize lease assets and lease liabilities on the balance sheet for substantially all lease arrangements.

As part of the adoption the Company elected the practical expedients permitted under the transition guidance within the new standard, which among other things, allowed the Company to:

1.	Not separate non-lease components from lease components and instead to account for each separate lease component and the non-lease components associated with that lease component as a single lease component.

2.	Not to apply the recognition requirements in ASC 842 to short-term leases.

3.	Not record a right of use asset or right of use liability for leases with an asset or liability balance that would be considered immaterial.

Revenue Recognition

The Company recognizes revenue in accordance with ASU 2014-09, Revenue from Contracts with Customers (Topic 606).

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The Company’s sales predominantly are generated from the sale of finished products to customers, contain a single performance obligation and revenue is recognized at a single point in time when ownership, risks and rewards transfer. Typically, this occurs when the goods are shipped to the customer. Revenues are recognized in an amount that reflects the net consideration the Company expects to receive in exchange for the goods. The Company reports all amounts billed to a customer in a sale transaction as revenue. Under the new revenue guidance, the Company elected to treat shipping and handling activities as fulfillment activities, and the related costs are recorded as selling expenses in general and administrative expenses on the consolidated statement of operations.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC Topic 718, “Compensation – Stock Compensation” (“ASC 718”) which establishes financial accounting and reporting standards for stock-based employee compensation. It defines a fair value-based method of accounting for an employee stock option or similar equity instrument. The Company accounts for compensation cost for stock option plans in accordance with ASC 718.

The Company recognizes all forms of share-based payments, including stock option grants, warrants and restricted stock grants, at their fair value on the grant date, which are based on the estimated number of awards that are ultimately expected to vest.

Share-based payments, excluding restricted stock, are valued using a Black-Scholes option pricing model. Grants of share-based payment awards issued to non-employees for services rendered have been recorded at the fair value of the share-based payment, which is the more readily determinable value. The grants are amortized on a straight-line basis over the requisite service periods, which is generally the vesting period. If an award is granted, but vesting does not occur, any previously recognized compensation cost is reversed in the period related to the termination of service. Stock-based compensation expenses are included in cost of goods sold or selling, general and administrative expenses, depending on the nature of the services provided, in the consolidated statement of operations. Share-based payments issued to placement agents are classified as a direct cost of a stock offering and are recorded as a reduction in additional paid in capital.

When computing fair value of share-based payments, the Company has considered the following variables:

●	The risk-free interest rate assumption is based on the U.S. Treasury yield for a period consistent with the expected term of the option in effect at the time of the grant.

●	The Company has not paid any dividends on common stock since its inception and does not anticipate paying dividends on its common stock in the foreseeable future.

●	The expected option term is computed using the “simplified” method as permitted under the provisions of Staff Accounting Bulletin (“SAB”) 110.

●	The term is the life of the grant.

●	The expected volatility was estimated using the historical volatilities of the Company’s common stock.

●	The forfeiture rate is based on the historical forfeiture rate for the Company’s unvested stock options, which was 0%.

Advertising

Costs incurred for producing and communicating advertising for the Company are charged to operations as incurred.

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Results of Operations for the Quarter ended October 31, 2022 and 2021

The following table sets forth the summary of the condensed consolidated statements of operations for the quarter ended October 31, 2022 and 2021:

	For the Three Months Ended
	October 31, 2022	October 31, 2021

Sales - Net of Slotting Fees and Discounts	$25,693,913	$10,852,682
Gross Profit	$6,564,206	$2,645,743
Operating Expenses	$(5,065,645)	$(2,644,542)
Other Expenses	$(186,859)	$(8,731)
Income Tax Benefit (Provision)	$(285,686)	$2,075
Income from equity method investment in Chef Inspirational	$71,924	$-
Net Income (Loss)	$1,097,940	$(5,455)

For the quarters ended October 31, 2022 and 2021, the Company reported net income (loss) of $1,097,940 and $(5,455), respectively. The change in net income (loss) between the quarter ended October 31, 2022 and 2021 reflects strong sales and same-customer product additions, normalization of costs for commodities, other materials, freight as well as improvements in manufacturing efficiencies.

Sales: Sales, net of slotting fees and discounts increased by approximately 137% to $25,693,913 during the quarter ended October 31, 2022, from $10,852,682 during the quarter ended October 31, 2021. Sales included the third full quarter from the acquisition of T&L Creative Salads, Inc. and Olive Branch LLC in December 2021. During the quarter ended October 31, 2022, MamaMancini’s Inc. and T&L Salads continued to successfully accelerate product portfolio synergies by adding new T&L products to existing MamaMancini’s customers in both club stores and retail chains in addition to increasing the average SKU’s carried per location.

Gross Profit: The gross profit margin was 26% and 24% for the quarters ended October 31, 2022 and 2021, respectively. The quarter ended October 31, 2022 marks the return to normalcy of target margins based on improved pricing and strong sales growth. The Company continues to identify procurement efficiencies and cost savings through stronger buying power created through the acquisitions of T&L Creative Salads and Olive Branch.

Operating Expenses: Operating expenses increased by 92% during the quarter ended October 31, 2022, as compared to the quarter ended October 31, 2021. Operating expenses decreased as a percentage of sales to 20% in 2022 compared to 24% in 2021. The $2,421,103 increase in total operating expenses is primarily attributable to the following:

●	Payroll and Related Expenses rose by $659,941 related to the executive hires, incremental costs associated with the acquisition of T&L Creative Salads management and office salaries;

●	Commission Expenses rose $253,144 due to increased sales;

●	Allowance for Doubtful Accounts rose by $245,354 due to our anticipation of increasing macroeconomic risk;

●	Professional Fees rose $158,448 due to higher third-party accounting and technical expertise and auditing fees related to the additional complexity of the acquisitions; and

●	Freight charges rose $110,153 due to increased Finished Goods transportation rate increases and fuel surcharges.

Other Income (Expenses): Other expenses increased by $178,128 to $186,859 for the quarter ended October 31, 2022 as compared to $8,731 during the quarter ended October 31, 2021. For the quarter ended October 31, 2022, other income (expenses) consisted of $183,844 in interest expense on the Company’s financing arrangements and $3,015 in amortization of debt discount. For the three months ended October 31, 2021, other expenses consisted of $8,731 in interest expense incurred on the Company’s financing arrangements.

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Results of Operations for the Nine Months ended October 31, 2022 and 2021

The following table sets forth the summary of the condensed consolidated statements of operations for the nine months ended October 31, 2022 and 2021:

	For the Nine Months Ended
	October 31, 2022	October 31, 2021

Sales - Net of Slotting Fees and Discounts	$70,370,967	$33,230,666
Gross Profit	$12,986,014	$9,223,746
Operating Expenses	$(12,057,775)	$(7,785,433)
Other Income (Expenses)	$(454,233)	$10,994
Income Tax Provision	$(106,079)	$(391,313)
Income from equity method investment in Chef Inspirational	$90,464	$-
Net Income	$458,391	$1,057,994

For the nine months ended October 31, 2022 and 2021, the Company reported net income of $458,391 and $1,057,994, respectively. The change in net income between the nine months ended October 31, 2022 and 2021 reflects the challenges of cost inflation of commodities, packaging and freight outpacing price increases from February through July 2022 offset by cost normalization and improved pricing models from August through October 2022.

Sales: Sales, net of slotting fees and discounts increased by approximately 112% to $70,370,967 during the nine months ended October 31, 2022, from $33,230,666 during the nine months ended October 31, 2021. Sales included the first full nine months from the acquisition of T&L Creative Salads, Inc. and Olive Branch LLC in December 2021. Sales for MamaMancini’s, Inc. grew moderately across all channels during the nine months ended October 31, 2022 versus the prior year comparative period. During the nine months ended October 31, 2022, MamaMancini’s Inc. and T&L Salads continued to gain product portfolio synergies by adding new products to existing customers in both club stores and retail chains.

Gross Profit: The gross profit margin was 18% for the nine months ended October 31, 2022 compared to 28% for the quarter ended October 31, 2021. The T&L Creative Salads and Olive Branch LLC acquisition created a different financial model with lower gross margin percentage yet comparable Operating Income margins. In addition, for the first six months inflation of raw materials, packaging and freight costs temporarily out-paced price increases which dissipated in the final 3 months of the quarter.

Operating Expenses: Operating expenses increased by 55% during the nine months ended October 31, 2022, as compared to the nine months ended October 31, 2021. Operating expenses decreased as a percentage of sales to 17% in 2022 compared to 23% in 2021. The $4,272,342 increase in total operating expenses is primarily attributable to the following:

●	Payroll and Related Expenses rose by $1,198,146 related to the acquisition of T&L Creative Salads management and office salaries, newly hired executives, additional accounting staff at MamaMancini’s and severance pay;

●	Freight charges rose $611,733 due to increased Finished Goods transportation rate increases and fuel surcharges;

●	Professional Fees rose $571,496 due to one-time legal fees associated with investment in Chef Inspirational Foods, higher Auditing Fees and third-party accounting/technical expertise related to the additional complexity of the acquisitions;

●	Commission Expenses rose $480,986 due to increased sales; and

●	Insurance Expenses rose $310,627 to account for the acquisition of T&L Creative Salads and Olive Branch LLC.

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Other Income (Expenses): Other expenses changed by $465,227 to $(454,233) for the nine months ended October 31, 2022 as compared to income of $10,994 during the nine months ended October 31, 2021. For the nine months ended October 31, 2022, other income (expenses) consisted of $447,259 in interest expense on the Company’s financing arrangements, $9,670 in amortization of debt discount and $2,596 of other income. For the nine months ended October 31, 2021, other income (expenses) consisted of $(26,710) in interest expense incurred on the Company’s financing arrangements which was offset by the net insurance proceeds relating to the property damage claim of $37,704.

Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital at October 31, 2022 compared to January 31, 2022:

	October 31, 2022	January 31, 2022	Change
Current Assets	$14,316,080	$11,638,317	$2,677,763
Current Liabilities	$11,151,225	$8,985,128	$2,166,097
Working Capital	$3,164,855	$2,653,189	$511,666

As of October 31, 2022, we had working capital of $3,164,855 as compared to working capital of $2,653,189 as of January 31, 2022, an increase of $511,666. The increase in working capital is primarily attributable to an increase in cash of $2,628,689, an increase of inventories of $673,166 based on robust sales increases, an increase in prepaid expenses of $110,926 and a decreases in the short term portion of finance lease payable of $37,954 offset by better cash management and a decrease in accounts receivable of $735,018, an increase in accounts payable and accrued liabilities of $1,586,609, an increase in the term loan of $267,665, an increase in the short term portion of the operating lease payable of $85,524, an increase in the related party promissory note of $79,253 and the receipt of proceeds from the Series B Preferred Stock to be issued of $185,000.

Net cash provided by operating activities for the nine months ended October 31, 2022 was $3,184,020 compared to net cash provided by operating activities for the nine months ended October 31, 2021 of $2,132,797. The net income for the nine months ended October 31, 2022 and 2021 was $458,391 and $1,057,994, respectively. During the nine months ended October 31, 2022, net income was affected by adjustments to net income of $1,371,694 and by changes in operating activities which provided cash of $1,353,935. During the nine months ended October 31, 2021, net income was affected by adjustments to net income of $1,139,159 offset by changes in operating activities which used cash of $64,356.

Net cash used in investing activities for the nine months ended October 31, 2022 was $1,007,547 as compared to $657,607 for the nine months ended October 31, 2021, respectively. For the nine months ended October 31, 2022, the Company used cash of $507,547 to purchase new machinery and equipment. In addition, the Company paid cash of $500,000 for the acquisition of a 24% minority interest in Chef Inspirational Foods, Inc. For the nine months ended October 31, 2021, the cash used in investing activities was to purchase new machinery and equipment.

Net cash provided by all financing activities for the nine months ended October 31, 2022 was $452,216 as compared to $125,830 used in financing activities for the nine ended October 31, 2021. During the nine months ended October 31, 2022, the Company received net proceeds of $225,000 from borrowings pursuant to the line of credit which were offset by payments of the acquisition related term loan and finance lease payments of $905,172 and $190,349, respectively, and payment of offering costs of $57,200. In addition, during the nine months ended October 31, 2022, the Company received proceeds of $26,250 for the exercise of options and $1,365,000 from the first and second tranches of the sale of Series B Convertible Preferred Stock, of which $185,000 was received in advance of share issuance. During the nine months ended October 31, 2022, the Company paid dividends on the Series B Preferred stock of $11,313. During the nine months ended October 31, 2021, the Company received proceeds of $19,080 from the exercise of options. These cash in-flows were offset by payments of $144,910 paid for finance lease payments.

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Although the expected revenue growth and control of expenses lead management to believe that it is probable that the Company’s cash resources will be sufficient to meet its cash requirements through December 12, 2023, based on current and projected levels of operations, the Company may require additional funding to finance growth and achieve its strategic objectives. If such financing is required, there can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all. In the event funding is not available on reasonable terms, the Company might be required to change its growth strategy and/or seek funding on an alternative basis, but there is no guarantee it will be able to do so.

Recent Accounting Pronouncements

In May 2021, the FASB issued accounting standards update ASU 2021-04, “Earnings Per Share (Topic 260), Debt— Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options”, to clarify and reduce diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (for example, warrants) that remain equity classified after modification or exchange. The amendments in this ASU are effective for public and nonpublic entities for fiscal years beginning after December 15, 2021, and interim periods with fiscal years beginning after December 15, 2021. Early adoption is permitted, including adoption in an interim period. The Company adopted the new standard on February 1, 2022 and the adoption of the new standard did not have a significant impact on the Company’s condensed consolidated financial statements.

In August 2020, the FASB issued ASU No. 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies an issuer’s accounting for convertible instruments by reducing the number of accounting models that require separate accounting for embedded conversion features. ASU 2020-06 also simplifies the settlement assessment that entities are required to perform to determine whether a contract qualifies for equity classification and makes targeted improvements to the disclosures for convertible instruments and earnings-per-share (EPS) guidance. This update will be effective for the Company’s fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. Entities can elect to adopt the new guidance through either a modified retrospective method of transition or a fully retrospective method of transition. The Company is currently evaluating the impact of the pending adoption of the new standard on its financial statements and intends to adopt the standard as of January 1, 2024.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying condensed consolidated financial statements.

Critical Accounting Policies

Our condensed consolidated financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 3 of our condensed consolidated financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause effect on our consolidated results of operations, financial position or liquidity for the periods presented in this report.

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We believe the following critical accounting policies and procedures, among others, affect our more significant judgments and estimates used in the preparation of our condensed consolidated financial statements:

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Such estimates and assumptions impact, among others, the following: allowance for doubtful accounts, inventory obsolescence and the fair value of share-based payments.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the condensed consolidated financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

Intangible Assets

Software

The Company accounts for acquired internal-use software licenses and certain costs within the scope of ASC 350-40, Intangibles - Goodwill and Other - Internal-Use Software as intangible assets. The Company capitalized $87,639 of costs incurred in the nine months ended October 31, 2022 to implement cloud computing arrangements. Acquired internal-use software licenses are amortized over the term of the arrangement on a straight-line basis to the line item within the condensed consolidated statements of operations that reflects the nature of the license.

Additionally, the Company evaluates its accounting for fees paid in an agreement to determine whether it includes a license to internal-use software. If the agreement includes a software license, the Company accounts for the software license as an intangible asset. Acquired software licenses are recognized and measured at cost, which includes the present value of the license obligation if the license is to be paid for over time. If the agreement does not include a software license, the Company accounts for the arrangement as a service contract (hosting arrangement) and hosting costs are generally expensed as incurred.

Goodwill

The Company does not amortize goodwill or indefinite-lived intangible assets. The Company tests goodwill for impairment annually as of April 30 or if an event occurs or circumstances change that indicate that the fair value of the entity, or the reporting unit, may be below its’ carrying amount (a “triggering event”). Whenever events or circumstances change, entities have the option to first make a qualitative evaluation about the likelihood of goodwill impairment. If impairment is deemed more likely than not, management would perform the two-step goodwill impairment test. Otherwise, the two-step impairment test is not required. In assessing the qualitative factors, the Company assessed relevant events and circumstances that may impact the fair value and the carrying amount of the reporting unit. The identification of the relevant events and circumstances and how these may impact a reporting unit’s fair value or carrying amount involve significant judgements and assumptions. The judgement and assumptions include the identification of macroeconomic conditions, industry and market considerations, overall financial performance, Company specific events and share price trends, an assessment of whether each relevant factor will impact the impairment test positively or negatively, and the magnitude of an such impact.

If a quantitative assessment is performed, a reporting unit’s fair value is compared to its carrying value. A reporting unit’s fair value is determined based upon consideration of various valuation methodologies, including the income approach, which utilizes projected future cash flows discounted at rates commensurate with the risks involved and multiples of current and future earnings. If the fair value of a reporting unit is less than its carrying amount, an impairment charge is recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized cannot exceed the total amount of goodwill allocated to that reporting unit.

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Management evaluates the remaining useful life of an intangible asset that is not being amortized each reporting period to determine whether events and circumstances continue to support an indefinite useful life. If an intangible asset that is not being amortized is subsequently determined to have a finite useful life, it is amortized prospectively over its estimated remaining useful life.

Other Intangibles

Amortizable intangible assets, including tradenames and trademarks, are amortized on a straight-line basis over 3 years. Customer relationships are amortized on a straight-line basis over 4 to 5 years.

Revenue Recognition

The Company recognizes revenue in accordance with FASB Topic 606, Revenue from Contracts with Customers (Topic 606).

The Company’s sales predominantly are generated from the sale of finished products to customers, contain a single performance obligation and revenue is recognized at a single point in time when ownership, risks and rewards transfer. Typically, this occurs when the goods are shipped to the customer. Revenues are recognized in an amount that reflects the net consideration the Company expects to receive in exchange for the goods. The Company reports all amounts billed to a customer in a sale transaction as revenue. Under the new revenue guidance, the Company elected to treat shipping and handling activities as fulfilment activities, and the related costs are recorded as selling expenses in general and administrative expenses on the condensed consolidated statement of operations.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC Topic 718, “Compensation – Stock Compensation” (“ASC 718”) which establishes financial accounting and reporting standards for stock-based employee compensation. It defines a fair value-based method of accounting for an employee stock option or similar equity instrument. The Company accounts for compensation cost for stock option plans in accordance with ASC 718.

The Company recognizes all forms of share-based payments, including stock option grants, warrants and restricted stock grants, at their fair value on the grant date, which are based on the estimated number of awards that are ultimately expected to vest.

Share-based payments, excluding restricted stock, are valued using a Black-Scholes option pricing model. Grants of share-based payment awards issued to non-employees for services rendered have been recorded at the fair value of the share-based payment, which is the more readily determinable value. The grants are amortized on a straight-line basis over the requisite service periods, which is generally the vesting period. If an award is granted, but vesting does not occur, any previously recognized compensation cost is reversed in the period related to the termination of service. Stock-based compensation expenses are included in cost of goods sold or selling, general and administrative expenses, depending on the nature of the services provided, in the condensed consolidated statement of operations. Share-based payments issued to placement agents are classified as a direct cost of a stock offering and are recorded as a reduction in additional paid in capital.

When computing fair value of share-based payments, the Company has considered the following variables:

●	The risk-free interest rate assumption is based on the U.S. Treasury yield for a period consistent with the expected term of the option in effect at the time of the grant.

●	The Company has not paid any dividends on common stock since its inception and does not anticipate paying dividends on its common stock in the foreseeable future.

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●	The expected option term is computed using the “simplified” method as permitted under the provisions of Staff Accounting Bulletin (“SAB”) 110.

●	The term is the life of the grant.

●	The expected volatility was estimated using the historical volatilities of the Company’s common stock.

●	The forfeiture rate is based on the historical forfeiture rate for the Company’s unvested stock options, which was 0%.

Advertising

Costs incurred for producing and communicating advertising for the Company are charged to operations as incurred.

Off-Balance Sheet Arrangements

As of January 31, 2022 and 2021, we had no off-balance sheet arrangements.

Seasonality

Our operating results are not affected by seasonality.

Inflation

Our business and operating results are not affected in any material way by inflation.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception until the present time, the principal independent accounting firm for the Company has not resigned, declined to stand for reelection or been dismissed. We have no disagreements with our independent registered public accounting firm on any matter of accounting principles or with any financial statement disclosures.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table discloses our directors and executive officers as of February 1, 2023.

Name	Age	Position

Adam L. Michaels	46	Chief Executive Officer and Chairman of the Board of Directors

Matthew Brown	53	President and Director

Anthony Gruber	54	Chief Financial Officer

Steven Burns	62	Executive Vice President and Director

Alfred D’Agostino	68	Director

Thomas Toto	67	Director

Dean Janeway Michael Stengel Meghan Henson	79 66 53	Director Director Director

Shirley Romig	45	Director

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Adam Michaels was appointed Chief Executive Officer and a member of the Board of Directors of the Company effective September 6, 2022 and was appointed Chairman of the Board effective February 1, 2023.

Mr. Michaels is an experienced food industry executive and former management consultant. Prior to MamaMancini’s, Adam worked at Mondelez International, a multinational food and beverage company. Over the past nine years, he held numerous roles with increasing responsibility at Mondelez across Supply Chain, Commercial Sales & Marketing, and Strategy. Adam was most recently responsible for M&A and Commercial activities within North American Ventures – a business unit comprised of smaller, high-growth brands. Before joining Mondelez, Adam was a Principal at Booz & Company, a management consulting firm, for seven years, where he specialized in the Food & Beverage sector.

Adam holds an MBA in Marketing & Management from Columbia Business School and a BSE in Bioengineering from the University of Pennsylvania.

The Board determined that Mr. Michaels is qualified to serve as a director given his extensive Food & Beverage experience, corporate strategy background, understanding of consumer insights & analytics, and prior work accelerating brands across their growth lifecycles.

Matthew Brown has over 20 years of experience in the sales and marketing of products in the food industry. Beginning in February 2010 through the present, he has served as President of MamaMancini’s. From April 2001 until January of 2012, he served as the President of Hors D’oeuvres Unlimited, overseeing the day to day operations of their food manufacturing business. He previously worked as a marketing associate from September 1993 to December 1998 at Kraft Foods, Inc., where he dealt with numerous aspects of the company’s marketing of their food products.

Mr. Brown received his B.A. from the University of Michigan in 1991 and his M.B.A. from the University of Illinois in 1993.

In evaluating Mr. Brown’s specific experience, qualifications, attributes and skills in connection with his appointment to our board, we took into account his numerous years of experience in sales and marketing, and his proven track record of success in such endeavors.

Anthony J. Gruber has served since September 2022 as the Company’s Chief Financial Officer and previously served from 2019 through 2021, Mr. Gruber served as Chief Financial Officer of De’Longhi America, Inc., an appliance manufacturer known for its espresso machines, which is the North American subsidiary of the Italian parent, De’Longhi S.p.A. He successfully restructured the Finance function for the 120-employee company with annual revenues of approximately $400 million.

From 2018-2019, he served as Chief Financial Officer of LBM Advantage, Inc., a member-owned lumber and building materials buying cooperative with 500+ members and revenues of approximately $2.2 billion.

From 2014-2017, he served as Vice President Finance and Chief Financial Officer of Richemont North America, Inc., which is the North American subsidiary of the Swiss-based luxury goods company, with 2017 revenues of approximately $2.0 billion and 2000 employees. Richemont’s Brands include Cartier, Chloe, Dunhill, MontBlanc and Piaget, among others.

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From 2005-2014, he served as the Chief Financial Officer of Montblanc North America, LLC, prior to its integration into Richemont North America Inc. He previously served as a Senior Accountant with Ernst & Young LLP.

Mr. Gruber earned a BS, Accounting from the University of Bridgeport, Bridgeport, CT and has been a Certified Public Accountant since 1993.

Steven Burns been Executive Vice President of the Company since February 1, 2020. He has over 20 years of experience in the management and operations of various companies. Mr. Burns has served as a director of MamaMancini’s from February 2010 through the present. Beginning in June 2011 and still presently, he serves as the Chairman of the Board of Directors of Meatball Obsession, LLC. Additionally, beginning in 2006 and still presently, he works as the President and CEO of Point Prospect, Inc., where he oversees the day to day operations of the company, which primarily deal with investments and services in real estate, clean and efficient energy sources, high-quality and healthy food services, and healthcare technology. Prior to that, for a period of 24 years he worked at and was senior executive at Accenture where he led the U.S. Health Insurance Industry Program comprised of approximately 600 professionals. He also has sat on various financial committees and boards of directors throughout his career.

Mr. Burns received his B.S. in Business Management from Boston College in 1982.

In evaluating Mr. Burns’ specific experience, qualifications, attributes and skills in connection with his appointment to our board, we took into account his numerous years of experience in serving on board of directors, his knowledge of running and managing companies, and his proven track record of success in such endeavors.

Alfred D’Agostino has over 35 years of experience in the management and ownership of food brokerage and food distribution companies. Mr. D’Agostino has served as a director of MamaMancini’s from February 2010 through the Present. Beginning in March 2001 and still presently, he serves as the President for WorldWide Sales Inc., a perishable food broker that services the New York / New Jersey Metropolitan and Philadelphia marketplace. Prior to this he worked from September 1995 until February 2001 as Vice- President of the perishable business unit at Marketing Specialists, a nationwide food brokerage. Previously, from February 1987 until August 1995 he worked as a Partner for the perishable division of Food Associates until its merger with Merket Enterprises.

In evaluating Mr. D’Agostino’s specific experience, qualifications, attributes and skills in connection with his appointment to our board, we took into account his numerous years of experience in the food brokerage and other food related industries, his knowledge of running and managing companies, and his proven track record of success in such endeavors.

Mr. D’Agostino received his B.S. in Business Management from the City College of New York in 1974.

Thomas Toto has over 33 years of experience in the management and ownership of food brokerage and food distribution companies. Mr. Toto has served as a director of MamaMancini’s from February 2010 through the Present. Beginning in June 2009 and still presently, he serves as the Senior Business manager for WorldWide Sales Inc., a perishable food broker that services the New York / New Jersey Metropolitan and Philadelphia marketplace. Prior to this he worked from September 2007 until May 2009 as a Division President for DCI Cheese Co., a company that imported and distributed various kinds of cheeses. Previously from March 1993 until September 2007 he was the President and owner of Advantage International Foods Corporation, where he ran the day-to-day operations of importing and distributing cheeses around the world.

Mr. Toto received his B.A. from Seton Hall University in 1976 and his M.B.A. from Seton Hall University in 1979.

In evaluating Mr. Toto’s specific experience, qualifications, attributes and skills in connection with his appointment to our board, we took into account his numerous years of experience in the food brokerage and other food related industries, his knowledge of running and managing companies, and his proven track record of success in such endeavors.

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Dean Janeway has served as a director of MamaMancini’s since 2012. Mr. Janeway is an executive with more than 40 years of broad leadership skills and extensive experience in the areas of corporate strategy, business development, operational oversight and financial management. From 1966 through 2011, Mr. Janeway served in various positions at Wakefern Food Corp., the largest retailer- owned cooperative in the United States. From 1966 through 1990, Mr. Janeway advanced through various positions of increasing responsibility including positions in Wakefern’s accounting, merchandising, dairy-deli, and frozen foods divisions. From 1990 through 1995 Mr. Janeway provided oversight for all of Wakefern’s procurement, marketing, merchandising, advertising and logistics divisions. From 1995 until his retirement in 2011, Mr. Janeway served as President and Chief Operating Officer of “Wakefern” providing primary oversight for the company’s financial and treasury functions, human resources, labor relations, new business development, strategic acquisitions, government relations, corporate social responsibility, sustainability initiatives and member relations. Mr. Janeway previously served as the chairman for the National Grocers Association from 1993 through 2001. From 2009 through the present, Mr. Janeway has served as the Chairman of the Foundation for the University of Medicine and Dentistry of New Jersey.

The Board of Directors determined that Mr. Janeway’s qualifications to serve as a director include his notable business and leadership experience in the all areas of management, particularly in the food industry. He also has experience in the area of wholesale distribution, due to his past position at Wakefern and his knowledge of running and managing companies and his proven track record of success in such endeavors will be invaluable to the Company going forward.

Mr. Janeway received his B.A. in Marketing from Rutgers University, and his M.B.A from Wharton School of Business, University of Pennsylvania.

Michael Stengel is a tenured hospitality industry veteran, bringing over 40 years of executive leadership experience with Marriott International to the MamaMancini’s Board of Directors. At Marriott, he was instrumental to the Company’s convention network strategy, overseeing 135 Convention venues including the Gaylord Brand. Michael, as Senior Vice President of Gaylord Hotels and The Convention Resort Network (CRN) at Marriott, oversaw significant food and beverage operations within his portfolio of managed hotels and being responsible for well over $1.5 billion in revenue. Mr. Stengel has had direct responsibility for P&L operations for numerous enterprises and is completely familiar with financial management of public companies.

Mr. Stengel has received a B.S. Law and Justice from Rowan University, a Cornell University Hospitality Certificate, and an executive MBA with Marriott sponsor by the University of Maryland.

The Board determined that Mr. Stengel’s qualifications to serve as a director include his multi-faceted financial responsibility and experience in the food and hospitality business and his success in building organizations into large-scale, highly profitable operations.

Meghan Henson is an experienced senior human resources executive with experience across several industries. She has served since 2020 as Executive Vice President, Chief Human Resources Officer of Avantor, Radnor, PA. Previously, she served as Chief Human Resources Officer of XPO Logistics, Greenwich, CT from 2016-2020. She served as Executive Vice President, Chief Human Resources Officer, Chubb Insurance, Warren, NJ from 2013-2016 after serving in various Human Resources leadership roles with PepsiCo from 2004-2013. Prior to PepsiCo, she served as Senior Manager, Human Capital for Deloitte Consulting from 2001-2004 and Manager, HR and Change Management for Towers Perrin (now Willis Towers Watson) from 1997-2001. She holds an MBA with emphasis in Organizational Behavior from the University of Michigan and a Bachelor of Arts, Political Science and East Asian Studies at the University of Wisconsin. During her tenure at the University of Wisconsin, she was elected Student Body President.

Shirley Romig has two decades of experience in operationalizing growth strategies and leading transformational initiatives in complex consumer and technology organizations. Most recently, Ms. Romig was the CEO and Co-Founder of Mixo Group, Inc., a digital creator platform for the $1.7T food market. Previously, she was Vice President with Lyft, leading Global Operations, East and Canada from 2019 to 2022. From 2017-2019, Ms. Romig led six lines of businesses at Equinox Fitness Clubs as Group Vice President. From 2016-2017, Ms. Romig was the Head of Retail Strategy for SapientRazorfish, a global digital agency. From 2013 to 2015, Ms. Romig was the Senior Vice President of Corporate Strategy with HBC responsible for implementation of growth initiatives across Saks Fifth Avenue, Saks OFF 5th, Lord & Taylor and Hudson’s Bay in Canada. Ms. Romig also served as a Vice President for Saks Incorporated where she led the company’s omnichannel transformation work and launched Saksoff5th.com as well as numerous growth initiatives for Saks.com. Earlier in her career, Ms. Romig worked in equity research and digital and strategy consulting. Ms. Romig also serves on the Board of Directors for Lovesac, a publicly traded home furnishings company as the Chair of the Nominating and Governance Committee. Ms. Romig holds an M.B.A. from the Darden School of Business and a Bachelor of Science from the McIntire School of Commerce, both at the University of Virginia.

Board Committees and Charters

Our board of directors has established the following committees: an audit committee, a people & compensation committee and a nominating/corporate governance committee. Copies of each committee’s charter are posted on our website, www.mamamancini’s.com. Our board of directors may from time to time establish other committees.

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Audit Committee

The purpose of the Audit Committee is to oversee the processes of accounting and financial reporting of the Company and the audits and financial statements of the Company. The Audit Committee’s primary duties and responsibilities are to:

●	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

●	Monitor the independence and performance of the Company’s independent auditors and the Company’s accounting personnel.

●	Provide an avenue of communication among the independent auditors, management, the Company’s accounting personnel, and the Board.

●	Appoint and provide oversight for the independent auditors engaged to perform the audit of the financial statements.

●	Discuss the scope of the independent auditors’ examination.

●	Review the financial statements and the independent auditors’ report.

●	Review areas of potential significant financial risk to the Company.

●	Monitor compliance with legal and regulatory requirements.

●	Solicit recommendations from the independent auditors regarding internal controls and other matters.

●	Make recommendations to the Board.

●	Resolve any disagreements between management and the auditors regarding financial reporting.

●	Prepare the report required by Item 407(d) of Regulation S-K, as required by the rules of the Securities and Exchange Commission (the “SEC”).

●	Perform other related tasks as requested by the Board.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

Our Audit Committee consists of Messrs. Toto, Stengel and D’Agostino. Mr. Toto serves as the Chairman of our Audit Committee.

People and Compensation Committee

The People and Compensation Committee’s responsibilities include, but are not limited to, the responsibilities which are required under the corporate governance rules of NASDAQ, including the responsibility to determine compensation of the Chairman of the Board, the Chief Executive Officer (“CEO”), the President and all other executive officers. The Compensation Committee’s actions shall generally be related to overall considerations, policies and strategies.

The following are specific duties and responsibilities of the Compensation Committee:

●	Review the competitiveness of the Company’s executive compensation programs to ensure (a) the attraction and retention of corporate officers, (b) the motivation of corporate officers to achieve the Company’s business objectives, and I the alignment of the interests of key leadership with the long-term interests of the Company’s stockholders.

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●	Review and determine the annual salary, bonus, stock options, other equity-based incentives, and other benefits, direct and indirect, of the Company’s executive officers, including development of an appropriate balance between short-term pay and long-term incentives while focusing on long-term stockholder interests.

●	Determine salary increases and bonus grants for the Chairman of the Board, the CEO, the President and all other executive officers of the Company.

●	Review and approve corporate goals and objectives for purposes of bonuses and long- term incentive plans.

●	Review and approve benefit plans, including equity incentive plans, and approval of individual grants and awards.

●	Review and approve employment or other agreements relating to compensation for the Chairman of the Board, the CEO, the President and the other executive officers of the Company.

●	Review and discuss with management the Company’s CD&A and recommend to the Board that the CD&A be included in the annual report on Form 10-K and/or proxy statement in accordance with applicable SEC rules.

●	If required by SEC rules, provide a People and Compensation Committee Report on executive compensation to be included in the Company’s annual proxy statement in accordance with applicable SEC rules.

●	Perform an annual evaluation of the performance of the Chairman of the Board, the CEO, the President and the other executive officers.

●	Perform an annual review of non-employee director compensation programs and recommend changes thereto to the Board when appropriate.

●	Plan for executive development and succession.

●	Review and approve all equity-based compensation plans and amendments thereto, subject to any stockholder approval under the listing standards of NASDAQ.

●	Recommend an appropriate method by which stockholder concerns about compensation may be communicated by stockholders to the Committee and, as the Committee deems appropriate, to respond to such stockholder concerns.

●	Perform such duties and responsibilities as may be assigned by the Board to the Committee under the terms of any executive compensation plan, incentive compensation plan or equity-based plan.

●	Review risks related to the Company’s compensation policies and practices and review and discuss, at least annually, the relationship between the Company’s risk management policies and practices, corporate strategy and compensation policies and practices.

Our Compensation Committee consists of Ms. Henson and Messrs D’Agostino, Janeway and Toto. Ms. Henson serves as the Chairman of our People and Compensation Committee.

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Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee’s responsibilities include, but are not limited to, the responsibilities which are required under the corporate governance rules of NASDAQ, including the responsibilities to identify individuals who are qualified to become directors of the Company, consistent with criteria approved by the Board, and make recommendations to the Board of nominees, including Stockholder Nominees (nominees whether by appointment or election at the Annual Meeting of Stockholders) to serve as a directors of the Company. To fulfill its purpose, the responsibilities and duties of the Nominating/Corporate Governance Committee are as follows:

●	Evaluate, in consultation with the Chairman of the Board and Chief Executive Officer (“CEO”), the current Composition, size, role and functions of the Board and its committees to oversee successfully the business and affairs of the Company in a manner consistent with the Company’s Corporate Governance Guidelines and make recommendations to the Board for approval.

●	Determine, in consultation with the Chairman of the Board and CEO, director selection criteria consistent with the Company’s Corporate Governance Guidelines and conduct searches for prospective directors whose skills and attributes reflect these criteria.

●	Assist in identifying, interviewing and recruiting candidates for the Board.

●	Evaluate, in consultation with the Chairman of the Board and CEO, nominees, including nominees nominated by stockholders in accordance with the provisions of the Company’s Bylaws, and recommend nominees for election to the Board or to fill vacancies on the Board.

●	Before recommending an incumbent, replacement or additional director, review his or her qualifications, including capability, availability to serve, conflicts of interest, and other relevant factors.

●	Evaluate, in consultation with the Chairman of the Board and CEO and make recommendations to the Board concerning the appointment of directors to Board committees and the selection of the Chairman of the Board and the Board committee chairs consistent with the Company’s Corporate Governance Guidelines.

●	Determine the methods and execution of the annual evaluations of the Board’s and each Board committee’s effectiveness and support the annual performance evaluation process.

●	Evaluate and make recommendations to the Board regarding director retirements, director re-nominations and directors’ changes in circumstances in accordance with the Company’s Corporate Governance Guidelines.

●	Review and make recommendations to the Board regarding policies relating to directors’ compensation, consistent with the Company’s Corporate Governance Guidelines.

●	As set forth herein, monitor compliance with, and at least annually evaluate and make recommendations to the Board regarding, the Company’s Corporate Governance Guidelines and overall corporate governance of the Company.

●	Assist the Board and the Company’s officers in ensuring compliance with an implementation of the Company’s Corporate Governance Guidelines.

●	Develop and implement continuing education programs for all directors, including orientation and training programs for new directors.

●	Annually evaluate and make recommendations to the Board regarding the Committee’s performance and adequacy of this Charter.

●	Review the Code of Ethics periodically and propose changes thereto to the Board, if appropriate.

●	Review requests from outside the Committee for any waiver or amendment of the Company’s Code of Business Conduct and Ethics and recommend to the Board whether a particular waiver should be granted or whether a particular amendment should be adopted.

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●	Oversee Committee membership and qualifications and the performance of members of the Board.

●	Review and recommend changes in (i) the structure and operations of Board Committees, and (ii) Committee reporting to the Board.

●	Make recommendations annually to the Board as to the independence of directors under the Corporate Governance Guidelines.

●	Review and make recommendations to the Board regarding the position the Company should take with respect to any proposals submitted by stockholders for approval at any annual or special meeting of stockholders.

●	Regularly report on Committee activities and recommendations to the Board.

●	Perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation and Bylaws, as amended from time to time, the NASDAQ company guide, and any governing law, as the Board considers appropriate and delegates to the Committee.

Our Nominating/Corporate Governance Committee consists of Ms. Henson, Ms. Romig and Messrs. Janeway and Stengel. Mr. Janeway serves as the Chairman.

BOARD DIVERSITY MATRIX

On August 6, 2021, the SEC approved Nasdaq Listing Rule 5605(f) regarding board diversity. Under the rule, NASDAQ-listed companies must include at least one diverse director prior to August 6, 2023 and at least two diverse directors by August 6, 2026. The composition of our Board does not currently include two individuals who are diverse under the Nasdaq Listing Rule 5605(f), as presented in the below Board Diversity Matrix. Under Nasdaq Listing Rule 5605(f) directors who self-identify as (i) female, (ii) an underrepresented minority or (iii) LGBTQ+ are defined as being diverse. The following chart summarizes certain self-identified personal characteristics of our directors, in accordance with Nasdaq Listing Rule 5605(f) Each term used in the table has the meaning given to it in the rule and related instructions.

Board Diversity Matrix (As of March 13, 2023)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	7	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	7	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+			—
Did Not Disclose Demographic Background			—
Directors who are Military Veterans			—

The Company intends to recruit additional qualified directors within the above-indicated time frames in order to comply with Nasdaq Listing Rule 5605(f).

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Code of Business Conduct and Ethics

Effective January 21, 2014, the Board of Directors (the “Board”) of MamaMancini’s Holdings, Inc. (the “Company”) adopted a Code of Ethics (the “Code of Ethics”) applicable to the Company and all subsidiaries and entities controlled by the Company and the Company’s directors, officers and employees. Compliance with the Code of Ethics is required of all Company personnel at all times. The Company’s senior management is charged with ensuring that the Code of Ethics and the Company’s corporate policies will govern, without exception, all business activities of the Company. The Code of Ethics addresses, among other things, the use and protection of Company assets and information, avoiding conflicts of interest, corporate opportunities and transactions with business associates and document retention.

Involvement in Certain Legal Proceedings

During the past five years no director, person nominated to become a director, executive officer, promoter or control person of the Company has: (i) had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or (iv) been found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Compliance with Section 16(A) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own 10% or more of a class of securities registered under Section 12 of the Exchange Act to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Directors, executive officers and greater than 10% stockholders are required by the rules and regulations of the SEC to furnish the Company with copies of all reports filed by them in compliance with Section 16(a).

Based solely on our review of certain reports filed with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the reports required to be filed with respect to transactions in our common stock during the period covered by this Annual Report on Form 10-K, were timely.

Legal Proceedings

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

Officers and Directors Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, the Company may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in the Company’s best interest. The Company may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he or she is to be indemnified, the Company must indemnify the officer or director against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, then only by a court order. The indemnification coverage is intended to be to the fullest extent permitted by applicable laws.

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Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to officers or directors under applicable state law, the Company is informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

The following is a summary of the compensation we paid for each of the last two years ended January 31, 2023 and 2022, respectively (i) to the persons who acted as our principal executive officer during our fiscal year ended January 31, 2023 and (ii) to the person who acted as our next most highly compensated executive officer other than our principal executive officer who was serving as an executive officer as of the end of our last fiscal year.

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the years ended January 31, 2023 and January 31, 2022.

Name and Principal Position	Year(5)	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Carl Wolf
CEO/Chairman(1)	2023	$142,167	0	0	0	0	0	0	$142,167
	2022	$215,000	0	0	0	0	0	0	$215,000

Adam L. Michaels CEO/Chairman (2)	2023	135,417	0	0	0	0	0	0	$135,417
	2022	0	0	0	0	0	0	0	0

Matt Brown
President(3)	2023	$213,000	0	0	0	0	0	11,800	$224,800
	2022	$216,153	25,000	0	0	0	0	0	$241,153

Steven Burns	2023	$227,000	0	0	0	0	0	0	$227,000
Executive VP (4)	2022	$229,000	25,000	0	0	0	0	0	$254,000

Lawrence Morgenstein CFO(5)	2023	$137,666	6,000	0	0	0	0	2,673	$146,339
	2022	$125,781		0	0	0	0	0	$125,781

Anthony Gruber CFO(6)	2023	$93,750	0	0	0	0	0	0	$93,750
	2022	$0		0	0	0	0	0	$0

1.	Mr. Wolf was appointed as Chief Executive Officer of the Company on January 24, 2013 and resigned effective September 6, 2022.
2.	Mr. Michaels was appointed Chief Executive Officer of the Company on September 6, 2022.
3.	Mr. Brown was appointed President of the Company on January 24, 2013.
4.	Mr. Burns was appointed Executive Vice President of the Company in 2019.
5.	Mr. Morgenstein was appointed Chief Financial Officer on April 1, 2018 and served in that capacity until September 6, 2022, and left the Company’s employ effective January 31, 2023.
6.	Mr. Gruber was appointed Chief Financial Officer of the Company effective September 6, 2022.

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2022 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

STOCK AWARDS

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Number of Shares or Units of Stock That Have Not Vested ($) (h)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)
Carl Wolf
Chief Executive Officer	0	0	0	0	—

Matthew Brown
President	0	0	0	0	—

Steven Burns
Executive Vice President; Director	50,000	0	0	$0.39	4/13/2023
	25,000	0	0	$0.80	9/3/2023
	50,000	0	0	$0.52	7/30/2024

Alfred D’Agostino
Director	50,000	0	0	$0.39	4/13/2023
	25,000	0	0	$0.80	9/3/2023
	50,000	0	0	$0.52	7/30/2024

Thomas Toto
Director	50,000	0	0	$0.39	4/13/2023
	25,000	0	0	$0.80	9/3/2023
	50,000	0	0	$0.52	7/30/2024

Dean Janeway
Director	50,000	0	0	$0.39	4/13/2023
	25,000	0	0	$0.80	9/3/2023
	50,000	0	0	$0.52	7/30/2024

Lawrence Morgenstein
Chief Financial Officer	7,500	0	0	$0.73	11/30/2023
	7,500	0	0	$0.74	3/31/2024
	7,500	0	0	$0.70	9/30/2024
	7,500	0	0	$1.16	3/31/2025

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DIRECTOR COMPENSATION

Our executive officers who are members of our board of directors and the directors who are not considered independent under the corporate governance rules of the NASDAQ Markets do not receive compensation from us for their service on our board of directors. Accordingly, Messrs. Michaels, Brown and Burns do not receive compensation from us for their service on our board of directors. Only those directors who are considered independent directors under the corporate governance rules of the NASDAQ Markets receive compensation from us for their service on our board of directors. Messrs. D’Agostino, Toto, Janeway and Stengel together with Ms. Henson and Ms. Romig are paid $40,000 per annum for their service as members of the board, payable quarterly in Company common stock.

We also reimburse all of our directors for reasonable expenses incurred to attend board of director or committee meetings.

The following Director Compensation Table sets forth the compensation of our directors for the fiscal years ending January 31, 2023 and 2022.

Name and Principal Position (a)	Year (b)	Salary ($) (b)	Bonus ($) (b)	Stock Awards ($) (b)	Option Awards ($) (b)	Non-Equity Incentive Plan Compensation ($) (b)	All Other Compensation ($) (b)	Total ($) (b)
Former Director	2023	19,456	0	0	0	0	0	19,456
Carl Wolf (1)	2022	0	0	0	0	0	0	0

Director	2023	0	0	0	0	0	0	0
Steven Burns (2)	2022	0	0	0	0	0	0	0

Director	2023	38,000	0	0	0	0	0	38,000
Alfred D’Agostino (3)	2022	39,500	0	0	0	0	0	39,500

Director	2023	38,000	0	0	0	0	0	38,000
Thomas Toto (4)	2022	39,500	0	0	0	0	0	39,500

Director	2023	38,000	0	0	0	0	0	38,000
Dean Janeway (5)	2022	39,500	0	0		0	0	39,500

Director	2023	0	0	0	0	0	0	0
Meghan Henson (6)	2022	0	0	0	0	0	0	0

Director	2023	38,000	0	0	0	0	0	38,000
Michael Stengel (7)	2022	34,500	0	0	0	0	0	34,500

Director Shirley Romig (8)	2023	0	0	0	0	0	0	0
	2022	0	0	0	0	0	0	0

1.	Mr. Wolf was appointed as a director of the Company on January 24, 2013 and resigned effective January 31, 2023

2.	Mr. Burns was appointed as a director of the Company on January 24, 2013.

3.	Mr. D’Agostino was appointed as a director of the Company on January 24, 2013.

4.	Mr. Toto was appointed as a director of the Company on January 24, 2013.

5.	Mr. Janeway was appointed as a director of the Company on January 24, 2013.

6.	Ms Henson was appointed as a director of the Company on November 21, 2022.

7.	Mr. Stengel was appointed as a director of the Company on June 24, 2021.

8.	Ms. Romig was appointed as a director of the Company on March 9, 2023

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There is no formal arrangement with our board of directors for the granting of options. There is no assurance that the Company will issue options to the board of directors in the future or on what terms such issuance would occur.

We also reimburse all of our directors for reasonable expenses incurred to attend board of director or committee meetings.

Employment Agreements

Carl Wolf

On March 5, 2012, MamaMancini’s entered into an Employment Agreement with Mr. Carl Wolf as Chief Executive Officer for a term of 3 years. Mr. Wolf’s employment agreement automatically renews for successive one-year terms, unless the Company gives written notice of non-renewal not less than six (6) months prior to an anniversary date or until terminated as set forth herein. Mr. Wolf’s employment agreement was renewed for a period of one year on March 5, 2019. As compensation for his services Mr. Wolf’s compensation was increased to $190,000 per year effective November 1, 2017. Such base salary is reviewed yearly with regard to possible increase. In addition, Mr. Wolf is eligible to receive an annual bonus as determined by the Board. As part of the agreement, Mr. Wolf is subject to confidentiality provisions regarding MamaMancini’s, and certain covenants not to compete. Mr. Wolf is also entitled to receive certain Termination Payments. Mr. Wolf’s employment with the Company terminated effective January 31, 2023.

Matthew Brown

On March 5, 2012, MamaMancini’s entered into an employment agreement with Mr. Matthew Brown as President of MamaMancini’s for an initial term of 3 years. Mr. Brown’s employment agreement automatically renews for successive one-year terms, unless the Company gives written notice of non-renewal not less than six (6) months prior to an anniversary date or until terminated as set forth herein. Mr. Brown’s employment agreement was renewed for a period of one year on March 5, 2019. As compensation for his services, Mr. Brown receives a base salary of $186,000 per year. Such base salary is reviewed yearly with regard to possible increase. In addition, Mr. Brown is eligible to receive an annual bonus as determined by the Board. As part of the agreement, Mr. Brown is subject to confidentiality provisions regarding MamaMancini’s, and certain covenants not to compete. Mr. Brown is also entitled to receive certain Termination Payments.

Adam L. Michaels

On September 6, 2022, MamaMancini’s entered into an employment agreement with Adam L. Michaels as Chief Executive Officer of MamaMancini’s for an initial term of five (5) years at an initial base salary of $325,000 per year and is eligible for a year-end bonus of up to $325,000 (with a minimum cash bonus of $135,000 for the fiscal year ended January 31, 2023). He is also eligible to receive Annual Restricted Stock Units, Sign-on Restricted Stock Units and Sign-on Stock Performance Stock Units. As part of the agreement, Mr. Michaels is subject to confidentiality and non-solicitation provisions regarding MamaMancini’s, and certain covenants not to compete.

Anthony Gruber

On September 19, 2022, MamaMancini’s entered into an employment agreement with Anthony Gruber as Chief Financial Officer of MamaMancini’s for an initial term of five (5) years at an initial base salary of $250,000 per year and is eligible for a year-end bonus of up to $125,000. He is also eligible to receive Sign-on Stock Performance Stock Units. As part of the agreement, Mr. Gruber is subject to confidentiality and non-solicitation provisions regarding MamaMancini’s, and certain covenants not to compete.

51

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND

RELATED STOCKHOLDER MATTERS

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of March 13, 2023 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possess sole voting and investment power with respect to the shares shown.

Name of Beneficial Owner(1)	Shares		Percent (2)

5% or Greater Stockholders (other than Executive Officers and Directors)
Carl Wolf	7,223,248	(3)	19.89%

Named Executive Officers and Directors
Matthew Brown	5,629,921	(4)	15.50%
Adam L. Michaels	100,049	(5)	*
Anthony Gruber	0		*
Steven Burns	1,434,801	(6)	3.94%
Alfred D’Agostino	989,205	(7)	2.72%
Thomas Toto	846,110	(8)	2.33%
Dean Janeway	341,003	(9)	*
Michael Stengel	5,000	(10)	*
Meghan Henson	0		*
Shirley Romig	0		*
All executive officers and directors as a group (10 persons)	9,346,089		23.43	%(2)

*Less than 1%

(1)	Beneficial ownership is determined in accordance with Rule 13d-3(a) of the Exchange Act and generally includes voting or investment power with respect to securities. In determining beneficial ownership of our Common Stock, the number of shares shown includes shares which the beneficial owner may acquire upon exercise of debentures, warrants and options which may be acquired within 60 days. In determining the percent of Common Stock owned by a person or entity on February 21, 2023, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which the beneficial ownership may be acquire within 60 days of February 21, 2023 on exercise of warrants and options and (b) the denominator is the sum of (i) the total shares of that class outstanding on February 21, 2023 (36,310,807 shares of Common Stock). Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares. The address of each of the holders is 25 Branca Road, East Rutherford, NJ 07073.

(2)	Figures may not add up due to rounding of percentages.

(3)	The amount includes 6,170,356 shares held jointly with Ms. Marion F. Wolf and 1,052,892 shares held directly by Mr. Wolf. Ms. Wolf is the wife of Mr. Carl Wolf. Mr. Wolf maintains full voting control of such shares.

(4)	5,401,823 of the shares are held jointly with Ms. Karen Wolf and 228,098 shares are held by Mr. Brown. Ms. Wolf is the wife of Mr. Matthew Brown. Mr. Brown maintains full voting control of such shares.

(5)	Includes 100,049 shares purchased in the open market.

52

(6)	This amount includes 138,888 shares held by Steven Burns, 84,074 shares held by Milvia Burns, Mr. Burns’ wife and 1,136,839 shares held by Point Prospect, Inc., a corporation which is wholly-owned by Steven Burns. Share total also includes options to purchase 75,000 shares of common stock.

(7)	This amount includes 130,901 shares directly held by Alfred D’Agostino, 783,304 shares held by Alfred D’Agostino Revocable Living Trust 11/6/2009, of which Alfred D’Agostino is the beneficial owner. Share total also includes an option to purchase 75,000 shares of common stock.

(8)	This amount includes 704,443 held by Thomas Toto and 66,667 held by Thomas and Andrea Toto, for which Thomas Toto is the beneficial owner. Share total also includes an option to purchase 75,000 shares of common stock.

(9)	This amount includes 279,072 shares held by Dean Janeway and 15,894 owned by Mary Janeway & Dean Janeway Jt. Ten. Share total also includes an option to purchase 75,000 shares of common stock.

(10)	This amount includes 5,000 shares purchased by the holder in April 2021.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS AND DIRECTOR INDEPENDENCE

There were the following transactions since the beginning of the Company’s last fiscal year, in which the Company was a participant and the amount involved exceeded $120,000, and in which any related person had or will have a direct or indirect material interest:

We currently lease 20,188 square feet in a fully contained facility at 184 Allen Boulevard, Farmingdale, NY from 148 Allen Blvd LLC for production and distribution of T&L Creative Salads and Olive Branch products. This property is owned by Anthony Morello, Jr., CEO of T&L Acquisition Corp, a 100% owned subsidiary of the company.

One of our directors, Alfred D’Agostino, works for World Wide Sales, Inc. (“World Wide Sales”), a perishable food broker that services the New York / New Jersey Metropolitan and Philadelphia marketplace. Mr. D’Agostino is the President of World Wide Sales. Pursuant to an informal arrangement, the Company has agreed to pay World Wide Sales the greater of $4,000 or 3% sales commission on net sales (sales less any promotions, credits, allowance, and short pay) to supermarket chains headquartered in the New York Metropolitan area per month. To date, World Wide Sales has never been paid in excess of $4,000 in any month.

Director Independence

Our board of directors has determined that each of Messrs. D’Agostino, Toto, Janeway, Henson and Stengel are independent directors within the meaning of the applicable rules of the SEC and the NASDAQ Markets and that each of them is also an independent director under Rule 10A-3 of the Exchange Act for the purpose of audit committee membership. In addition, our board of directors has determined that Mr. Stengel is an audit committee financial expert within the meaning of the applicable rules of the SEC and the NASDAQ Markets.

Review, Approval or Ratification of Transactions with Related Persons

The Audit Committee of the Board of Directors, as stated in its charter, is responsible for the review, approval or ratification of all “transactions with related persons” as that term refers to transactions required to be disclosed by Item 404 of Regulation S-K promulgated by the SEC. In reviewing a proposed transaction, the Audit Committee must (i) satisfy itself that it has been fully informed as to the related party’s relationship and interest and as to the material facts of the proposed transaction and (ii) consider all of the relevant facts and circumstances available to the Audit Committee. After its review, the Audit Committee will only approve or ratify transactions that are fair to the Company and not inconsistent with the best interests of the Company and its stockholders.

53

As of February 16, 2023, of our eight (8) directors, Tom Toto, Alfred D’Agostino, Dean Janeway, Michael Stengel and Meghan Henson are considered “independent” in accordance with Rule 4200(a)(15) of the NASDAQ Marketplace Rules. The remaining three (3) directors are not considered “independent”. Therefore, more than fifty percent (50%) of the board is independent.

EXPERTS

Our financial statements for the fiscal years ended January 31, 2022 and January 31, 2021 along with the related consolidated statements of operations, stockholders’ equity and cash flows in this prospectus have been audited by Rosenberg Rich Baker Berman, P.A. of Somerset, New Jersey, independent registered public accounting firm, to the extent and for the periods set forth in their report, and are set forth in this prospectus in reliance upon such report given upon the authority of them as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Our filings are available to the public at the SEC’s web site at www.sec.gov. You may also read and copy any document with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

We have filed a registration statement on Form S-1 with the SEC under the Securities Act for the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

INCORPORATION OF CERTAIN MATERIAL BY REFERENCE

FINANCIAL STATEMENTS OF MAMAMANCINI’S HOLDINGS, INC.

The SEC allows MamaMancini’s Holdings, Inc. to incorporate certain information into this document by reference to other information that has been filed with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information that is superseded by information in this document or by more recent information incorporated by reference into this document. The documents that are incorporated by reference contain important information about the companies, and you should read this document together with any other documents incorporated by reference in this document.

This document incorporates by reference the following documents that have previously been filed with the SEC by MamaMancini’s Holdings, Inc.:

●	The Company’s Current Reports on Form 8-K and 8-K/A, filed with the SEC on March 15, 2022, June 14, 2022, June 24, 2022, June 30, 2022, July 8, 2022, September 12, 2022, September 16, 2022, September 16, 2022, September 26, 2022, October 5, 2022, November 28, 2022, December 19, 2022 and February 1, 2023.

54

In addition, the Company is incorporating by reference (i) any documents it may file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this registration statement.

You may request copies of this Prospectus and any of the documents incorporated by reference herein or certain other information concerning the Company, without charge, upon written or oral request to the applicable company’s principal executive offices. The respective addresses and phone numbers of such principal executive offices are included in this Prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of registrant’s legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

55

FINANCIAL STATEMENTS

Our consolidated financial statements are included with this prospectus. These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in US dollars.

(a)	Fiscal years ended January 31, 2022 and January 31, 2021 (audited)

MAMAMANCINI’S HOLDINGS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

January 31, 2022

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of MamaMancini’s Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of MamaMancini’s Holdings, Inc. (the Company) as of January 31, 2022 and 2021, and the related statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended January 31, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of January 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the two-year period ended January 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Business Combinations – Valuation of Acquired Intangible Assets

As described in Note 2 to the consolidated financial statements, on December 29, 2021, the Company acquired T&L Creative Salads, Inc. and Olive Branch Foods, LLC for purchase consideration of approximately $14 million. The Company accounted for the acquisition in accordance with ASC Topic 805, Business Combinations, which required the Company to exercise judgment and make estimates and assumptions based on available information regarding the fair values of intangible assets as of the date of the acquisition.

We identified the fair values of certain identifiable intangible assets, primarily goodwill, trademarks, trade names, and a customer list, as critical audit matters. The principal considerations for our determination included the following: (i) changes in the key assumptions could have a significant impact on the fair value of the intangible assets acquired, (ii) subjectivity and judgment required to determine significant unobservable inputs and assumptions utilized by the Company in determining the fair value of the intangible assets, specifically projected revenue growth rates, expected cash flow, royalty rates and discount rates and (iii) the appropriateness of the use of various valuation models to determine the fair value of the intangible assets. Auditing these factors involved especially challenging and subjective auditor judgment due to the nature and extent of audit effort required to address the matters, including the extent of specialized skill or knowledge needed.

The primary procedures we performed to address this critical audit matter included:

●	Assessing the reasonableness of projected revenue growth rates and expected cash flow through: (i) evaluating the Company’s objectives, strategies, and related business risks, (ii) evaluating consistency with available industry or other third-party reports or data, and (iii) evaluating the Company’s relevant evidence and analysis for the significant assumptions.

●	Utilizing personnel with specialized knowledge and skill with valuations to (i) assess the reasonableness of royalty rates and discount rates utilized in the various valuation models and (ii) assess the appropriateness of the various valuation models utilized by management to determine the fair values of the intangible assets.

/s/ Rosenberg Rich Baker Berman, P.A.

We have served as the Company’s auditor since 2011.

Somerset, New Jersey

May 27, 2022

F-2

MamaMancini’s Holdings, Inc.
Consolidated Balance Sheets

	January 31, 2022	January 31, 2021

Assets

Current Assets:
Cash	$850,598	$3,190,560
Accounts receivable, net	7,627,717	3,973,793
Inventories	2,890,793	1,195,211
Prepaid expenses	269,209	519,887
Total current assets	11,638,317	8,879,451

Property and equipment, net	3,678,532	2,963,602
Intangibles, net	1,984,979	87,639
Goodwill	8,633,334
Operating lease right of use assets, net	3,596,317	1,352,483
Deferred tax asset	488,501	744,973
Deposits	52,249	20,177
Total Assets	$30,032,229	$14,048,325

Liabilities and Stockholders’ Equity

Liabilities:
Current Liabilities:
Accounts payable and accrued expenses	$6,479,140	$3,707,111
Term loan, net of debt discount of $57,771 and $0, respectively	1,235,333	-
Operating lease liability	292,699	147,684
Finance leases payable	218,039	190,554
Promissory note – related party	759,917	-
Total current liabilities	8,985,128	4,045,349

Line of credit	765,000	-
Operating lease liability – net of current	3,339,255	1,218,487
Finance leases payable – net of current	376,132	474,743
Promissory note – related party, net of current	2,250,000	-
Term loan – net of current	6,206,896	-
Total long-term liabilities	12,937,283	1,693,230

Total Liabilities	21,922,411	5,738,579

Commitments and contingencies (Note 12)

Stockholders’ Equity:
Series A Preferred stock, $0.00001 par value; 120,000 shares authorized; 23,400 issued as of January 31, 2022 and 2021, 0 and 0 shares outstanding as of January 31, 2022 and 2021	-	-
Preferred stock, $0.00001 par value; 19,880,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.00001 par value; 250,000,000 shares authorized; 35,758,792 and 35,603,731 shares issued and outstanding as of January 31, 2022 and 2021	359	357
Additional paid in capital	20,587,789	20,535,793
Accumulated deficit	(12,328,830)	(12,076,904)
Less: Treasury stock, 230,000 shares at cost, respectively	(149,500)	(149,500)
Total Stockholders’ Equity	8,109,818	8,309,746
Total Liabilities and Stockholders’ Equity	$30,032,229	$14,048,325

See accompanying notes to the consolidated financial statements

F-3

MamaMancini’s Holdings, Inc.
Consolidated Statements of Operations

	For the Years Ended January 31,
	2022	2021

Sales-net of slotting fees and discounts	$47,083,740	$40,758,605

Costs of sales	35,229,867	28,019,296

Gross profit	11,853,873	12,739,309

Operating expenses:
Research and development	120,692	110,713
General and administrative	11,650,414	9,150,748
Total operating expenses	11,771,106	9,261,461

Income from operations	82,767	3,477,848

Other Income (Expense)
Interest	(73,487)	(137,751)
Amortization of debt discount	(2,438)	(17,864)
Other income	37,704	-
Total other income (expense)	(38,221)	(155,615)

Net income before income tax provision	44,546	3,322,233

Income tax (provision) benefit	(296,472)	744,973

Net (loss) income	$(251,926)	$4,067,206

Net (loss) income per common share
– basic	$(0.01)	$0.12
– diluted	$(0.01)	$0.12

Weighted average common shares outstanding
– basic	35,702,197	33,503,208
– diluted	35,702,197	34,016,581

See accompanying notes to the consolidated financial statements

F-4

MamaMancini’s Holdings, Inc.
Consolidated Statements of Changes in Stockholders’ Equity

For the Period from February 1, 2020 through January 31, 2022

	Series A Preferred Stock		Common Stock		Treasury Stock		Additional Paid In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, February 1, 2020	-	$-	31,991,241	$321	(230,000)	$(149,500)	$16,695,352	$(16,144,110)	$402,063

Stock Options issued for services	-	-	-	-	-	-	52,895	-	52,895

Common stock issued for exercise of options	-	-	24,000	-	-	-	14,400	-	14,400

Common stock issued for exercise of warrants	-	-	3,588,490	36	-	-	3,773,146	-	3,773,182

Net income	-	-	-	-	-	-	-	4,067,206	4,067,206
Balance, January 31, 2021	-	$-	35,603,731	$357	(230,000)	$(149,500)	$20,535,793	$(12,076,904)	$8,309,746
Stock options issued for services	-	-	-	-	-	-	1,863	-	1,863

Common stock issued for services	-	-	7,000	-	-	-	31,055	-	31,055

Common stock issued for exercise of options	-	-	148,061	2	-	-	19,078	-	19,080

Net loss	-	-	-	-	-	-	-	(251,926)	(251,926)
Balance, January 31, 2022	-	$-	35,758,792	$359	(230,000)	$(149,500)	$20,587,789	$(12,328,830)	$8,109,818

F-5

MamaMancini’s Holdings, Inc.
Consolidated Statements of Cash Flows

	For the Year Ended January 31,
	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(251,926)	$4,067,206
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	779,442	663,001
Amortization of debt discount	2,437	17,864
Amortization of right of use assets	190,798	138,311
Amortization of intangibles	43,660	-
Share-based compensation	32,918	52,895
Change in deferred tax asset	296,472	(744,973)
Changes in operating assets and liabilities:
Accounts receivable	(938,409)	(245,906)
Inventories	(474,527)	51,206
Prepaid expenses	254,220	(267,619)
Security deposits	(32,072)	-
Accounts payable and accrued expenses	1,175,677	99,249
Operating lease liability	(168,849)	(132,694)
Net Cash Provided by Operating Activities	909,841	3,698,540

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for fixed assets	(862,415)	(419,373)
Cash paid for intangible assets	-	(32,567)
Acquisition of companies – net of cash acquired	(10,408,542)	-
Net Cash Used in Investing Activities	(11,270,957)	(451,940)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of related party notes payable	-	(641,844)
Borrowings from term loan	7,500,000	-
Cash paid for financing fees	(63,750)	-
Repayments of term loan	-	(441,663)
Proceeds from promissory note	-	330,505
Repayment of promissory note	-	(330,505)
Borrowings (repayments) of line of credit, net	765,000	(2,997,348)
Repayment of capital lease obligations	(199,176)	(156,450)
Proceeds from exercise of options	19,080	14,400
Proceeds from exercise of warrants	-	3,773,182
Net Cash Provided by (Used in) Financing Activities	8,021,154	(449,723)

Net Increase (Decrease) in Cash	(2,339,962)	2,796,877

Cash - Beginning of Period	3,190,560	393,683

Cash - End of Period	$850,598	$3,190,560

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Income taxes	$-	$-
Interest	$52,221	$174,735

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Operating right of use asset additions	$2,457,502	$-
Finance lease asset additions	$128,050	$401,387
Acquisition of software via contract liability	$-	$55,072
Related party loan to finance acquisition	$3,000,000	$-

See accompanying notes to the consolidated financial statements

F-6

MamaMancini’s Holdings, Inc.
Notes to Consolidated Financial Statements

January 31, 2022

Note 1 - Nature of Operations and Basis of Presentation

Nature of Operations

MamaMancini’s Holdings, Inc. (the “Company”), (formerly known as Mascot Properties, Inc.) was organized on July 22, 2009 as a Nevada corporation. The Company has a year-end of January 31.

The Company is a manufacturer and distributor of beef meatballs with sauce, turkey meatballs with sauce, beef meat loaf, chicken parmesan and other similar meats and sauces. In addition, the Company continues to diversify its product line by introducing new products such as ready to serve dinners, single-size Pasta Bowls, bulk deli, packaged refrigerated and frozen products. The Company’s products were submitted to the United States Department of Agriculture (the “USDA”) and approved as all natural. The USDA defines all natural as a product that contains no artificial ingredients, coloring ingredients or chemical preservatives and is minimally processed. The Company’s customers are located throughout the United States, with large concentrations in the Northeast and Southeast.

On December 29, 2021, the Company made two acquisitions which expand the Company’s core product lines, and access to specific markets. T&L Creative Salads, Inc. (“T&L”) and Olive Branch, LLC (“OB”), are related premier gourmet food manufacturers based in New York. T&L offers a full line of foods for retail food chains and club stores, delis, bagel stores, caterers and provision distributors. T&L uses high-quality meats, seafood and vegetables, prepared to meet the standards set forth by the USDA and the FDA. Olive Branch started operations six years ago as a separate company to concentrate on selling olives, olive mixes, and savory products to a limited number of large retail customers, primarily in pre-packaged containers.

Note 2 – Business Acquisitions

The Company accounts for acquisitions in accordance with FASB ASC 805, “Business Combinations” (“ASC 805”), and goodwill in accordance with ASC 350, “Intangibles — Goodwill and Other” (“ASC 350”). The excess of the purchase price over the estimated fair value of net assets acquired in a business combination is recorded as goodwill. ASC 805 specifies criteria to be used in determining whether intangible assets acquired in a business combination must be recognized and reported separately from goodwill. Amounts assigned to goodwill and other identifiable intangible assets are based on independent appraisals or internal estimates.

On December 23, 2021, the Company announced the signing of definitive agreements for two acquisitions –T&L and OB, which are gourmet food manufacturers based in New York. The closing of these transactions was completed on December 29, 2021. The Company acquired T&L and OB for a combined purchase price of $14.0 million, including $11.0 million in cash at closing and $3.0 million in a promissory note. The promissory note requires annual principal payments of $750,000 payable on each anniversary of the closing, together with accrued interest at a rate of three and one-half (3.5%) per annum. The maker of the Note is T&L Acquisition Corp., a wholly-owned subsidiary of the Company, is guaranteed by the Company. The maker has a right of set-off against the balance due for any matters which are the subject of an indemnification under the transaction agreements. The cash payment was funded through cash on hand and a $7.5 million long-term acquisition note from M&T Bank (see below). Anthony Morello, Jr. will remain as CEO of T&L Acquisition Corp.

On December 29, 2021, the Company entered into a Multiple Disbursement Term Loan (“Loan”) with M&T Bank for the original principal amount of $7,500,000 payable in monthly installments over a 60-month amortization period. The Maturity Date of the Loan is January 17, 2027. Interest is payable on the unpaid Principal Amount of the Loan at a variable rate per annum based on the Company’s Senior Funded Debt/EBITDA Ratio (as defined in the Credit Agreement between Borrower and Bank) established with respect to the Borrower as of the date of any advance under the Loan as follows: if the Senior Funded Debt/EBITDA ratio is: (i) greater than 2.00 but less than or equal to 2.50, 4.12 percentage point(s) above one-day (i.e., overnight) SOFR (as defined); (ii) greater than 1.50 but less than or equal to 2.00, 3.62 percentage points above one-day SOFR; or (iii) 1.50 or less, 3.12 percentage points above one-day SOFR. In all events set forth at subsections (i) through (iii) in the preceding sentence, if SOFR shall at any time be less than 0.25%, one-day SOFR shall be deemed to be 0.25% and the foregoing margins shall be applied to the SOFR Index Floor.

F-7

All of the proceeds of the Loan were utilized to fund the acquisition of T&L and OB.

During the year ended January 31, 2022, the Company incurred approximately $748,000 in transaction costs for professional fees and other expenses, which are included in General and administration operating expenses on the Consolidated Statements of Operations. Of these fees, approximately $401,000 was paid to Spartan Capital Securities, LLC (See Note 12).

For the period from December 29, 2021 to January 31, 2022, T&L had revenue and income before taxes of $2,846,184 and $44,281, respectively. For the period from December 29, 2021 to January 31, 2022, OB had revenue and income before taxes of $665,513 and $12,420, respectively.

The following presents the unaudited pro-forma combined results of operations of T&L and OB with the Company as if the entities were combined on February 1, 2020.

	For the Year Ended January 31, 2022	For the Year Ended January 31, 2021
Revenues	$76,914,679	$42,687,880
Net income	$62,304	$4,457,746
Net income per share - basic	$0.00	$0.13
Weighted average number of shares outstanding	35,702,197	33,503,208

The unaudited pro-forma results of operations are presented for information purposes only. The unaudited pro-forma results of operations are not intended to present actual results that would have been attained had the acquisitions been completed as of February 1, 2020 or to project potential operating results as of any future date or for any future periods.

ASC 805 defines the acquirer in a business combination as the entity that obtains control of one or more businesses in a business combination and establishes the acquisition date as the date the acquirer achieves control. ASC 805 requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquirer (if any) at the acquisition date, measured at their fair values as of that date. ASC 805 also requires the acquirer to recognize contingent consideration (if any) at the acquisition date, measured at its fair value at that date.

The following summarizes the fair values of the assets acquired and liabilities assumed at the acquisition date:

Assets:
Cash	$591,458
Accounts receivable	2,715,515
Inventories	1,221,055
Fixed assets, net	503,907
Intangibles	10,574,334
Total identified assets acquired	$15,606,269

Liabilities:
Accounts payable and accrued expenses	$1,606,269
Total liabilities assumed	1,606,269

Total net assets acquired	$14,000,000

The acquisition method of accounting requires extensive use of estimates and judgments to allocate the considerations transferred to the identifiable tangible and intangible assets acquired and liabilities assumed. The amounts used in computing the purchase price differ from the amounts in the purchase agreements due to fair value measurement conventions prescribed by accounting standards.

F-8

The intangible assets acquired include the trademarks and customer relationships.

The allocation of purchase price is still deemed to be a preliminary allocation because of potential changes in the valuation of intangibles and the acquired fixed assets.

The goodwill represents the assembled workforce, acquired capabilities, and future economic benefits resulting from the acquisition. All of the goodwill is deductible for tax purposes.

Note 3 - Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of the Company and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Principles of Consolidation

The consolidated financial statements include all accounts of the entities as of the reporting period ending date(s) and for the reporting period(s). All inter-company balances and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Such estimates and assumptions impact, among others, the following: allowance for doubtful accounts, inventory obsolescence and the fair value of share-based payments.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition and change in consumer demand. The Company’s operations are subject to significant risk and uncertainties including financial and operational risks including the potential risk of business failure.

The Company has experienced, and in the future expects to continue to experience, variability in sales and earnings. The factors expected to contribute to this variability include, among others, (i) the cyclical nature of the grocery industry, (ii) general economic conditions in the various local markets in which the Company competes, including a potential general downturn in the economy, and (iii) the volatility of prices pertaining to food and beverages in connection with the Company’s distribution of the product. These factors, among others, make it difficult to project the Company’s operating results on a consistent basis.

Cash

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. The Company held no cash equivalents at January 31, 2022 and 2021.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits. At January 31, 2022, the Company had approximately $186,100 in cash balances that exceed federally insured limits.

F-9

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company generally does not require collateral to support customer receivables. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management. As of January 31, 2022 and January 31, 2021, the Company had reserves of $2,000.

Inventories

Inventories are stated at the lower of cost or net realizable value using the first-in, first-out (FIFO) valuation method. Inventory was comprised of the following at January 31, 2022 and January 31, 2021:

	January 31, 2022	January 31, 2021
Raw Materials	$1,854,156	$746,013
Work in Process	244,974	88,955
Finished goods	791,663	360,243
	$2,890,793	$1,195,211

Property and Equipment

Property and equipment are recorded at cost net of depreciation. Depreciation expense is computed using straight-line methods over the estimated useful lives.

Asset lives for financial statement reporting of depreciation are:

Machinery and equipment	2-7 years
Furniture and fixtures	3 years
Leasehold improvements	*

(*)	Amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever period is shorter.

Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statements of operations.

Intangible Assets

Software

The Company accounts for acquired internal-use software licenses and certain costs within the scope of ASC 350-40, Intangibles - Goodwill and Other - Internal-Use Software as intangible assets. The Company capitalized $87,639 of costs incurred in the year ended January 31, 2021 to implement cloud computing arrangements. Acquired internal-use software licenses are amortized over the term of the arrangement on a straight-line basis to the line item within the consolidated statements of operations that reflects the nature of the license. In November 2021, the Company finalized the implementation process and began to use the software license and recorded amortization of $7,303.

Additionally, the Company evaluates its accounting for fees paid in an agreement to determine whether it includes a license to internal-use software. If the agreement includes a software license, the Company accounts for the software license as an intangible asset. Acquired software licenses are recognized and measured at cost, which includes the present value of the license obligation if the license is to be paid for over time. If the agreement does not include a software license, the Company accounts for the arrangement as a service contract (hosting arrangement) and hosting costs are generally expensed as incurred.

F-10

Goodwill

The Company does not amortize goodwill or indefinite-lived intangible assets. The Company tests goodwill for impairment annually as of January 31 or if an event occurs or circumstances change that indicate that the fair value of the entity, or the reporting unit, may be below its carrying amount (a “triggering event”). Whenever events or circumstances change, entities have the option to first make a qualitative evaluation about the likelihood of goodwill impairment. If impairment is deemed more likely than not, management would perform the two-step goodwill impairment test. Otherwise, the two-step impairment test is not required. In assessing the qualitative factors, the Company assessed relevant events and circumstances that may impact the fair value and the carrying amount of the reporting unit. The identification of the relevant events and circumstances and how these may impact a reporting unit’s fair value or carrying amount involve significant judgements and assumptions. The judgement and assumptions include the identification of macroeconomic conditions, industry and market considerations, overall financial performance, Company specific events and share price trends, an assessment of whether each relevant factor will impact the impairment test positively or negatively, and the magnitude of an such impact.

If a quantitative assessment is performed, a reporting unit’s fair value is compared to its carrying value. A reporting unit’s fair value is determined based upon consideration of various valuation methodologies, including the income approach, which utilizes projected future cash flows discounted at rates commensurate with the risks involved and multiples of current and future earnings. If the fair value of a reporting unit is less than its carrying amount, an impairment charge is recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized cannot exceed the total amount of goodwill allocated to that reporting unit.

Management evaluates the remaining useful life of an intangible asset that is not being amortized each reporting period to determine whether events and circumstances continue to support an indefinite useful life. If an intangible asset that is not being amortized is subsequently determined to have a finite useful life, it is amortized prospectively over its estimated remaining useful life.

As of January 31, 2022, there were no impairment losses recognized for goodwill.

Other Intangibles

Other intangibles consist of trademarks, trade names and customer relationships. Intangible asset lives for financial statement reporting of amortization are:

Tradenames and trademarks	3 years
Customer relationships	4 - 5 years

During the year ended January 31, 2022, the Company recognized amortization of $36,357 related to other intangible assets.

Leases

In February 2016, the FASB issued ASU 2016-02 “Leases” (Topic 842) which amended guidance for lease arrangements to increase transparency and comparability by providing additional information to users of financial statements regarding an entity’s leasing activities. Subsequent to the issuance of Topic 842, the FASB clarified the guidance through several ASUs; hereinafter the collection of lease guidance is referred to as ASC 842. The revised guidance seeks to achieve this objective by requiring reporting entities to recognize lease assets and lease liabilities on the balance sheet for substantially all lease arrangements.

As part of the adoption the Company elected the practical expedients permitted under the transition guidance within the new standard, which among other things, allowed the Company to:

1.	Not separate non-lease components from lease components and instead to account for each separate lease component and the non-lease components associated with that lease component as a single lease component.

2.	Not to apply the recognition requirements in ASC 842 to short-term leases.

3.	Not record a right of use asset or right of use liability for leases with an asset or liability balance that would be considered immaterial.

F-11

Fair Value of Financial Instruments

For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amount of the Company’s short-term financial instruments approximates fair value due to the relatively short period to maturity for these instruments.

Research and Development

Research and development is expensed as incurred. Research and development expenses for the years ended January 31, 2022 and 2021 were $120,692 and $110,713, respectively.

Revenue Recognition

The Company recognizes revenue in accordance with ASU 2014-09, Revenue from Contracts with Customers (Topic 606).

The Company’s sales predominantly are generated from the sale of finished products to customers, contain a single performance obligation and revenue is recognized at a single point in time when ownership, risks and rewards transfer. Typically, this occurs when the goods are shipped to the customer. Revenues are recognized in an amount that reflects the net consideration the Company expects to receive in exchange for the goods. The Company reports all amounts billed to a customer in a sale transaction as revenue. The Company elected to treat shipping and handling activities as fulfillment activities, and the related costs are recorded as selling expenses in general and administrative expenses on the consolidated statement of operations.

The Company promotes its products with advertising, consumer incentives and trade promotions. These programs include discounts, slotting fees, coupons, rebates, in-store display incentives and volume-based incentives. Customer trade promotion and consumer incentive activities are recorded as a reduction to the transaction price based on amounts estimated as being due to customers and consumers at the end of a period. The Company derives these estimates principally on historical utilization and redemption rates. The Company does not receive a distinct service in relation to the advertising, consumer incentives and trade promotions.

Payment terms in the Company’s invoices are based on the billing schedule established in contracts and purchase orders with customers. The Company recognizes the related trade receivable when the goods are shipped.

Expenses such as slotting fees, sales discounts, and allowances are accounted for as a direct reduction of revenues as follows:

	For the Year Ended
	January 31, 2022	January 31, 2021
Gross Sales	$48,798,656	$42,238,702
Less: Slotting, Discounts, Allowances	1,714,916	1,480,097
Net Sales	$47,083,740	$40,758,605

Disaggregation of Revenue from Contracts with Customers. The following table disaggregates gross revenue by significant geographic area for the years ended January 31, 2022 and 2021:

	For the Year Ended
	January 31, 2022	January 31, 2021
Northeast	$16,119,490	$13,994,534
Southeast	17,546,606	12,780,368
Midwest	4,917,263	4,870,644
West	5,358,105	5,515,759
Southwest	4,857,192	5,077,397
Total revenue	$48,798,656	$42,238,702

F-12

Cost of Sales

Cost of sales represents costs directly related to the production and manufacturing of the Company’s products. Costs include product development, freight-in, packaging, and print production costs.

Advertising

Costs incurred for producing and communicating advertising for the Company are charged to operations as incurred. Producing and communicating advertising expenses for the years ended January 31, 2022 and 2021 were $734,924 and $633,102 respectively.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC Topic 718, “Compensation – Stock Compensation” (“ASC 718”), which establishes financial accounting and reporting standards for stock-based employee compensation. It defines a fair value-based method of accounting for an employee stock option or similar equity instrument. The Company accounts for compensation cost for stock option plans in accordance with ASC 718.

The Company recognizes all forms of share-based payments, including stock option grants, warrants and restricted stock grants, at their fair value on the grant date, which are based on the estimated number of awards that are ultimately expected to vest.

Share-based payments, excluding restricted stock, are valued using a Black-Scholes option pricing model. Grants of share-based payment awards issued to non-employees for services rendered have been recorded at the fair value of the share-based payment, which is the more readily determinable value. The grants are amortized on a straight-line basis over the requisite service periods, which is generally the vesting period. If an award is granted, but vesting does not occur, any previously recognized compensation cost is reversed in the period related to the termination of service. Stock-based compensation expenses are included in cost of goods sold or selling, general and administrative expenses, depending on the nature of the services provided, in the consolidated statement of operations. Share-based payments issued to placement agents are classified as a direct cost of a stock offering and are recorded as a reduction in additional paid in capital.

For the years ended January 31, 2022 and 2021, share-based compensation amounted to $32,918 and $52,895, respectively.

For the years ended January 31, 2022 and 2021, when computing fair value of share-based payments, the Company has considered the following variables:

	January 31, 2022	January 31, 2021
Risk-free interest rate	N/A	0.00 – 0.49%
Expected life of grants	N/A	0.1 – 5.2 years
Expected volatility of underlying stock	N/A	43 - 127%
Dividends	N/A	0%

The expected option term is computed using the “simplified” method as permitted under the provisions of ASC 718-10-S99. The Company uses the simplified method to calculate expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

The expected stock price volatility for the Company’s stock options was estimated using the historical volatilities of the Company’s common stock. Risk free interest rates were obtained from U.S. Treasury rates for the applicable periods.

F-13

Earnings (Loss) Per Share

Earnings per share (“EPS”) is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to Section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16, basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

The following table provides a reconciliation of the numerator and denominator used in computing basic and diluted net income attributable to common stockholders per common share.

	For the Years Ended
	January 31, 2022	January 31, 2021
Numerator:
Net (loss) income attributable to common stockholders	$(251,926)	4,067,206
Effect of dilutive securities:	—	—

Diluted net (loss) income	$(251,926)	$4,067,206

Denominator:
Weighted average common shares outstanding - basic	35,702,197	33,503,208
Dilutive securities (a):
Series A Preferred	-	-
Options	-	513,373
Warrants	-	-

Weighted average common shares outstanding and assumed conversion – diluted	35,702,197	34,016,581

Basic net (loss) income per common share	$(0.01)	$0.12

Diluted net (loss) income per common share	$(0.01)	$0.12

(a) - Anti-dilutive securities excluded:	669,000	-

Income Taxes

Income taxes are provided in accordance with ASC No. 740, “Accounting for Income Taxes”. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the period of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. As of January 31, 2022 and 2021, the Company recognized a deferred tax asset of $448,501 and $744,973, respectively, which is included in other long-term assets on the consolidated balance sheets. The Company regularly evaluates the need for a valuation allowance related to the deferred tax asset.

The Company is no longer subject to tax examinations by tax authorities for years prior to the year ended January 31, 2019.

F-14

In response to the COVID-19 pandemic, the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) was signed into law in March 2020. The CARES Act lifts certain deduction limitations originally imposed by the Tax Cuts and Jobs Act of 2017 (“2017 Tax Act”). Corporate taxpayers may carryback net operating losses (“NOLs”) originating between 2018 and 2020 for up to five years, which was not previously allowed under the 2017 Tax Act. The CARES Act also eliminates the 80% of taxable income limitations by allowing corporate entities to fully utilize NOL carryforwards to offset taxable income in 2019, 2020 or 2021. Taxpayers may generally deduct interest up to the sum of 50% of adjusted taxable income plus business interest income (30% limit under the 2017 Tax Act) for 2019 and 2020. The CARES Act allows taxpayers with alternative minimum tax credits to claim a refund in 2020 for the entire amount of the credits instead of recovering the credits through refunds over a period of years, as originally enacted by the 2017 Tax Act.

In addition, the CARES Act raises the corporate charitable deduction limit to 25% of taxable income and makes qualified improvement property generally eligible for 15-year cost-recovery and 100% bonus depreciation. The enactment of the CARES Act did not result in any material adjustments to the income tax provision.

Recent Accounting Pronouncements

In December 2019, the FASB issued authoritative guidance intended to simplify the accounting for income taxes (ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”). This guidance eliminates certain exceptions to the general approach to the income tax accounting model and adds new guidance to reduce the complexity in accounting for income taxes. This guidance is effective for annual periods after December 15, 2020, including interim periods within those annual periods. The adoption of the new standard did not have a significant impact on the Company’s consolidated financial statements.

In May 2021, the FASB issued accounting standards update ASU 2021-04—Earnings Per Share (Topic 260), Debt— Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options, to clarify and reduce diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (for example, warrants) that remain equity classified after modification or exchange. The amendments in this ASU are effective for public and nonpublic entities for fiscal years beginning after December 15, 2021, and interim periods with fiscal years beginning after December 15, 2021. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating the effects of the adoption of ASU No. 2021-04 on its consolidated financial statements.

In August 2020, the FASB issued ASU No. 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies an issuer’s accounting for convertible instruments by reducing the number of accounting models that require separate accounting for embedded conversion features. ASU 2020-06 also simplifies the settlement assessment that entities are required to perform to determine whether a contract qualifies for equity classification and makes targeted improvements to the disclosures for convertible instruments and earnings-per-share (EPS) guidance. This update will be effective for the Company’s fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. Entities can elect to adopt the new guidance through either a modified retrospective method of transition or a fully retrospective method of transition. The Company is currently evaluating the impact of the pending adoption of the new standard on its financial statements and intends to adopt the standard as of January 1, 2024.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements.

Subsequent Events

The Company evaluates subsequent events and transactions that occur after the balance sheet date for potential recognition or disclosure. Any material events that occur between the balance sheet date and the date that the financial statements were issued are disclosed as subsequent events, while the financial statements are adjusted to reflect any conditions that existed at the balance sheet date.

F-15

Note 4 - Property and Equipment:

Property and equipment on January 31, 2022 and January 31, 2021 are as follows:

	January 31, 2022	January 31, 2021
Machinery and Equipment	$4,934,855	$3,787,321
Furniture and Fixtures	233,615	113,112
Leasehold Improvements	3,346,610	3,120,273
	8,515,080	7,020,706
Less: Accumulated Depreciation	4,836,548	4,057,104
	$3,678,532	$2,963,602

Depreciation expense for the years ended January 31, 2022 and 2021 amounted to $779,442 and $663,001, respectively.

Note 5 – Intangibles, net

Intangibles, net consisted of the following at January 31, 2022:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Life
Software	$87,639	$(7,303)	$80,336	2.91
Customer relationships	1,862,000	(33,976)	1,828,024	4.87
Tradename and trademarks	79,000	(2,381)	76,619	2.91
	$2,028,639	$(43,660)	$1,984,979

Amortization expense for the year ended January 31, 2022 was $43,660.

We expect the estimated aggregate amortization expense for each of the five succeeding fiscal years to be as follows:

2023	$431,346
2024	$431,346
2025	$422,632
2026	$374,216
2027	$325,378

Note 6 - Related Party Transactions

WWS, Inc.

Alfred D’Agostino and Tom Toto, two directors of the Company, are affiliates of WWS, Inc.

For the years ended January 31, 2022 and 2021, the Company incurred $48,000 in commission expense from WWS, Inc. generated sales, respectively.

Promissory Note – Related Party

Upon consummation of the acquisition of T&L, the Company executed a $3,000,000 promissory note with the sellers. The promissory note requires annual principal payments of $750,000 payable on each anniversary of the closing, together with accrued interest at a rate of three and one-half (3.5%) per annum. As of January 31, 2022, the outstanding balance under the note including accrued interest was $3,009,917. Interest expense related to this note was $9,917 for the year ended January 31, 2022.

Lease – Related Party

The Company leases a fully contained facility in Farmingdale, NY from 148 Allen Blvd LLC for production and distribution of T&L Creative Salads and Olive Branch products. 148 Allen Blvd LLC is owned by Anthony Morello, Jr., CEO of T&L Acquisition Corp., a 100% owned subsidiary of the Company. This lease term is through November 30, 2031 with the option to extend the lease for two additional ten-year terms with rent of $20,200 per month through December 31, 2026, increasing after that date to $23,567 through the end of the initial lease term. The exercise of optional renewal is uncertain and therefore excluded from the calculation of the right of use asset (see Note 9).

Other Related Party Transactions

During the years ended January 31, 2022 and 2021, the Company reimbursed an entity 100% owned by the CEO of the Company for certain investor relation conference expenses totaling $4,612 and $29,503, respectively.

During the year ended January 31, 2021, members of the board of directors and officers exercised 940,807 warrants with exercise price of $1 in exchange for 940,807 shares of common stock.

F-16

Note 7 - Loan and Security Agreement

M&T Bank

Effective, January 4, 2019, the Company obtained a $3.5 million working capital line of credit with M&T Bank at LIBOR plus four points with a two-year expiration. On January 29, 2020, the facility was amended to increase the total available balance to $4.0 million as well as extend the maturity date to June 30, 2022. On June 11, 2021, the line was amended to increase the available borrowings to $4.5 million and extended the maturity date to June 30, 2023. As part of the extension the Company incurred financing fees of $5,000. These fees are recorded as deferred financing fees and are included in prepaid expenses and other current assets on the balance sheet. These fees are amortized over the remaining life of the line of credit. As of January 31, 2022, there were unamortized fees of $3,542. The facility is supported by a first priority security interest in all of the Company’s business assets and is further subject to various affirmative and negative financial covenants and a limited Guaranty by the Company’s Chief Executive Officer, Carl Wolf. The covenants were waived by the bank for the year ended January 31, 2022. Advances under the line of credit are limited to eighty percent (80%) of eligible accounts receivable (which is subject to an agreed limitation and is further subject to certain asset concentration provisions) and fifty percent (50%) of eligible inventory (which is subject to an agreed dollar limitation). All advances under the line of credit are due upon maturity. The outstanding balance on the line of credit was $765,000 and $0 as of January 31, 2022 and 2021, respectively. During the years ended January 31, 2022 and 2021, the Company incurred interest of $1,161 and $0 to M&T Bank for the line of credit agreement.

As discussed above in Note 2, on December 29, 2021, the Company entered into a loan with M&T Bank for the original principal amount of $7,500,000 payable in monthly installments over a 60-month amortization period (the “Acquisition Note”). The Maturity Date of the Acquisition Note is January 17, 2027. Interest is payable on the unpaid Principal Amount of the Acquisition Note at a variable rate per annum based on the Company’s Senior Funded Debt/EBITDA Ratio (as defined in the Credit Agreement between Borrower and Bank) established with respect to the Borrower as of the date of any advance under the Acquisition Note as follows: if the Senior Funded Debt/EBITDA ratio is: (i) greater than 2.00 but less than or equal to 2.50, 4.12 percentage point(s) above one-day (i.e., overnight) SOFR (as defined); (ii) greater than 1.50 but less than or equal to 2.00, 3.62 percentage points above one-day SOFR; or (iii) 1.50 or less, 3.12 percentage points above one-day SOFR. In all events set forth at subsections (i) through (iii) in the preceding sentence, if SOFR shall at any time be less than 0.25%, one-day SOFR shall be deemed to be 0.25% and the foregoing margins shall be applied to the SOFR Index Floor. The Company recorded a debt discount of $58,750 in relation to the debt. For the year ended January 31, 2022, the Company recorded $979 in accretion of the debt discount. As of January 31, 2022, the outstanding balance and unamortized discount of the Acquisition Note was $7,500,000 and $57,771, respectively. During the year ended January 31, 2022, the Company incurred interest of $28,734 for the Acquisition Note.

Note 8 – Promissory Note

On April 21, 2020, the Company entered into a term note with its principal bank, M&T, with a principal amount of $330,505 pursuant to the Paycheck Protection Program (“PPP Term Note”) under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP Loan is evidenced by a promissory note. The PPP Term Note bears interest at a fixed annual rate of 1.00%, with the first six months of interest deferred. The Company returned the $330,505 received from the Paycheck Protection Program on May 6, 2020, inclusive of interest.

Note 9 - Leases

The Company determines if an arrangement contains a lease at inception. ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term.

The Company’s leases consist of office space, manufacturing space and machinery and equipment. The Company utilized a portfolio approach in determining the discount rate. The portfolio approach takes into consideration the range of the term, the range of the lease payments, the category of the underlying asset and the Company’s estimated incremental borrowing rate, which is derived from information available at the lease commencement date, in determining the present value of lease payments. The Company also considered its recent debt issuances as well as publicly available data for instruments with similar characteristics when calculating the incremental borrowing rates.

F-17

The lease term includes options to extend the lease when it is reasonably certain that the Company will exercise that option. These operating leases contain renewal options for periods ranging from three to five years that expire at various dates with no residual value guarantees. Future obligations relating to the exercise of renewal options is included in the measurement if, based on the judgment of management, the renewal option is reasonably certain to be exercised. Factors in determining whether an option is reasonably certain of exercise include, but are not limited to, the value of leasehold improvements, the value of the renewal rate compared to market rates, and the presence of factors that would cause a significant economic penalty to the Company if the option is not exercised. Management reasonably plans to exercise all options, and as such, all renewal options are included in the measurement of the right-of-use assets and operating lease liabilities.

Leases with a term of 12 months or less are not recorded on the balance sheet, per the election of the practical expedient.

The Company recognizes lease expense for these leases on a straight-line basis over the lease term. The Company recognizes variable lease payments in the period in which the obligation for those payments is incurred. Variable lease payments that depend on an index or a rate are initially measured using the index or rate at the commencement date, otherwise variable lease payments are recognized in the period incurred.

On March 1, 2021, the Company amended an existing lease with the landlord for a new premise with a greater square footage. Upon cancellation of the existing lease, the Company wrote-off the net right of use asset and corresponding lease liability of $22,870. The Company recorded a right of use asset and related liability of $328,148 for the new space which will be occupied over a 60-month period.

On December 29, 2021, the Company entered into a new right of use obligation with a related party (See Note 6) for office, manufacturing, and storage space in Farmingdale, New York. In connection with this lease, the Company recorded a right of use asset and corresponding lease liability of $2,129,084.

The components of lease expense were as follows:

	For the Year Ended	For the Year Ended
	January 31, 2022	January 31, 2021
Finance lease
Depreciation of assets	$145,066	$129,104
Interest on lease liabilities	33,675	36,169
Operating leases	355,786	309,357
Total net lease cost	$534,527	$474,630

Supplemental balance sheet information related to leases was as follows:

	January 31, 2022	January 31, 2021
Operating leases:
Operating lease ROU assets	$3,596,317	$1,352,483

Current operating lease liabilities, included in current liabilities	$292,699	$147,684
Noncurrent operating lease liabilities, included in long-term liabilities	3,339,255	1,218,487
Total operating lease liabilities	$3,631,954	$1,366,171

Finance leases
Property and equipment, at cost	$1,079,706	$951,656
Accumulated depreciation	(405,436)	(260,370)
Property and equipment, net	$674,270	$691,286

Current obligations of finance lease liabilities, included in current liabilities	$218,039	$190,554
Finance leases, net of current obligations, included in long-term liabilities	376,132	474,743
Total finance lease liabilities	$594,171	$665,297

F-18

Supplemental cash flow and other information related to leases was as follows:

	For the Year Ended January 31, 2022	For the Year Ended January 31, 2021
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$168,849	$132,694
Financing cash flows from finance leases	199,176	156,450

ROU assets obtained in exchange for lease liabilities:
Operating leases	$2,457,502	$-
Finance leases	128,050	401,387

Weighted average remaining lease term (in years):
Operating leases	8.5	6.8
Finance leases	3.0	3.9

Weighted average discount rate:
Operating leases	4.85%	6.54%
Finance leases	4.45%	4.57%

For the Twelve Months Ending January 31,
2023	$756,450
2024	713,319
2025	689,398
2026	611,124
2027	464,909
Thereafter	1,825,924
Total lease payments	$5,061,124
Less: amounts representing interest	(834,999)
Total lease obligations	$4,226,125

Note 10 - Concentrations

Revenues

During the year ended January 31, 2022, the Company earned revenues from three customers representing approximately 26%, 21% and 11% of gross sales. As of January 31, 2022, these three customers represented approximately 10%, 7% and 11% of total gross outstanding receivables, respectively. During the year ended January 31, 2021, the Company earned revenues from two customers representing approximately 41% and 13% of gross sales. As of January 31, 2021, these two customers represented approximately 23% and 14% of total gross outstanding receivables, respectively.

F-19

Note 11 - Stockholders’ Equity

(A) Options

The following is a summary of the Company’s option activity:

	Options	Weighted Average Exercise Price
Outstanding – January 31, 2020	891,500	$0.77
Exercisable – January 31, 2020	756,500	$0.71
Granted	7,500	$0.53
Exercised	(24,000)	$0.60
Forfeited/Cancelled	(6,000)	$0.60
Outstanding – January 31, 2021	869,000	$0.70
Exercisable – January 31, 2021	859,000	$0.70
Granted	-	$-
Exercised	(200,000)	$0.81
Outstanding – January 31, 2022	669,000	$0.66
Exercisable – January 31, 2022	666,500	$0.65

	Options Outstanding			Options Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.39 – 1.38	669,000	1.83	$0.66	666,500	$0.65

At January 31, 2022, the total intrinsic value of options outstanding and exercisable was $859,051 and $857,101, respectively.

During the year ended January 31, 2022, eight employees exercised a total of 200,000 options at an exercise price range of $0.49 to $1.38 per share for aggregate proceeds of $19,080. During the year ended January 31, 2021, three employees exercised a total of 24,000 options at an exercise price of $0.60 per share for aggregate proceeds of $14,400.

During the year ended January 31, 2021, the Company issued to 7,500 options to an employee. The options have an exercise price of $1.16 per share, a term of 5 years, and 2-year vesting. The options have an aggregated fair value of approximately $6,682 that was calculated using the Black-Scholes option-pricing model based on the assumptions discussed above in Note 3.

For the years ended January 31, 2022 and 2021, the Company recognized share-based compensation related to options of an aggregate of $1,863 and $52,895, respectively. In January 2021, the Company extended certain director options that were set to expire in April 2021 for a period of two years to April 2023 using the assumptions in Note 3.

(B) Warrants

The following is a summary of the Company’s warrant activity:

	Warrants	Weighted Average Exercise Price

Outstanding – January 31, 2020	6,056,664	$1.00
Exercisable – January 31, 2020	6,056,664	$1.00
Granted	-	$-
Exercised	(3,631,733)	$1.09
Forfeited/Cancelled	(2,424,931)	$1.39
Outstanding – January 31, 2021	-	$-
Exercisable – January 31, 2021	-	$-
Granted	-	$-
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding – January 31, 2022	-	$-
Exercisable – January 31, 2022	-	$-

During the year ended January 31, 2021, warrant holders exercised a total of 3,631,733 warrants and the Company issued 3,588,490 shares of common stock as a result of these exercises and received net proceeds of $3,773,182 which included $87,000 paid to the placement agent. Of the 3,631,733 exercised warrants, 80,000 warrants were exercised on a cashless basis by Spartan Capital and the Company issued 36,757 shares of common stock.

F-20

(C) Restricted Stock Units

During the year ended January 31, 2022, the Company awarded an employee a grant of 21,000 restricted stock units (“RSUs”) with a grant date fair value of $59,430. The RSUs will be expensed over the requisite service period. The terms of the RSUs include vesting provisions based solely on continued service. If the service criteria are satisfied, the RSUs will vest during November 2021, September 2022 and September 2023. As of January 31, 2022, there were 14,000 unvested shares and unrecognized share-based compensation of $28,375.

For the year ended January 31, 2022, the Company recognized share-based compensation related to restricted stock units of an aggregate of $31,055.

Note 12 - Commitments and Contingencies

Insurance Claim

The Company maintains insurance for both property damage and business interruption relating to catastrophic events, such as fires. Insurance recoveries received for property damage and business interruption in excess of the net book value of damaged assets, clean-up and demolition costs, and post-event costs are recognized as income in the period received or committed when all contingencies associated with the recoveries are resolved. Gains on insurance recoveries related to business interruption are recorded within “Cost of sales” and any gains or losses related to property damage are recorded within “Other income (expense)” on the consolidated statements of income.

On December 7, 2020, the Company experienced a fire at its plant in a spiral oven. The spiral oven was rebuilt and was fully put back into service in late February 2021. The estimated loss is approximately $656,700 which includes loss of business, the rebuild of the spiral oven, additional expenses to clean plant and lost material and packaging. During the year ended January 31, 2022, the Company received $152,850 relating to business interruption insurance which was recorded as a component of costs of sales on the consolidated statements of income. The Company received the remaining amount of proceeds for the property damage claim, resulting in other income of $91,312. This amount was offset by repairs and maintenance expense of $12,475 as well as the costs of additions and parts of the oven and roof totaling $47,669.

Litigation, Claims and Assessments

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

Licensing and Royalty Agreements

On March 1, 2010, the Company was assigned a Development and License agreement (the “Agreement”). Under the terms of the Agreement the Licensor shall develop for the Company a line of beef meatballs with sauce, turkey meatballs with sauce and other similar meats and sauces for commercial manufacture, distribution and sale (each a “Licensor Product” and collectively the “Licensor Products”). Licensor shall work with Licensee to develop Licensor Products that are acceptable to Licensee. Upon acceptance of a Licensor Product by Licensee, Licensor’s trade secret recipes, formulas methods and ingredients for the preparation and production of such Licensor Products (the “Recipes”) shall be subject to this Development and License Agreement.

F-21

The Exclusive Term began on January 1, 2009 (the “Effective Date”) and ends on the 50th anniversary of the Effective Date.

The Royalty Rate shall be: 6% of net sales up to $500,000 of net sales for each Agreement year; 4% of Net Sales from $500,000 up to $2,500,000 of Net Sales for each Agreement year; 2% of Net Sales from $2,500,000 up to $20,000,000 of Net Sales for each Agreement year; and 1% of Net Sales in excess of $20,000,000 of Net Sales for each Agreement year.

In order to continue the Exclusive term, the Company shall pay a minimum royalty with respect to the preceding Agreement year as follows:

Agreement Year	Minimum Royalty to be Paid with Respect to Such Agreement Year
1st and 2nd	$-
3rd and 4th	$50,000
5th, 6th and 7th	$75,000
8th and 9th	$100,000
10th and thereafter	$125,000

The Company incurred $562,491 and $539,801 of royalty expenses for the years ended January 31, 2022 and 2021, respectively. Royalty expenses are included in general and administrative expenses on the consolidated statement of operations.

Agreements with Placement Agents and Finders

The Company entered into a fourth Financial Advisory and Investment Banking Agreement with Spartan Capital Securities, LLC (“Spartan”) effective April 1, 2015 (the “Spartan Advisory Agreement”). Pursuant to the Spartan Advisory Agreement, if the Company enters into a change of control transaction during the term of the agreement through October 1, 2022, the Company shall pay to Spartan a fee equal to 3% of the consideration paid or received by the Company and/or its stockholders in such transaction. Upon consummation of the acquisition of T&L and OB in December 2021, the Company paid Spartan $401,322 pursuant to the advisory agreement which is included in general and administrative expenses on the consolidated statement of operations.

Advisory Agreements

The Company entered into an Advisory Agreement with Spartan effective June 1, 2019 (the “Advisory Agreement”). Pursuant to the agreement, the Company shall pay to Spartan a non-refundable monthly fee of $5,000 over a 21-month period. Additionally, the Company granted Spartan 125,000 shares of common stock which are considered fully-paid and non-assessable upon execution of the agreement. During the term or this Agreement, the Consultant will provide non-exclusive consulting services related to general corporate matters, including, but not limited to (i) advice and input with respect to raising capital and potential M&A transactions, (ii) identifying suitable personal for management and Board positions (iii) developing corporate structure and finance strategies, (iv) assisting the Company with strategic introductions, (v) assisting management with enhancing corporate and shareholder value, and (vi) introducing the Company to potential investors (collectively, the “Advisory Services”). The advisory agreement was terminated according to its terms on March 31, 2020.

F-22

Note 13 - Income Tax Provision

The income tax provision consists of the following:

Income tax provision / (benefit) consists of the following:

	January 31, 2022	January 31, 2021
Federal
Current	$-	$-
Deferred	32,224	(184,085)
State and Local
Current
Deferred	264,248	(560,888)
Income tax provision / (benefit)	$296,472	$(744,973)

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Reform Bill”) was signed into law. Prior to the enactment of the Tax Reform Bill, the Company measured its deferred tax assets at the federal rate of 34%. The Tax Reform Bill reduced the federal tax rate to 21% resulting in the re-measurement of the deferred tax asset as of January 31, 2018. Beginning January 1, 2018, the lower tax rate of 21% will be used to calculate the amount of any federal income tax due on taxable income earned during 2019.

The Company had U.S. federal net operating loss carryovers (NOLs) of approximately $5.4 million and $3.8 million at January 31, 2022 and 2021, respectively, available to offset taxable income through 2034. If not used, these NOLs may be subject to limitation under Internal Revenue Code Section 382 should there be a greater than 50% ownership change as determined under the regulations. The Company plans on undertaking a detailed analysis of any historical and/or current Section 382 ownership changes that may limit the utilization of the net operating loss carryovers. The Company also has State NOLs of approximately $10.0 million and $5.2 million at January 31, 2022 and 2021, respectively, available to offset future taxable income through 2035.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon future generation for taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. During the year ended January 31, 2021, the valuation allowance was reduced to zero and decreased by $2,177,802. There was no valuation allowance as of January 31, 2022.

The Company evaluated the provisions of ASC 740 related to the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. ASC 740 prescribes a comprehensive model for how a company should recognize, present, and disclose uncertain positions that the Company has taken or expects to take in its tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. Differences between tax positions taken or expected to be taken in a tax return and the net benefit recognized and measured pursuant to the interpretation are referred to as “unrecognized benefits.” A liability is recognized (or amount of net operating loss carry forward or amount of tax refundable is reduced) for unrecognized tax benefit because it represents an enterprise’s potential future obligation to the taxing authority for a tax position that was not recognized as a result of applying the provisions of ASC 740.

If applicable, interest costs related to the unrecognized tax benefits are required to be calculated and would be classified as “Other expenses – Interest” in the consolidated statements of operations. Penalties would be recognized as a component of “General and administrative.”

No interest or penalties on unpaid tax were recorded during the years ended January 31, 2022 and 2021, respectively. As of January 31, 2022 and 2021, no liability for unrecognized tax benefits was required to be reported. The Company does not expect any significant changes in its unrecognized tax benefits in the next year.

F-23

The Company’s deferred tax assets and liabilities consisted of the effects of temporary differences attributable to the following:

Deferred Tax Assets	Year Ended January 31, 2022	Year Ended January 31, 2021
Net operating loss carryovers	$1,152,434	$1,212,466
Share-based compensation	6,854	-
Acquisition costs	88,109	-
Capitalized start-up and organization costs	27,843	44,133
Right of use liability	798,015	571,046
Inventory	21,945	-
Interest limitation	16,224	-
Other	18,354	6,309
Total deferred tax assets	2,129,778	1,833,954

Deferred Tax Liabilities
Fixed assets	812,528	708,798
Right of use asset	868,749	380,183
Total deferred tax liabilities	1,681,277	1,088,981
Net deferred tax asset	$448,501	$744,973

The expected tax provision (benefit) based on the statutory rate is reconciled with actual tax provision (benefit) as follows:

	Year Ended January 31, 2022	Year Ended January 31, 2021
US Federal statutory rate	21.00%	21.00%
State income tax, net of federal benefit	1.08	7.11
Adjustments to deferred tax assets	627.47	5.78
Change in valuation allowance	-	(65.55)
Non-deductible expenses	16.00	9.24
Income tax provision (benefit)	665.55%	(22.42)%

F-24

(b)	Nine months ended October 31, 2022 and October 31, 2021 (unaudited).

MAMAMANCINI’S HOLDINGS, INC.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

October 31, 2022

Page(s)

Condensed Consolidated Balance Sheets as of October 31, 2022 (unaudited) and January 31, 2022	F-26

Condensed Consolidated Statements of Operations for the Three and Nine Months Ended October 31, 2022 and 2021 (unaudited)	F-27

Condensed Consolidated Statements of Changes in Stockholders’ Equity for the Period from August 1, 2022 through October 31, 2022 and the Period from August 1, 2021 through October 31, 2021 (unaudited)	F-28

Condensed Consolidated Statements of Changes in Stockholders’ Equity for the Period from February 1, 2022 through October 31, 2022 and the Period from February 1, 2021 through October 31, 2021 (unaudited)	F-29

Condensed Consolidated Statements of Cash Flows for the Nine Months Ended October 31, 2022 and 2021 (unaudited)	F-30

Notes to Condensed Consolidated Financial Statements (unaudited)	F-31

F-25

MamaMancini’s Holdings, Inc.
Condensed Consolidated Balance Sheets

	October 31, 2022	January 31, 2022
	(unaudited)
Assets:

Current Assets:
Cash	$3,479,287	$850,598
Accounts receivable, net	6,892,699	7,627,717
Inventories	3,563,959	2,890,793
Prepaid expenses	380,135	269,209
Total current assets	14,316,080	11,638,317

Property and equipment, net	3,579,437	3,678,532
Intangibles, net	1,617,693	1,984,979
Goodwill	8,633,334	8,633,334
Operating lease right of use assets, net	3,323,390	3,596,317
Deferred tax asset	350,895	448,501
Equity method investment in Chef Inspirational	1,290,464	-
Deposits	52,249	52,249
Total Assets	$33,163,542	$30,032,229

Liabilities and Stockholders’ Equity:

Liabilities:
Current Liabilities:
Accounts payable and accrued expenses	$8,065,749	$6,479,140
Term loan, net of debt discount of $48,726 and $57,771, respectively	1,502,998	1,235,333
Operating lease liability	378,223	292,699
Finance leases payable	180,085	218,039
Promissory note – related party	839,170	759,917
Series B Preferred Shares to be issued, net	185,000	-
Total current liabilities	11,151,225	8,985,128

Line of credit	990,000	765,000
Operating lease liability – net of current	2,992,603	3,339,255
Finance leases payable – net of current	295,805	376,132
Promissory note – related party, net of current	2,250,000	2,250,000
Term loan – net of current	5,043,104	6,206,896
Total long-term liabilities	11,571,512	12,937,283

Total Liabilities	22,722,737	21,922,411

Commitments and contingencies (Note 10)

Stockholders’ Equity:
Series A Preferred stock, $0.00001 par value; 120,000 shares authorized; 23,400 issued as of October 31, 2022 and January 31, 2022, 0 shares outstanding as of October 31, 2022 and January 31, 2022	-	-
Series B Preferred stock, $0.00001 par value; 200,000 shares authorized; 47,200 and 0 issued and outstanding as of October 31, 2022 and January 31, 2022	-	-
Preferred stock, $0.00001 par value; 19,680,000 shares authorized; no shares issued and outstanding	-	-

Common stock, $0.00001 par value; 250,000,000 shares authorized; 36,317,857 and 35,758,792 shares issued and outstanding as of October 31, 2022 and January 31, 2022	364	359
Additional paid in capital	22,472,793	20,587,789
Accumulated deficit	(11,882,852)	(12,328,830)
Less: Treasury stock, 230,000 shares at cost, respectively	(149,500)	(149,500)
Total Stockholders’ Equity	10,440,805	8,109,818
Total Liabilities and Stockholders’ Equity	$33,163,542	$30,032,229

See accompanying notes to the condensed consolidated financial statements

F-26

MamaMancini’s Holdings, Inc.
Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended October 31,		For the Nine Months Ended October 31,
	2022	2021	2022	2021

Sales-net of slotting fees and discounts	$25,693,913	$10,852,682	$70,370,967	$33,230,666

Costs of sales	19,129,707	8,206,939	57,384,953	24,006,920

Gross profit	6,564,206	2,645,743	12,986,014	9,223,746

Operating expenses:
Research and development	24,432	33,866	92,759	87,843
General and administrative	5,041,213	2,610,676	11,965,016	7,697,590
Total operating expenses	5,065,645	2,644,542	12,057,775	7,785,433

Income from operations	1,498,561	1,201	928,239	1,438,313

Other income (expenses)
Interest	(183,844)	(8,731)	(447,159)	(26,710)
Amortization of debt discount	(3,015)	-	(9,670)	-
Other income	-	-	2,596	37,704
Total other income (expenses)	(186,859)	(8,731)	(454,233)	10,994

Net income (loss) before income tax provision and income from equity method investment	1,311,702	(7,530)	474,006	1,449,307

Income from equity method investment in Chef Inspirational	71,924	-	90,464	-
Income tax benefit (provision)	(285,686)	2,075	(106,079)	(391,313)

Net income (loss)	1,097,940	(5,455)	458,391	1,057,994

Less: Class B preferred dividends	(12,413)	-	(12,413)	-

Net income (loss) available to common stockholders	1,085,527	$(5,455)	$445,978	$1,057,994

Net income (loss) per common share
– basic	$0.03	$(0.00)	$0.01	$0.03
– diluted	$0.03	$(0.00)	$0.01	$0.03

Weighted average common shares outstanding
– basic	36,317,857	35,728,821	36,020,209	35,683,484
– diluted	36,614,635	35,728,821	36,348,534	36,176,949

See accompanying notes to the condensed consolidated financial statements

F-27

MamaMancini’s Holdings, Inc.
Condensed Consolidated Statements of Changes in Stockholders’ Equity

(Unaudited)

For the Period from August 1, 2022 through October 31, 2022

	Series A		Series B						Additional
	Preferred Stock		Preferred Stock		Common Stock		Treasury Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, August 1, 2022	-	$-	-	$-	36,317,857	$364	(230,000)	$(149,500)	$21,326,367	$(12,968,379)	$8,208,852

Stock options issued for services	-	-	-	-	-	-	-	-	15,955	-	15,955

Common stock issued for services	-	-	-	-	-	-	-	-	7,671	-	7,671

Issuance of Preferred B Shares, net of issuance costs	-	-	47,200	-	-	-	-	-	1,122,800	-	1,122,800

Series B Preferred dividend	-	-	-	-	-	-	-	-	-	(12,413)	(12,413)

Net income	-	-	-	-	-	-	-	-	-	1,097,940	1,097,940
Think
Balance, October 31, 2022	-	$-	47,200	$-	36,317,857	$364	(230,000)	$(149,500)	$22,472,793	$(11,882,852)	$10,440,805

For the Period from August 1, 2021 through October 31, 2021

	Series A Preferred Stock		Common Stock		Treasury Stock		Additional Paid In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, August 1, 2021	-	$-	35,725,041	$359	(230,000)	$(149,500)	$20,555,657	$(11,013,455)	$9,393,061

Common stock issued for services	-	-	-	-	-	-	18,933	-	18,933

Stock options issued for services	-	-	-	-	-	-	748	-	748

Stock issued for the exercise of options	-	-	26,751	-	-	-	-	-	-

Net loss	-	-	-	-	-	-	-	(5,455)	(5,455)
Balance, October 31, 2021	-	$-	35,751,792	$359	(230,000)	$(149,500)	$20,575,338	$(11,018,910)	$9,407,287

See accompanying notes to the condensed consolidated financial statements

F-28

MamaMancini’s Holdings, Inc.
Condensed Consolidated Statements of Changes in Stockholders’ Equity

(Unaudited)

For the Period from February 1, 2022 through October 31, 2022

	Series A		Series B						Additional
	Preferred Stock		Preferred Stock		Common Stock		Treasury Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, February 1, 2022	-	$-	-	$-	35,758,792	$359	(230,000)	$(149,500)	$20,587,789	$(12,328,830)	$8,109,818

Stock options issued for services	-	-	-	-	-	-	-	-	28,288	-	28,288

Common stock issued for services	-	-	-	-	-	-	-	-	7,671	-	7,671

Stock issued for the exercise of options	-	-	-	-	57,093	-	-	-	26,250	-	26,250

Stock issued for the acquisition of equity investment in Chef Inspirational	-	-	-	-	501,972	5	-	-	699,995	-	700,000

Issuance of Preferred B Shares, net of issuance costs	-	-	47,200	-	-	-	-	-	1,122,800	-	1,122,800

Series B Preferred dividend	-	-	-	-	-	-	-	-	-	(12,413)	(12,413)

Net income	-	-	-	-	-	-	-	-	-	458,391	458,391

Balance, October 31, 2022	-	$-	47,200	$-	36,317,857	$364	(230,000)	$(149,500)	$22,472,793	$(11,882,852)	$10,440,805

For the Period from February 1, 2021 through October 31, 2021

	Series A Preferred Stock		Common Stock		Treasury Stock		Additional Paid In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, February 1, 2021	-	$-	35,603,731	$357	(230,000)	$(149,500)	$20,535,793	$(12,076,904)	$8,309,746

Common stock issued for services	-	-	-	-	-	-	18,933	-	18,933

Stock options issued for services	-	-	-	-	-	-	1,534	-	1,534

Stock issued for the exercise of options	-	-	148,061	2	-	-	19,078	-	19,080

Net income	-	-	-	-	-	-	-	1,057,994	1,057,994
Balance, October 31, 2021	-	$-	35,751,792	$359	(230,000)	$(149,500)	$20,575,338	$(11,018,910)	$9,407,287

F-29

MamaMancini’s Holdings, Inc.
Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended October 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$458,391	$1,057,994
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	678,710	572,238
Amortization of debt discount	9,670	-
Amortization of right of use assets	272,927	163,141
Amortization of intangibles	367,286	-
Share-based compensation	35,959	20,467
Change in deferred tax asset	97,606	383,313
Income from equity method investment in Chef Inspirational	(90,464)	-
Changes in operating assets and liabilities:
Accounts receivable	735,018	12,445
Inventories	(673,166)	(419,527)
Prepaid expenses	(111,551)	(75,184)
Security deposits	-	(2,979)
Accounts payable and accrued expenses	1,664,762	562,095
Operating lease liability	(261,128)	(141,206)
Net Cash Provided by Operating Activities	3,184,020	2,132,797

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for fixed assets	(507,547)	(657,607)
Cash paid for investment in Chef Inspirational	(500,000)	-
Net Cash (Used in) Investing Activities	(1,007,547)	(657,607)
		-
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds in advance of preferred stock offering	185,000	-
Proceeds from preferred stock offering	1,180,000	-
Payment of stock offering costs	(57,200)	-
Repayment of term loan	(905,172)	-
Borrowings of line of credit, net	225,000	-
Repayment of finance lease obligations	(190,349)	(144,910)
Payment of Preferred B dividends	(11,313)	-
Proceeds from exercise of options	26,250	19,080
Net Cash Provided by (Used in) Financing Activities	452,216	(125,830)

Net Increase in Cash	2,628,689	1,349,360

Cash - Beginning of Period	850,598	3,190,560

Cash - End of Period	$3,479,287	$4,539,920

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Income taxes	$9,170	$6,830
Interest	$369,400	$28,748

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Finance lease asset additions	$72,068	$128,050
Operating lease asset additions	$-	$347,585
Non-cash consideration paid in common stock for equity investment in Chef Inspirational	$700,000	$-
Preferred B accrued dividends	$1,100	$-

See accompanying notes to the condensed consolidated financial statements

F-30

MamaMancini’s Holdings, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements

October 31, 2022

Note 1 - Nature of Operations and Basis of Presentation

Nature of Operations

MamaMancini’s Holdings, Inc. (the “Company”), (formerly known as Mascot Properties, Inc.) was organized on July 22, 2009 as a Nevada corporation. The Company has a year-end of January 31.

The Company is a marketer, manufacturer and distributor of beef meatballs with sauce, turkey meatballs with sauce, beef meat loaf, sausage & peppers, chicken parmesan and other similar meats and sauces. In addition, the Company continues to diversify its product line by introducing new products such as ready to serve dinners, single-size Pasta Bowls, bulk deli, packaged refrigerated and frozen products. The Company’s products were submitted to the United States Department of Agriculture (the “USDA”) and approved as all natural. The USDA defines all natural as a product that contains no artificial ingredients, coloring ingredients or chemical preservatives and is minimally processed. The Company’s customers are located throughout the United States, with large concentrations in the Northeast and Southeast.

On December 29, 2021, the Company made two acquisitions which expand the Company’s core product lines, and access to specific markets. T&L Creative Salads, Inc. (“T&L”) and Olive Branch, LLC (“OB”), are related premier gourmet food manufacturers based in New York. T&L offers a full line of foods for retail food chains and club stores, delis, bagel stores, caterers and provision distributors. T&L uses high-quality meats, seafood and vegetables, prepared to meet the standards set forth by the USDA and the FDA. Olive Branch started operations six years ago as a separate company to concentrate on selling olives, olive mixes, and savory products to a limited number of large retail customers, primarily in pre-packaged containers.

On June 28, 2022, the Company acquired a 24% minority interest in Chef Inspirational Foods, Inc. (“CIF”), a leading developer, innovator, marketer and sales company selling fresh and frozen prepared foods, for an investment of $1.2 million, at an implied enterprise value for CIF of $5 million. The investment consists of $500,000 in cash and $700,000 in the Company’s common stock. The Company also was granted the option to purchase the remaining seventy-six percent (76%) interest in CIF within one year of June 28, 2022. The option purchase price is an additional $3.8 million, of which $3.5 million would be paid in cash and $300,000 in common stock, which would be paid within a two-year period from June 28, 2022. The acquisition of the interest in CIF is being accounted for under the equity method of accounting for investments.

The following presents the unaudited results of operations for the period June 28, 2022 (acquisition date) through October 31, 2022 of CIF.

For the Period June 28, 2022 through October 31, 2022
Revenues	$11,628,434
Net income	$370,167

Note 2 – Business Acquisitions

The Company accounts for acquisitions in accordance with FASB ASC 805, “Business Combinations” (“ASC 805”), and goodwill in accordance with ASC 350, “Intangibles — Goodwill and Other” (“ASC 350”). The excess of the purchase price over the estimated fair value of net assets acquired in a business combination is recorded as goodwill. ASC 805 specifies criteria to be used in determining whether intangible assets acquired in a business combination must be recognized and reported separately from goodwill. Amounts assigned to goodwill and other identifiable intangible assets are based on independent appraisals or internal estimates.

On December 23, 2021, the Company announced the signing of definitive agreements for two acquisitions – T&L and OB, which are gourmet food manufacturers based in New York. The closing of these transactions was completed on December 29, 2021. The Company acquired T&L and OB for a combined purchase price of $14.0 million, including $11.0 million in cash at closing and $3.0 million in a promissory note. The promissory note requires annual principal payments of $750,000 payable on each anniversary of the closing, together with accrued interest at a rate of three and one-half (3.5%) per annum. The holder of the Note is T&L Acquisition Corp., a wholly-owned subsidiary of the Company, is guaranteed by the Company. The holder has a right of set-off against the balance due for any matters which are the subject of an indemnification under the transaction agreements. The cash payment was funded through cash on hand and a $7.5 million long-term acquisition note from M&T Bank (see below). Anthony Morello, Jr. will remain as CEO of T&L Acquisition Corp.

On December 29, 2021, the Company entered into a Multiple Disbursement Term Loan (“Loan”) with M&T Bank for the original principal amount of $7,500,000 payable in monthly installments over a 60-month amortization period. The Maturity Date of the Loan is January 17, 2027. Interest is payable on the unpaid principal amount of the Loan at a variable rate per annum based on the Company’s Senior Funded Debt/EBITDA Ratio (as defined in the Credit Agreement between Borrower and Bank) established with respect to the Borrower as of the date of any advance under the Loan as follows: if the Senior Funded Debt/EBITDA ratio is: (i) greater than 2.25 but less than or equal to 2.50, 4.12 percentage point(s) above one-day (i.e., overnight) SOFR (as defined); (ii) greater than 1.50 but less than or equal to 2.25, 3.62 percentage points above one-day SOFR; or (iii) 1.50 or less, 3.12 percentage points above one-day SOFR. In all events set forth at subsections (i) through (iii) in the preceding sentence, if SOFR shall at any time be less than 0.25%, one-day SOFR shall be deemed to be 0.25% and the foregoing margins shall be applied to the SOFR Index Floor.

All of the proceeds of the Loan were utilized to fund the acquisition of T&L and OB.

F-31

For the three months ended October 31, 2022, T&L had revenue and net income before taxes of approximately $12.6 million and approximately $1.7 million, respectively. For the three months ended October 31, 2022, OB had revenue and net income before taxes of approximately $1.8 million and approximately $257,100, respectively. For the nine months ended October 31, 2022, T&L had revenue and net income before taxes of approximately $30.7 million and approximately $1.7 million respectively. For the nine months ended October 31, 2022, OB had revenue and net income before taxes of approximately $5.0 million and approximately $305,200, respectively. These amounts are included in the condensed statements of operations for the three and nine months ended October 31, 2022.

The following presents the unaudited pro-forma combined results of operations for the three and nine months ended October 31, 2021 of T&L and OB with the Company as if the entities were combined on February 1, 2021.

	For the Three Months Ended October 31, 2021	For the Nine Months Ended October 31, 2021
Revenues	$18,737,715	$48,228,884
Net income	$281,716	$1,469,571
Net income per share - basic	$0.01	$0.04
Weighted average number of shares outstanding	35,728,821	35,683,484

The unaudited pro-forma results of operations are presented for information purposes only. The unaudited pro-forma results of operations are not intended to present actual results that would have been attained had the acquisitions been completed as of February 1, 2021 or to project potential operating results as of any future date or for any future periods.

ASC 805 defines the acquirer in a business combination as the entity that obtains control of one or more businesses in a business combination and establishes the acquisition date as the date the acquirer achieves control. ASC 805 requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquirer (if any) at the acquisition date, measured at their fair values as of that date. ASC 805 also requires the acquirer to recognize contingent consideration (if any) at the acquisition date, measured at its fair value at that date.

The following summarizes the fair values of the assets acquired and liabilities assumed at the acquisition date:

Assets:
Cash	$591,458
Accounts receivable	2,715,515
Inventories	1,221,055
Fixed assets, net	503,907
Intangibles	10,574,334
Total identified assets acquired	$15,606,269

Liabilities:
Accounts payable and accrued expenses	$1,606,269
Total liabilities assumed	1,606,269

Total net assets acquired	$14,000,000

The acquisition method of accounting requires extensive use of estimates and judgments to allocate the considerations transferred to the identifiable tangible and intangible assets acquired and liabilities assumed. The amounts used in computing the purchase price differ from the amounts in the purchase agreements due to fair value measurement conventions prescribed by accounting standards.

F-32

The intangible assets acquired include the trademarks and customer relationships.

The allocation of purchase price is still deemed to be a preliminary allocation because of potential changes in the valuation of intangibles and the acquired fixed assets.

The goodwill represents the assembled workforce, acquired capabilities, and future economic benefits resulting from the acquisition. All of the goodwill is deductible for tax purposes.

Note 3 - Summary of Significant Accounting Policies

Basis of Presentation

The condensed consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of the Company and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

The unaudited interim financial information furnished herein reflects all adjustments, consisting solely of normal recurring items, which in the opinion of management are necessary to fairly state the financial position of the Company and the results of its operations for the periods presented. This report should be read in conjunction with the Company’s consolidated financial statements and notes thereto included in the Company’s Form 10-K for the year ended January 31, 2022 filed on May 27, 2022. The Company assumes that the users of the interim financial information herein have read or have access to the audited financial statements for the preceding fiscal year and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. The condensed consolidated balance sheet at January 31, 2022 was derived from audited financial statements but does not include all disclosures required by accounting principles generally accepted in the United States of America. The results of operations for the interim periods presented are not necessarily indicative of results for the year ending January 31, 2023.

Principles of Consolidation

The condensed consolidated financial statements include all accounts of the entities as of the reporting period ending dates and for the reporting periods. All inter-company balances and transactions have been eliminated.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Such estimates and assumptions impact, among others, the following: allowance for doubtful accounts, inventory obsolescence, purchase price accounting and the fair value of share-based payments.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the condensed consolidated financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition and change in consumer demand. The Company’s operations are subject to significant risk and uncertainties including financial and operational risks including the potential risk of business failure.

F-33

The Company has experienced, and in the future expects to continue to experience, variability in sales and earnings. The factors expected to contribute to this variability include, among others, (i) the cyclical nature of the grocery industry, (ii) general economic conditions in the various local markets in which the Company competes, including a potential general downturn in the economy, and (iii) the volatility of prices pertaining to food and beverages in connection with the Company’s distribution of the product. These factors, among others, make it difficult to project the Company’s operating results on a consistent basis.

Cash

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. The Company held no cash equivalents at October 31, 2022 and January 31, 2022.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits. At October 31, 2022, the Company had approximately $2.8 million in cash balances that exceed federally insured limits.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company generally does not require collateral to support customer receivables. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management. As of October 31, 2022 and January 31, 2022, the reserve for uncollectible accounts was $246,678 and $2,000, respectively.

Inventories

Inventories are stated at the lower of cost or net realizable value using the first-in, first-out (FIFO) valuation method. Inventory was comprised of the following at October 31, 2022 and January 31, 2022:

	October 31, 2022	January 31, 2022
Raw Materials	$1,840,274	$1,854,156
Work in Process	135,206	244,974
Finished goods	1,588,479	791,663
	$3,563,959	$2,890,793

Property and Equipment

Property and equipment are recorded at cost net of depreciation. Depreciation expense is computed using straight-line methods over the estimated useful lives.

Asset lives for financial statement reporting of depreciation are:

Machinery and equipment	2-7 years
Furniture and fixtures	3 years
Leasehold improvements	*

(*)	Amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever period is shorter.

Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the condensed consolidated statements of operations.

F-34

Intangible Assets

Software

The Company accounts for acquired internal-use software licenses and certain costs within the scope of ASC 350-40, Intangibles - Goodwill and Other - Internal-Use Software as intangible assets. The Company capitalized $87,639 of costs incurred in the year ended January 31, 2021 to implement cloud computing arrangements. Acquired internal-use software licenses are amortized over the term of the arrangement on a straight-line basis to the line item within the condensed consolidated statements of operations that reflects the nature of the license. In November 2021, the Company finalized the implementation process and began to use the software license. During the three and nine months ended October 31, 2022, the Company recorded amortization of $35,410 and $66,512, respectively.

Additionally, the Company evaluates its accounting for fees paid in an agreement to determine whether it includes a license to internal-use software. If the agreement includes a software license, the Company accounts for the software license as an intangible asset. Acquired software licenses are recognized and measured at cost, which includes the present value of the license obligation if the license is to be paid for over time. If the agreement does not include a software license, the Company accounts for the arrangement as a service contract (hosting arrangement) and hosting costs are generally expensed as incurred.

Goodwill

The Company does not amortize goodwill or indefinite-lived intangible assets. The Company tests goodwill for impairment annually as of January 31 or if an event occurs or circumstances change that indicate that the fair value of the entity, or the reporting unit, may be below its carrying amount (a “triggering event”). Whenever events or circumstances change, entities have the option to first make a qualitative evaluation about the likelihood of goodwill impairment. If impairment is deemed more likely than not, management would perform the two-step goodwill impairment test. Otherwise, the two-step impairment test is not required. In assessing the qualitative factors, the Company assessed relevant events and circumstances that may impact the fair value and the carrying amount of the reporting unit. The identification of the relevant events and circumstances and how these may impact a reporting unit’s fair value or carrying amount involve significant judgements and assumptions. The judgement and assumptions include the identification of macroeconomic conditions, industry and market considerations, overall financial performance, Company specific events and share price trends, an assessment of whether each relevant factor will impact the impairment test positively or negatively, and the magnitude of an such impact.

If a quantitative assessment is performed, a reporting unit’s fair value is compared to its carrying value. A reporting unit’s fair value is determined based upon consideration of various valuation methodologies, including the income approach, which utilizes projected future cash flows discounted at rates commensurate with the risks involved and multiples of current and future earnings. If the fair value of a reporting unit is less than its carrying amount, an impairment charge is recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized cannot exceed the total amount of goodwill allocated to that reporting unit.

Management evaluates the remaining useful life of an intangible asset that is not being amortized each reporting period to determine whether events and circumstances continue to support an indefinite useful life. If an intangible asset that is not being amortized is subsequently determined to have a finite useful life, it is amortized prospectively over its estimated remaining useful life.

As of October 31, 2022, there were no impairment losses recognized for goodwill.

Other Intangibles

Other intangibles consist of trademarks, trade names and customer relationships. Intangible asset lives for financial statement reporting of amortization are:

Tradenames and trademarks	3 years
Customer relationships	4 - 5 years

During the three and nine months ended October 31, 2022, the Company recognized amortization of $101,360 and $300,774 related to other intangible assets, respectively.

F-35

Fair Value of Financial Instruments

For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amount of the Company’s short-term financial instruments approximates fair value due to the relatively short period to maturity for these instruments.

Research and Development

Research and development is expensed as incurred. Research and development expenses for the three months ended October 31, 2022 and 2021 were $24,432 and $33,866, respectively. Research and development expenses for the nine months ended October 31, 2022 and 2021 were $92,759 and $87,843, respectively.

Revenue Recognition

The Company recognizes revenue in accordance with FASB Topic 606, Revenue from Contracts with Customers (Topic 606).

The Company’s sales predominantly are generated from the sale of finished products to customers, contain a single performance obligation and revenue is recognized at a single point in time when ownership, risks and rewards transfer. Typically, this occurs when the goods are shipped to the customer. Revenues are recognized in an amount that reflects the net consideration the Company expects to receive in exchange for the goods. The Company reports all amounts billed to a customer in a sale transaction as revenue. The Company elected to treat shipping and handling activities as fulfillment activities, and the related costs are recorded as selling expenses in general and administrative expenses on the condensed consolidated statements of operations.

The Company promotes its products with advertising, consumer incentives and trade promotions. These programs include discounts, slotting fees, coupons, rebates, in-store display incentives and volume-based incentives. Customer trade promotion and consumer incentive activities are recorded as a reduction to the transaction price based on amounts estimated as being due to customers and consumers at the end of a period. The Company derives these estimates principally on historical utilization and redemption rates. The Company does not receive a distinct service in relation to the advertising, consumer incentives and trade promotions.

Payment terms in the Company’s invoices are based on the billing schedule established in contracts and purchase orders with customers. The Company recognizes the related trade receivable when the goods are shipped.

F-36

Expenses such as slotting fees, sales discounts, and allowances are accounted for as a direct reduction of revenues as follows:

	For the Three Months Ended
	October 31, 2022	October 31, 2021
Gross Sales	$26,044,732	$11,165,524
Less: Slotting, Discounts, Allowances	350,819	312,842
Net Sales	$25,693,913	$10,852,682

	For the Nine Months Ended
	October 31, 2022	October 31, 2021
Gross Sales	$72,025,181	$34,373,119
Less: Slotting, Discounts, Allowances	1,654,214	1,142,453
Net Sales	$70,370,967	$33,230,666

Disaggregation of Revenue from Contracts with Customers. The following table disaggregates gross revenue by significant geographic area for the three months ended October 31, 2022 and 2021:

	For the Three Months Ended
	October 31, 2022	October 31, 2021
Northeast	$10,326,572	$3,542,894
Southeast	7,396,600	4,338,967
Midwest	3,449,245	1,155,233
West	2,452,946	952,910
Southwest	2,419,369	1,175,520
Total revenue	$26,044,732	$11,165,524

The following table disaggregates gross revenue by significant geographic area for the nine months ended October 31, 2022 and 2021:

	For the Nine Months Ended
	October 31, 2022	October 31, 2021
Northeast	$29,453,025	$10,270,568
Southeast	19,549,838	13,220,822
Midwest	9,670,751	3,515,194
West	6,931,914	3,818,925
Southwest	6,419,653	3,547,610
Total revenue	$72,025,181	$34,373,119

Cost of Sales

Cost of sales represents costs directly related to the production and manufacturing of the Company’s products. Costs include product development, freight-in, packaging, and print production costs.

F-37

Advertising

Costs incurred for producing and communicating advertising for the Company are charged to operations as incurred. Producing and communicating advertising expenses for the three months ended October 31, 2022 and 2021 were $99,736 and $196,495 respectively. Producing and communicating advertising expenses for the nine months ended October 31, 2022 and 2021 were $400,655 and $441,556, respectively.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC Topic 718, “Compensation – Stock Compensation” (“ASC 718”), which establishes financial accounting and reporting standards for stock-based employee compensation. It defines a fair value-based method of accounting for an employee stock option or similar equity instrument. The Company accounts for compensation cost for stock option plans in accordance with ASC 718.

The Company recognizes all forms of share-based payments, including stock option grants, warrants and restricted stock grants, at their fair value on the grant date, which are based on the estimated number of awards that are ultimately expected to vest.

Share-based payments, excluding restricted stock, are valued using a Black-Scholes option pricing model. Grants of share-based payment awards issued to non-employees for services rendered have been recorded at the fair value of the share-based payment, which is the more readily determinable value. The grants are amortized on a straight-line basis over the requisite service periods, which is generally the vesting period. If an award is granted, but vesting does not occur, any previously recognized compensation cost is reversed in the period related to the termination of service. Stock-based compensation expenses are included in cost of goods sold or selling, general and administrative expenses, depending on the nature of the services provided, in the condensed consolidated statements of operations. Share-based payments issued to placement agents are classified as a direct cost of a stock offering and are recorded as a reduction in additional paid in capital.

For the three months ended October 31, 2022 and 2021, share-based compensation amounted to $23,626 and $19,681, respectively.

For the nine months ended October 31, 2022 and 2021, share-based compensation amounted to $35,959 and $20,467, respectively.

F-38

For the nine months ended October 31, 2022 and 2021, when computing fair value of share-based payments, the Company has considered the following variables:

	October 31, 2022	October 31, 2021
Risk-free interest rate	2.77%	N/A
Expected life of grants	6.5 years	N/A
Expected volatility of underlying stock	85.74%	N/A
Dividends	%	N/A

The expected option term is computed using the “simplified” method as permitted under the provisions of ASC 718-10-S99. The Company uses the simplified method to calculate expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

The expected stock price volatility for the Company’s stock options was estimated using the historical volatilities of the Company’s common stock. Risk free interest rates were obtained from U.S. Treasury rates for the applicable periods.

Earnings (Loss) Per Share

Earnings per share (“EPS”) is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to Section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16, basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

The following table provides a reconciliation of the numerator and denominator used in computing basic and diluted net income attributable to common stockholders per common share.

	For the Three Months Ended
	October 31, 2022	October 31, 2021
Numerator:
Net income (loss) attributable to common stockholders	$1,085,527	(5,455)
Effect of dilutive securities:	—	—

Diluted net income (loss)	$1,085,527	$(5,455)

Denominator:
Weighted average common shares outstanding - basic	36,317,857	35,728,821
Dilutive securities (a):
Series B Preferred	-	-
Options	296,778	-
Warrants	-	-

Weighted average common shares outstanding and assumed conversion – diluted	36,614,635	35,728,821

Basic net income (loss) per common share	$0.03	$(0.00)

Diluted net income (loss) per common share	$0.03	$(0.00)

(a) - Anti-dilutive securities excluded:
Series B Preferred shares	708,000	-
Options	30,000	-
Warrants	11,800	-

F-39

	For the Nine Months Ended
	October 31, 2022	October 31, 2021
Numerator:
Net income attributable to common stockholders	$445,978	1,057,994
Effect of dilutive securities:	—	—

Diluted net income	$445,978	$1,057,994

Denominator:
Weighted average common shares outstanding - basic	36,020,209	35,683,484
Dilutive securities (a):
Series B Preferred	-	-
Options	328,324	493,465
Warrants	-	-

Weighted average common shares outstanding and assumed conversion – diluted	36,348,534	36,176,949

Basic net income per common share	$0.01	$0.03

Diluted net income per common share	$0.01	$0.03

(a) - Anti-dilutive securities excluded:
Series B Preferred shares	708,000	-
Options	30,000	-
Warrants	11,800	-

Income Taxes

Income taxes are provided in accordance with ASC 740, “Accounting for Income Taxes”. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the period of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. As of October 31, 2022 and January 31, 2022, the Company recognized a deferred tax asset of $350,895 and $448,501, respectively, which is included in other long-term assets on the condensed consolidated balance sheets. The Company regularly evaluates the need for a valuation allowance related to the deferred tax asset.

Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation. These reclassifications had no effect on reported income, total assets, or stockholders’ equity as previously reported.

Recent Accounting Pronouncements

In May 2021, the FASB issued accounting standards update ASU 2021-04, “Earnings Per Share (Topic 260), Debt— Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options”, to clarify and reduce diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (for example, warrants) that remain equity classified after modification or exchange. The amendments in this ASU are effective for public and nonpublic entities for fiscal years beginning after December 15, 2021, and interim periods with fiscal years beginning after December 15, 2021. Early adoption is permitted, including adoption in an interim period. The Company adopted the new standard on February 1, 2022 and the adoption of the new standard did not have a significant impact on the Company’s condensed consolidated financial statements.

In August 2020, the FASB issued ASU No. 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies an issuer’s accounting for convertible instruments by reducing the number of accounting models that require separate accounting for embedded conversion features. ASU 2020-06 also simplifies the settlement assessment that entities are required to perform to determine whether a contract qualifies for equity classification and makes targeted improvements to the disclosures for convertible instruments and earnings-per-share (EPS) guidance. This update will be effective for the Company’s fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. Entities can elect to adopt the new guidance through either a modified retrospective method of transition or a fully retrospective method of transition. The Company is currently evaluating the impact of the pending adoption of the new standard on its financial statements and intends to adopt the standard as of January 1, 2024.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying condensed consolidated financial statements.

F-40

Note 4 - Property and Equipment:

Property and equipment on October 31, 2022 and January 31, 2022 are as follows:

	October 31, 2022	January 31, 2022
Machinery and Equipment	$5,311,531	$4,934,855
Furniture and Fixtures	281,781	233,615
Leasehold Improvements	3,473,116	3,346,610
	9,066,428	8,515,080
Less: Accumulated Depreciation	5,486,991	4,836,548
	$3,579,437	$3,678,532

Depreciation expense charged to income for the three months ended October 31, 2022 and 2021 amounted to $277,584 and $145,506, respectively. Depreciation expense charged to income for the nine months ended October 31, 2022 and 2021 amounted to $678,710 and $572,238, respectively.

Note 5 – Intangibles, net

Intangibles, net consisted of the following at October 31, 2022:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Remaining Life
Software	$87,639	$(73,815)	$13,824	0.06
Customer relationships	1,862,000	(315,054)	1,546,946	4.13
Tradename and trademarks	79,000	(22,077)	56,923	2.16
	$2,028,639	$(410,946)	$1,617,693

Intangibles, net consisted of the following at January 31, 2022:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Remaining Life
Software	$87,639	$(7,303)	$80,336	2.91
Customer relationships	1,862,000	(33,976)	1,828,024	4.87
Tradename and trademarks	79,000	(2,381)	76,619	2.91
	$2,028,639	$(43,660)	$1,984,979

Amortization expense for the three and nine months ended October 31, 2022 was $137,131 and $367,286, respectively.

We expect the estimated aggregate amortization expense for each of the five succeeding fiscal years to be as follows:

2023 (remaining)	$115,184
2024	402,133
2025	400,782
2026	374,216
2027	325,378
$1,617,693

Note 6 - Related Party Transactions

WWS, Inc.

Alfred D’Agostino, a director of the Company, is an affiliate of WWS, Inc.

For the three months ended October 31, 2022 and 2021, the Company recorded $12,000 in commission expense from WWS, Inc. generated sales. For the nine months ended October 31, 2022 and 2021, the Company recorded $36,000 in commission expense from WWS, Inc. generated sales.

Promissory Note – Related Party

Upon consummation of the acquisition of T&L, the Company executed a $3,000,000 promissory note with the sellers. The promissory note requires annual principal payments of $750,000 payable on each anniversary of the closing, together with accrued interest at a rate of three and one-half (3.5%) per annum. As of October 31, 2022 and January 31, 2022, the outstanding balance under the note including accrued interest was $3,089,170 and $3,009,917, respectively. Interest expense related to this note was $25,897 and $79,253 for the three and nine months ended October 31, 2022, respectively. As of October 31, 2022 and January 31, 2022, accrued interest was $89,170 and $9,917, respectively.

Lease – Related Party

The Company leases a fully contained facility in Farmingdale, NY from 148 Allen Blvd LLC for production and distribution of T&L Creative Salads and Olive Branch products. 148 Allen Blvd LLC is owned by Anthony Morello, Jr., CEO of T&L Acquisition Corp., a 100% owned subsidiary of the Company. This lease term is through November 30, 2031 with the option to extend the lease for two additional ten-year terms with base rent of $20,200 per month through December 31, 2026, increasing after that date to $23,567 through the end of the initial lease term. The exercise of optional renewal is uncertain and therefore excluded from the calculation of the right of use asset. Rent expense pursuant to the lease for the three and nine months ended October 31, 2022 was $65,608 and $196,824, respectively.

Chef Inspirational Foods, Inc.

As noted above in Note 1, the Company acquired a 24% minority interest in Chef Inspirational Foods, Inc. (“CIF”). During the three and nine months ended October 31, 2022, T&L recorded sales of $5,388,611 and $7,339,502 with CIF, respectively, of which $1,258,015 was outstanding and included in accounts receivable on the accompanying condensed consolidated balance sheets at October 31, 2022. During the three and nine months ended October 31, 2022, OB recorded commission expense of $75,465 and $80,565 based on its transactions with CIF, respectively, of which $53,392 was due to CIF and is included in accounts payable and accrued expenses on the accompanying condensed consolidated balance sheets at October 31, 2022.

Other Related Party Transactions

During the nine months ended October 31, 2022, the members of the board of directors and the CFO exercised 130,000 options at an average exercise price of $1.03 per share in exchange for 57,093 shares of common stock. During the nine months ended October 31, 2021, six employees exercised 200,000 options with an average exercise price of $0.81 in exchange for 148,061 shares of common stock.

Note 7 - Loan and Security Agreement

M&T Bank

Effective, January 4, 2019, the Company obtained a $3.5 million working capital line of credit with M&T Bank at LIBOR plus four points with a two-year expiration. On January 29, 2020, the facility was amended to increase the total available balance to $4.0 million as well as extend the maturity date to June 30, 2022. On June 11, 2021, the line was amended to increase the available borrowings to $4.5 million and extended the maturity date to June 30, 2023. On October 26, 2022, the line was amended to increase the available borrowings to $5.5 million and extended the maturity date to June 30, 2024, interest is payable on the unpaid principal amount of the Loan at a variable rate per annum based on the Company’s Senior Funded Debt/EBITDA Ratio (as defined in the Credit Agreement between Borrower and Bank) established with respect to the Borrower as of the date of any advance under the Loan as follows: if the Senior Funded Debt/EBITDA ratio is: (i) greater than 2.25 but less than or equal to 2.50, 4.12 percentage point(s) above one-day (i.e., overnight) SOFR (as defined); (ii) greater than 1.50 but less than or equal to 2.25, 3.62 percentage points above one-day SOFR; or (iii) 1.50 or less, 3.12 percentage points above one-day SOFR. In all events set forth at subsections (i) through (iii) in the preceding sentence, if SOFR shall at any time be less than 0.25%, one-day SOFR shall be deemed to be 0.25% and the foregoing margins shall be applied to the SOFR Index Floor. As part of the extension in June 2021 the Company incurred financing fees of $5,000. These fees are recorded as deferred financing fees and are included in prepaid expenses and other current assets on the balance sheet. These fees are amortized over the remaining life of the line of credit. As of October 31, 2022 and January 31, 2022, there were unamortized fees of $2,917 and $3,542, respectively. The facility is supported by a first priority security interest in all of the Company’s business assets and is further subject to various affirmative and negative financial covenants. The Company was in compliance with the covenants as of October 31, 2022. The covenants were waived by the bank as of January 31, 2022. Advances under the line of credit are limited to eighty percent (80%) of eligible accounts receivable (which is subject to an agreed limitation and is further subject to certain asset concentration provisions) and fifty percent (50%) of eligible inventory (which is subject to an agreed dollar limitation). All advances under the line of credit are due upon maturity. The outstanding balance on the line of credit was $990,000 and $765,000 as of October 31, 2022 and January 31, 2022, respectively. During the three months ended October 31, 2022 and 2021, the Company incurred interest of $33,760 and $0 to M&T Bank for the line of credit agreement, respectively. During the nine months ended October 31, 2022 and 2021, the Company incurred interest of $79,732 and $0 to M&T Bank for the line of credit agreement, respectively.

F-41

As discussed above in Note 2, on December 29, 2021, the Company entered into a loan with M&T Bank for the original principal amount of $7,500,000 payable in monthly installments over a 60-month amortization period (the “Acquisition Note”). The Maturity Date of the Acquisition Note is January 17, 2027. Interest is payable on the unpaid Principal Amount of the Acquisition Note at a variable rate per annum based on the Company’s Senior Funded Debt/EBITDA Ratio (as defined in the Credit Agreement between Borrower and Bank) established with respect to the Borrower as of the date of any advance under the Acquisition Note as follows: if the Senior Funded Debt/EBITDA ratio is: (i) greater than 2.00 but less than or equal to 2.25, 3.87 percentage point(s) above one-day (i.e., overnight) applicable Variable Loan Rate (as defined in the agreement); (ii) greater than 1.50 but less than or equal to 2.25, 3.37 percentage points above Variable Loan Rate; or (iii) 1.50 or less, 2.87 percentage points above applicable Variable Loan Rate. In all events set forth at subsections (i) through (iii) in the preceding sentence, if SOFR shall at any time be less than 0.25%, one-day SOFR shall be deemed to be 0.00% and the foregoing margins shall be applied to the Variable Loan Rates. The Company recorded a debt discount of $58,750 in relation to the debt. For the three and nine months ended October 31, 2022, the Company recorded $3,015 and $9,045 in accretion of the debt discount, respectively. As of October 31, 2022, the outstanding balance and unamortized discount of the Acquisition Note was $6,594,828 and $48,726, respectively. As of January 31, 2022, the outstanding balance and unamortized discount of the Acquisition Note was $7,500,000 and $57,771, respectively. During the three and nine months ended October 31, 2022, the Company incurred interest of $114,408 and $233,572 for the Acquisition Note, respectively.

Note 8 - Concentrations

Revenues

During the three months ended October 31, 2022 and 2021 the Company’s concentration of revenue is as follows:

	For the Three Months Ended
	October 31, 2022	October 31, 2021

Customer
A	28%	* %
B	13%	23%
C	8%	13%
D	7%	* %
E	5%	29%

Notes:

*	% - Not a customer during the period

A - These amounts are sales from Chef Inspiration Foods, a related party.

For the three months ended October 31, 2022, the largest 3 customers represent 28%, 13% and 8% totaling 49% of gross sales with the largest 5 customers representing 61% of gross sales in the same period. For the three months ended October 31, 2021, the three largest customers represented 29%, 23% and 13% totaling 65% of gross sales.

During the nine months ended October 31, 2022 and 2021 the Company’s concentration of revenue is as follows:

	For the Nine Months Ended
	October 31, 2022	October 31, 2021

Customer
A	26%	* %
B	13%	20%
C	10%	32%
D	7%	* %
E	6%	11%

Notes:

*	% - Not a customer during the period

A - These amounts are sales from Chef Inspiration Foods, a related party.

F-42

For the nine months ended October 31, 2022, the largest 3 customers represent 26%, 13% and 10% of gross sales with the largest 5 customers representing 62% of gross sales in the same period. For the nine months ended October 31, 2021, the three largest customers represented 31%, 22% and 11% totaling 64% of gross sales.

As of October 31, 2022, five customers represented approximately 18%, 13%, 13%, 4% and 6% totaling 54% of total gross outstanding receivables, respectively. As of October 31, 2021, these three customers represented approximately 26%, 17% and 14% of total gross outstanding receivables, respectively.

Note 9 - Stockholders’ Equity

Series B Preferred

The Company has designated 200,000 shares of preferred stock, $0.00001 par value per share, for each of the Series B Preferred. The holders of the Series B Preferred Stock shall be entitled to receive, upon liquidation, dissolution or winding up of the Company, the amount of cash, securities or other property to which such holder would be entitled to receive with respect to such shares of Series B Preferred Stock if such shares had been converted to common stock immediately prior to such liquidation.

Holders of the Series B Preferred Stock are entitled to receive cumulative cash dividends at an annual rate of eight percent (8%). Holders of the Series B Preferred Stock shall have no voting rights. Each share of Series B Preferred Stock shall be convertible, at the option of the holder, into shares of common stock at a rate of 1 share of Series B Preferred Stock into 15 shares of common stock. During the three and nine months ended October 31, 2022, the Company declared dividends of $12,413, of which the Company paid $11,313.

On September 13, 2022, the Company closed the first round of the Series B Preferred Stock offering with the sale of 47,200 shares, raising gross proceeds of $1,180,000.

Restricted Stock Units

During the nine months ended October 31, 2022, the Company awarded the CEO a grant of 147,059 restricted stock units (“RSUs”) with a grant date fair value of $200,000. The RSUs will be expensed over the requisite service period. The terms of the RSUs include vesting provisions based solely on continued service. If the service criteria are satisfied, the RSUs will vest during September 2023, September 2024, September 2025 and September 2026. As of October 31, 2022, there were 147,059 unvested shares.

During the three and nine months ended October 31, 2022, the Company recognized share-based compensation related to restricted stock units of an aggregate of $7,671 and unrecognized share-based compensation of $192,329.

The following is a summary of the Company’s restricted stock units activity:

	Restricted Stock Units	Weighted Average Exercise Price
Unvested – February 1, 2022	14,000	$2.83
Granted	147,059	$1.36
Vested	-	$-
Forfeited	(14,000)	$2.83
Outstanding – October 31, 2022	147,059	$1.36

For the three and nine months ended October 31, 2021, the Company recognized share-based compensation related to restricted stock units of an aggregate of $18,933.

F-43

Options

The following is a summary of the Company’s option activity:

	Options	Weighted Average Exercise Price
Outstanding – February 1, 2022	669,000	$0.66
Exercisable – February 1, 2022	666,500	$0.65
Granted	150,000	$1.48
Exercised	(130,000)	$1.00
Outstanding – October 31, 2022	689,000	$0.77
Exercisable – October 31, 2022	539,000	$0.57

	Options Outstanding			Options Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.39 – 1.48	689,000	2.57	$0.77	539,000	$0.57

At October 31, 2022, the total intrinsic value of options outstanding and exercisable was $257,379.

During the nine months ended October 31, 2022, the members of the board of directors and the CFO exercised 130,000 options at an average exercise price of $1.00 per share in exchange for 57,093 shares of common stock.

During the nine months ended October 31, 2021, seven employees exercised a total of 200,000 options at an average exercise price of $0.81 per share for aggregate proceeds of $19,080 in exchange for 148,061 shares of common stock.

For the three months ended October 31, 2022 and 2021, the Company recognized share-based compensation related to options of an aggregate of $15,955 and $748, respectively, which is included in general and administrative expenses on the accompanying condensed consolidated statements of operations. For the nine months ended October 31, 2022 and 2021, the Company recognized share-based compensation related to options of an aggregate of $28,288 and $1,534, respectively, which is included in general and administrative expenses on the accompanying condensed consolidated statements of operations. At October 31, 2022, there was unrecognized share-based compensation of $144,115.

Warrants

In conjunction with the Series B Preferred offering, the placement agent received one warrant for every $100 invested. The fair value of the warrants as of grant date was $16,520 and was valued using a Black-Scholes option pricing model using the following assumptions:

September 13, 2022
Risk-free interest rate	3.58%
Expected life of grants	5 years
Expected volatility of underlying stock	82.52%
Dividends	0%

The following is a summary of the Company’s warrant activity:

	Warrants	Weighted Average Exercise Price
Outstanding – February 1, 2022	-	$-
Exercisable – February 1, 2022	-	$-
Granted	11,800	$2.25
Exercised	-	$-
Outstanding – October 31, 2022	11,800	$2.25
Exercisable – October 31, 2022	11,800	$2.25

	Warrants Outstanding			Warrants Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$2.25	11,800	4.87	$2.25	11,800	$2.25

At October 31, 2022, the total intrinsic value of warrants outstanding and exercisable was $0.

F-44

Note 10 - Commitments and Contingencies

Insurance Claim

The Company maintains insurance for both property damage and business interruption relating to catastrophic events, such as fires. Insurance recoveries received for property damage and business interruption in excess of the net book value of damaged assets, clean-up and demolition costs, and post-event costs are recognized as income in the period received or committed when all contingencies associated with the recoveries are resolved. Gains on insurance recoveries related to business interruption are recorded within “Cost of sales” and any gains or losses related to property damage are recorded within “Other income (expense)” on the condensed consolidated statements of income.

On December 7, 2020, the Company experienced a fire at its plant in a spiral oven. The spiral oven was rebuilt and was fully put back into service in late February 2021. The estimated loss was approximately $656,700 which included loss of business, the rebuild of the spiral oven, additional expenses to clean plant and lost material and packaging. During the nine months ended October 31, 2021, the Company received $152,850 relating to business interruption insurance which was recorded as a component of costs of sales on the condensed consolidated statements of income. The Company received the remaining amount of proceeds for the property damage claim, resulting in other income of $91,312. This amount was offset by repairs and maintenance expense of $12,475 as well as the costs of additions and parts of the oven and roof totaling $47,669. No additional proceeds were received or costs incurred during the nine months ended October 31, 2022.

Litigation, Claims and Assessments

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

Licensing and Royalty Agreements

On March 1, 2010, the Company was assigned a Development and License agreement (the “Agreement”). Under the terms of the Agreement the Licensor shall develop for the Company a line of beef meatballs with sauce, turkey meatballs with sauce and other similar meats and sauces for commercial manufacture, distribution and sale (each a “Licensor Product” and collectively the “Licensor Products”). Licensor shall work with Licensee to develop Licensor Products that are acceptable to Licensee. Upon acceptance of a Licensor Product by Licensee, Licensor’s trade secret recipes, formulas methods and ingredients for the preparation and production of such Licensor Products (the “Recipes”) shall be subject to this Development and License Agreement.

The Exclusive Term began on January 1, 2009 (the “Effective Date”) and ends on the 50th anniversary of the Effective Date.

The Royalty Rate shall be: 6% of net sales up to $500,000 of net sales for each Agreement year; 4% of Net Sales from $500,000 up to $2,500,000 of Net Sales for each Agreement year; 2% of Net Sales from $2,500,000 up to $20,000,000 of Net Sales for each Agreement year; and 1% of Net Sales in excess of $20,000,000 of Net Sales for each Agreement year.

F-45

In order to continue the Exclusive term, the Company shall pay a minimum royalty with respect to the preceding Agreement year as follows:

Agreement Year	Minimum Royalty to be Paid with Respect to Such Agreement Year
1st and 2nd	$-
3rd and 4th	$50,000
5th, 6th and 7th	$75,000
8th and 9th	$100,000
10th and thereafter	$125,000

The Company incurred $116,912 and $99,457 of royalty expenses for the three months ended October 31, 2022 and 2021, respectively. The Company incurred $391,887 and $391,433 of royalty expenses for the nine months ended October 31, 2022 and 2021, respectively. Royalty expenses are included in general and administrative expenses on the condensed consolidated statements of operations.

Agreements with Placement Agents and Finders

Spartan Capital, LLC

The Company entered into a fourth Financial Advisory and Investment Banking Agreement with Spartan Capital Securities, LLC (“Spartan”) effective April 1, 2015 (the “Spartan Advisory Agreement”). Pursuant to the Spartan Advisory Agreement, if the Company enters into a change of control transaction during the term of the agreement through October 1, 2022, the Company shall pay to Spartan a fee equal to 3% of the consideration paid or received by the Company and/or its stockholders in such transaction. Upon consummation of the acquisition of T&L and OB in December 2021, the Company paid Spartan $401,322 pursuant to the advisory agreement. Based on this agreement with Spartan, during the nine months ended October 31, 2022, the Company paid Spartan $36,000 upon the consummation of CIF purchase.

AGES Financial Services. Ltd.

On July 6, 2022, the Company executed a Proposed Offering Engagement Letter with AGES Financial Services. Ltd. (“AGES”) to act as a non-exclusive (i) dealer-manager, (ii) placement agent and/or (iii) financial advisor for a proposed issuance, or series of issuances, for up to $5,000,000 of the Company’s Series B Convertible Preferred Stock (“Proposed Offering”) in a private placement to be conducted by the Company pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 506(b) of Regulation D promulgated by the Commission under the Securities Act of 1933, as amended. Unless terminated prior to December 31, 2022, the period of the Engagement runs from July 5, 2022 through December 31, 2022.

In consideration for its services in the Proposed Offering, AGES shall be entitled a cash fee equal to four percent (4%) of the net dollar amount received by the Company from investors sourced by AGES plus five-year warrants to buy Common Stock of the Company at the rate of 1 warrant for every $100 of such net dollar amount. The Company shall be responsible for payment of all expenses relating to the proposed offering, including but not limited to costs associated with the registration of any Common Stock which may be issued upon conversion of the Series B Convertible Preferred Stock.

Series B Preferred Shares to be Issued

During October 2022, the Company received net proceeds of $185,000 from accredited investors pursuant to the above Offering which has yet to close and the shares have yet to be issued. The funds received are to be used for working capital purposes. The outstanding amount as of October 31, 2022 was $185,000 and is shown as “Liability for Series B Preferred Shares to be issued, net” on the accompanying condensed consolidated balance sheets. On November 17, 2022, the Company held a final closing of its offering of Series B Preferred Stock, wherein it sold an additional 7,400 shares of Series B Preferred Stock for gross proceeds of $185,000.

F-46

Appointment of Chief Executive Officer

On June 21, 2022, the Board approved the appointment of Mr. Adam L. Michaels as the Company’s Chief Executive Officer and member of the Board of Directors, effective as of September 6, 2022. As compensation for his services, the Company shall pay Mr. Michaels an annual base salary of $325,000 for a 5-year period ending September 5, 2027. In addition to his base salary, Mr. Michaels is eligible for an annual bonus and equity awards. These equity awards include annual restricted stock units, sign on stock units, performance stock units and profit-sharing units which will vest as defined in the employment agreement.

Appointment of Chief Financial Officer

On September 12, 2022, the Board approved the appointment of Mr. Anthony J. Gruber as the Company’s Chief Financial Officer, effective as of September 12, 2022. As compensation for his services, the Company shall pay Mr. Gruber an annual base salary of $250,000 for a 5-year period ending September 11, 2027. In addition to his base salary, Mr. Gruber is eligible for an annual bonus and equity awards. These equity awards include performance stock units which will vest as defined in the employment agreement.

Note 11 – Income Taxes

The Company’s effective tax rate for the three and nine months ending October 31, 2022 is 21.8% and 22.4%, respectively. Differences with statutory rate primarily relate to state taxes. Deferred tax assets are net operating loss carryforwards and other assets.

Deferred taxes are caused primarily by net operating loss carryforwards. U.S. Tax Legislation enacted in 2017 (the “TCJA”) has significantly changed certain aspects of U.S. federal income taxation. Net Operating Losses (“NOLs”) generated in 2017 and prior years can be carried forward for 20 years. NOLs generated in 2018 – 2020, as enacted by the CARES Act, can be carried forward indefinitely. However, NOLs generated in 2021 are also carried forward indefinitely but limited to 80% of taxable income.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon future generation for taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. There was no valuation allowance as of October 31, 2022 or January 31, 2022.

The Company evaluated the provisions of ASC 740 related to the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. ASC 740 prescribes a comprehensive model for how a company should recognize, present, and disclose uncertain positions that the Company has taken or expects to take in its tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. Differences between tax positions taken or expected to be taken in a tax return and the net benefit recognized and measured pursuant to the interpretation are referred to as “unrecognized benefits.” A liability is recognized (or amount of net operating loss carry forward or amount of tax refundable is reduced) for unrecognized tax benefit because it represents an enterprise’s potential future obligation to the taxing authority for a tax position that was not recognized as a result of applying the provisions of ASC 740.

The actual yearly tax rate will vary due to numerous factors, such as level and geographic mix of income and losses, acquisitions, investments, intercompany transactions, our stock price, changes in our deferred tax assets and liabilities and their valuation, changes in the laws, regulations, administrative practices, principles, and interpretations related to tax, including changes to the global tax framework and other laws and accounting rules in various jurisdictions.

Note 12 – Subsequent Events

On November 17, 2022, the Company held a final closing of its offering of Series B Preferred Stock, wherein it sold an additional 7,400 shares of Series B Preferred Stock for gross proceeds of $185,000.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in or incorporated by reference in this prospectus in connection with the offer made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any security other than the securities offered hereby, nor does it constitute an offer to sell or a solicitation of any offer to buy any of the shares offered by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.

Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

The date of this prospectus is March 15, 2023.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Although we will receive no proceeds from the sale of shares pursuant to this prospectus, we have agreed to bear the costs and expenses of the registration of the shares. Our expenses in connection with the issuance and distribution of the securities being registered are estimated as follows:

Nature of expense	Amount
SEC Registration fee	$173.29
Accounting fees and expenses	$10,000.00
Legal fees and expenses	$10,000.00
Printing expenses	$3,000.00
Miscellaneous	$1,000.00

TOTAL	$24,173.29

All amounts are estimates other than the Securities and Exchange Commission’s registration fee. We are paying all expenses of the offering listed above through advances to the Company by the Company’s founding shareholders. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Pursuant to our Certificate of Incorporation and By-Laws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The prior discussion of indemnification in this paragraph is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions. However, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

Below is a list of securities sold by us from February 1, 2022 through January 31, 2023 which were not registered under the Securities Act.

Common Stock:

Name of Purchaser	Issue Date	Security	Shares	Consideration
Steven Burns	5/17/2022.	Common	8,491	Option exercise
Lawrence Morgenstein	4/26/2022	Common	15,675	Compensation
Siegel Suffolk Family LLC	6/29/2022	Common	250,986	Acquisition
R&I Loeb Family LLC	6/29/2022	Common.	250,986	Acquisition
Thomas Toto	6/24/2022	Common.	25,000	Option exercise
Alfred D’Agostino	6/24/2022	Common	3,963	Option Exercise
Dean Janeway	6/24/2022	Common	3,963	Option Exercise

The securities issued in the abovementioned transactions were issued in connection with private placements exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, pursuant to the terms of Section 4(2) of that Act and Rule 506 of Regulation D.

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Item 16. Exhibits

Exhibit No.	Description
3.1(a)	Articles of Incorporation of MamaMancini’s Holdings, Inc. (previously filed)
3.1(b)	Certificate of Amendment to Certificate of Incorporation of MamaMancini’s Holdings, Inc. dated as of February 26, 2013 (previously filed)
3.2	Bylaws of MamaMancini’s Holdings, Inc. (previously filed)
5.1	Legal Opinion of Legal Robert Diener, Esq.
23.1	Legal Opinion of Legal Robert Diener, Esq. (included with Exhibit 5.1)
23.2	Consent of Independent Auditors

Item 17. Undertakings

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Provided however, that:

A.	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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4.	If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of East Rutherford in the State of New Jersey on the 15th day of March, 2023.

MamaMancini’s Holdings, Inc.
(Registrant)

By:	/s/ Adam L. Michaels
Adam L. Michaels
Chief Executive Officer, Chairman of the Board of Directors

By:	/s/ Anthony Gruber
Anthony Gruber
Chief Financial Officer
(Principal Financial and Accounting Officer)

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Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following person on behalf of the registrant and in the capacity and on the date indicated.

By:	/s/ Adam L. Michaels
Adam L. Michaels
Chief Executive Officer, Chairman of the Board of Directors

Date	March 15, 2023

By:	/s/ Matthew Brown
Matthew Brown
President, Director

Date	March 15, 2023

By:	/s/ Anthony Gruber
Anthony Gruber
Chief Financial Officer

Date	March 15, 2023

By:	/s/ Steven Burns
Steven Burns
Executive Vice President, Director

Date	March 15, 2023

By:	/s/ Alfred D’Agostino
Alfred D’Agostino
Director

Date	March 15, 2023

By:	/s/ Tom Toto
Tom Toto
Director

Date	March 15, 2023

/s/ Dean Janeway
Dean Janeway
Director

Date	March 15, 2023

/s/ Michael Stengel
Michael Stengel
Director

Date	March 15, 2023

/s/ Meghan Henson
Meghan Henson Director

Date	March 15, 2023

/s/ Shirley Romig
Shirley Romig

Date	March 15, 2023

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EXHIBIT LIST

Exhibit No.	Description
3.1(a)	Articles of Incorporation of MamaMancini’s Holdings, Inc. (previously filed)
3.1(b)	Certificate of Amendment to Certificate of Incorporation of MamaMancini’s Holdings, Inc. dated as of February 26, 2013 (previously filed)
3.2	Bylaws of MamaMancini’s Holdings, Inc. (previously filed)
5.1	Legal Opinion of Legal Robert Diener, Esq.
23.1	Legal Opinion of Legal Robert Diener, Esq. (included with Exhibit 5.1)
23.2	Consent of Independent Auditors
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
107	Filing Fee Table

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